--------------------------------------------------------------------------------


                               SE Financial Corp.



                                   CONVERSION

                                   VALUATION

                                   APPRAISAL


Date of Market Prices:                                          January 20, 2004

--------------------------------------------------------------------------------

                                Table of Contents
                               SE Financial Corp.
                           Philadelphia, Pennsylvania

Table of Contents                                                                                                 I
-------------------------------------------------------------------------------------------------------------------

Introduction                                                                                                      1
-------------------------------------------------------------------------------------------------------------------

1. Overview and Financial Analysis                                                                                4

   GENERAL OVERVIEW                                                                                               4
   HISTORY                                                                                                        5
   BALANCE SHEET TRENDS                                                                                           6
   LOAN PORTFOLIO                                                                                                 9
   INVESTMENTS                                                                                                   12
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                                                    13
   ASSET QUALITY                                                                                                 14
   FUNDING COMPOSITION                                                                                           17
   ASSET/LIABILITY MANAGEMENT                                                                                    19
   NET WORTH AND CAPITAL                                                                                         20
   SPREAD & MARGIN                                                                                               21
   LEGAL PROCEEDINGS                                                                                             25
   SUBSIDIARIES                                                                                                  25


2. Market Area Analysis                                                                                          26
-------------------------------------------------------------------------------------------------------------------

   MARKET AREA DEMOGRAPHICS                                                                                      27
   MARKET AREA DEPOSIT CHARACTERISTICS                                                                           29


3. Comparisons With Publicly Traded Thrifts                                                                      31
-------------------------------------------------------------------------------------------------------------------

   INTRODUCTION                                                                                                  31
   SELECTION CRITERIA                                                                                            31
   OVERVIEW OF THE COMPARABLES                                                                                   37


4.  Market Value Determination                                                                                   40
-------------------------------------------------------------------------------------------------------------------

   COMPARABLE GROUP ADJUSTMENTS                                                                                  40
   FINANCIAL CONDITION                                                                                           41
   BALANCE SHEET GROWTH                                                                                          45
   EARNINGS QUALITY, PREDICTABILITY AND GROWTH                                                                   47
   MARKET AREA                                                                                                   52
   CASH DIVIDENDS                                                                                                54
   LIQUIDITY OF THE ISSUE                                                                                        56
   RECENT REGULATORY MATTERS                                                                                     58
   MANAGEMENT                                                                                                    59
   SUBSCRIPTION INTEREST                                                                                         60
   VALUATION ADJUSTMENTS                                                                                         63


5.  Valuation                                                                                                    64
-------------------------------------------------------------------------------------------------------------------

   DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES                                                             64
   OFFERING VALUE IN RELATION TO COMPARABLES                                                                     66
   VALUATION CONCLUSION                                                                                          68

-------------------------------------------------------------------------------------------------------------------

                                 List of Figures
                               SE Financial Corp.
                           Philadelphia, Pennsylvania

FIGURE 1 - CURRENT FACILITIES LIST                                                                                4
Figure 2 - Asset and Retained Earnings Chart                                                                      6
Figure 3 - Key Balance Sheet Data                                                                                 7
Figure 4 - Key Ratios                                                                                             8
Figure 5 - Net Loans Receivable Chart                                                                             9
Figure 6 - Loan Mix as of October 31, 2003 Chart                                                                 10
Figure 7 - Loan Mix                                                                                              11
Figure 8 - Securities Chart                                                                                      12
Figure 9 - Investment Mix                                                                                        13
Figure 10 - Asset Quality Chart                                                                                  14
Figure 11 - Nonperforming Loans                                                                                  15
Figure 12 - Allowance for Possible Loan and Lease Losses Chart                                                   16
Figure 13 - Deposit and Borrowing Trend Chart                                                                    17
Figure 14 - Deposit Mix                                                                                          18
Figure 15 - Net Portfolio Value                                                                                  19
Figure 16 - Capital analysis                                                                                     20
Figure 17 - Average Yields and Costs                                                                             21
Figure 18 - Spread and Margin Chart                                                                              22
Figure 19 - Income Statement Trends                                                                              23
Figure 20 - Profitability Trend chart                                                                            24
Figure 21 - Market Area Maps                                                                                     26
Figure 22 - Population Demographics for 19148, Philadelphia                                                      27
Figure 23 - Population Demographics for 08080, Sewell                                                            28
Figure 24 - 19148, Philadelphia Market Share                                                                     29
Figure 25 - 08080, Sewell Market Share                                                                           30
Figure 26 - Size Discount                                                                                        33
Figure 27 - Northeast Thrifts < $500M                                                                            34
Figure 28 - Comparable Group                                                                                     36
Figure 29 - Key Financial Indicators                                                                             39
Figure 30 - Key Balance Sheet Data                                                                               41
Figure 31 - Capital Data                                                                                         42
Figure 32 - Asset Quality Table                                                                                  43
Figure 33 - Balance Sheet Growth Data                                                                            45
Figure 34 - Net Income Chart                                                                                     48
Figure 35 - Profitability Data                                                                                   49
Figure 36 - Income Statement Data                                                                                50
Figure 37 - Market Area Data                                                                                     52
Figure 38 - Dividend Data                                                                                        54
Figure 39 - Market Capitalization Data                                                                           56
Figure 40 - Pink Sheet Trading Discount                                                                          57
Figure 41 - Standard Conversion Pro Forma Pricing Multiples                                                      61
Figure 42 - After Market Performance                                                                             62
Figure 43 - Value Range - Full Offering                                                                          66
Figure 44 - Value Range Pricing Multiples                                                                        66
Figure 45 - Comparable Pricing Multiples to the Bank's Pro Forma Midpoint                                        67
Figure 46 - Comparable Pricing Multiples to the Bank's Pro Forma Super maximum                                   67

--------------------------------------------------------------------------------

                                List of Exhibits
                               SE Financial Corp.
                           Philadelphia, Pennsylvania

   Exhibit
--------------

          1.   Profile of FinPro, Inc.
          2.   Consolidated Balance Sheet
          3.   Consolidated Income Statement
          4.   Consolidated Statement of Changes in Retained Earnings
          5.   Consolidated Statement of Cash Flows
          6.   Selected Financial Data
          7.   Industry Multiples
          8.   List of  Fully  Converted  Thrifts  Located  in the Mid  Atlantic
               Region
          9.   Standard Conversions 2001 to Date
          10.  Appraisal Pro Forma October 31, 2003 - Full Offering 12 Months
          11. Offering Circular Pro Forma October 31, 2003 - Full Offering 12 Months

--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                                   Page:  1
================================================================================


Introduction

This report represents FinPro, Inc.'s ("FinPro") updated independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of SE Financial Corp. (the "Company") in connection with the Plan of Conversion (the "Conversion") of St. Edmond's Federal Savings Bank, (the "Bank" or "St. Edmond's") from a federally-chartered mutual savings bank to a stock savings bank. As part of the Conversion, the Bank will become a wholly owned subsidiary of SE Financial Corp.

In compiling the pro forma financials, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:



          o    100% of the stock will be offered to the public,
          o    the stock will be issued at $10.00 per share,
          o    the conversion expenses will be $461 thousand at the midpoint,
          o there will be an 8% ESOP funded internally, amortized over 10 years straight-line,
          o    there will be a 4% MRP, amortized over 5 years straight-line,
          o the pro forma income is adjusted for the Incentive Retirement Plan that was implemented by the Bank effective January 1, 2004 which provides for the award of units with a value of up to 10% of the Bank's earnings.
          o    the tax rate is assumed at 38.00%, and
          o the net proceeds will be invested at the three-year treasury rate of 2.33%, pre-tax.

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the tax qualified Employee Plans, to Supplemental Eligible Account Holders, and to Other Members. This appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Conversion Valuation Appraisal Report                                   Page:  2
================================================================================

In the course of preparing our report, we reviewed the financial statements of the Bank's operations for the year ended October 31, 2003, and the Bank's audited financials for the year ended October 31, 2002. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form SB-2 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board, S.R. Snodgrass, A.C. (the Bank's independent auditor), Sandler O'Neill & Partners, L.P. (the Bank's underwriter), and Malizia, Spidi & Fisch, P.C. (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the stock issuance. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the stock issuance will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

Conversion Valuation Appraisal Report                                   Page:  3
================================================================================

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                   Page:  4
================================================================================

1.  Overview and Financial Analysis

        ------------------------------------
                   GENERAL OVERVIEW
        ------------------------------------


The Bank, after the Conversion, will be a federally-chartered stock savings bank. As of October 31, 2003, the Bank had $87.4 million in total assets, $72.3 million in deposits, $50.7 million in net loans and $7.7 million in equity.

The following table shows the Bank's facilities as of October 31, 2003.


                       FIGURE 1 - CURRENT FACILITIES LIST

--------------------------------------------------------------------------------
                                                                      Net Book
                                           Year      Leased or        Value at
Location                                  Opened       Owned       Oct 31, 2003
--------------------------------------------------------------------------------

Main Office                                 1991      Owned         $ 1,057,500
1901-03 E. Passyunk Avenue
Philadelphia, PA 19148

Washingtown Township Branch                 1996      Owned            $ 91,500
438 Ganttown Road
Suite 1-A
Sewell, NJ 08080
--------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                   Page:  5
--------------------------------------------------------------------------------


      ------------------------------------------
                       HISTORY
      ------------------------------------------


St. Edmond's Federal Savings Bank was originally chartered and began operations in 1912 as St. Edmond's Building and Loan Association. It became a federally-chartered savings bank in 1995. The Bank's deposits are federally insured by the Savings Association Insurance Fund as administered by the Federal Deposit Insurance Corporation (the "FDIC'). The Bank is regulated by the OTS and the FDIC.

The Bank is a community-oriented savings organization, providing traditional retail banking services, one- to four-family residential mortgage loans, multi-family mortgage loans, commercial mortgage loans, construction loans, home equity loans, savings account loans and other consumer loans, including auto loans and personal loans. The Bank conducts its operations through its main office located in Philadelphia, Pennsylvania and a branch office located in Sewell, New Jersey.

Conversion Valuation Appraisal Report                                   Page:  6
================================================================================

      ------------------------------------------
               BALANCE SHEET TRENDS
      ------------------------------------------


The Bank's balance sheet increased by $2.1 million, or 2.47%, from $85.3 million at October 31, 2002 to $87.4 million at October 31, 2003.

Equity has increased $285 thousand, or 3.86%, from $7.4 million at October 31, 2002 to $7.7 million at October 31, 2003. The equity to assets ratio is currently 8.78%.


                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART


                                [GRAPHIC OMITTED]


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                   Page:  7
================================================================================


The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.

                        FIGURE 3 - KEY BALANCE SHEET DATA



             ----------------------------------------------------
                                               At October 31,
                                              2003       2002
             ----------------------------------------------------
                                              ($ in thousands)
             Balance Sheet Data:
             Assets                       $ 87,367   $ 85,261
             Loans receivable, net          50,730     51,689
             Investment securities          27,337     23,492
             Cash and cash equivalents       6,304      7,301
             Deposits                       72,273     70,015
             FHLB advances                   6,637      6,694
             Total equity                    7,672      7,387
             ----------------------------------------------------


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                   Page:  8
================================================================================

                              FIGURE 4 - KEY RATIOS



--------------------------------------------------------------------------------
                                                              At or For the
                                                          Year Ended October 31,
                                                          ----------------------
                                                                  2003     2002
--------------------------------------------------------------------------------
Performance ratios:
Return on average assets (net income divided by average
total assets                                                     0.64%    0.63%
Return on average equity (net income divided by average
equity)                                                          7.23%    7.48%
Net interest rate spread                                         2.95%    3.18%
Net interest margin on average interest-earnings assets          3.26%    3.54%
Average interest-earning assets to average interest-bearing
liabilities                                                    110.36%  109.56%
Efficiency ratio (noninterest expense divided by the sum of
net interest and noninterest income)                            71.24%   71.34%

Asset Quality Ratios:
Nonperforming loans to total loans, net                          0.75%    1.06%
Nonperforming assets to total assets                             0.48%    0.65%
Net charge-offs to average loans outstanding                     0.07%    0.33%
Allowance for loan losses to total loans                         0.51%    0.51%

Capital Ratios:
Average equity to average assets                                 8.89%    8.40%
Equity to assets at period end                                   8.78%    8.66%
--------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                   Page:  9
================================================================================

      ------------------------------------------
                    LOAN PORTFOLIO
      ------------------------------------------


The Bank's loan portfolio has decreased by $959 thousand from October 31, 2002 to October 31, 2003, and as a percent of assets, the loan portfolio has decreased from 60.62% to 58.07%.

                      FIGURE 5 - NET LOANS RECEIVABLE CHART


                               [GRAPHIC OMITTED]

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  10
================================================================================


The Bank is primarily a 1-4 family mortgage and home equity lender.



                FIGURE 6 - LOAN MIX AS OF OCTOBER 31, 2003 CHART


                               [GRAPHIC OMITTED]


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  11
================================================================================


The Bank's loan mix remains primarily real estate-oriented in its composition.

                               FIGURE 7 - LOAN MIX

-------------------------------------------------------------------------------------
                                                      At October 31,
                                              2003                       2002
                                        Amount     Percent        Amount     Percent
-------------------------------------------------------------------------------------
                                                  (Dollars in Thousands)
Type of Loans:
--------------
Real estate mortgage:
   Mortgage loans:
   One-to-four family                 $ 36,151      74.51%      $ 39,753      76.23%
   Multi-family and commercial             466       2.94%         1,289       2.47%
   Commercial                            4,006       7.84%         4,334       8.31%
   Construction                          1,416       0.75%           151       0.29%
Home equity loans                        8,409      12.73%         5,851      11.22%
Loans on savings accounts                  473       0.93%           425       0.82%
Other                                      151       0.30%           343       0.66%
                                      --------------------      --------------------
              Total loans               51,072     100.00%        52,146     100.00%
                                                   ======                    ======

Less:
   Net deferred loan fees and
   unamortized premiums                     79                       190
   Allowance for loan losses               263                       267
                                      ---------                 ---------


   Total loans, net                   $ 50,730                  $ 51,689
                                      ========                  ========

-------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  12
================================================================================

      ------------------------------------------
                     INVESTMENTS
      ------------------------------------------


The Bank increased its portfolio from $23.5 million at October 31, 2002, to $27.3 million at October 31, 2003.

                           FIGURE 8 - SECURITIES CHART

                                [GRAPHIC OMITTED]

Source:  Offering Prospectus
Note:  Values graphed are the fair value of investments.

Conversion Valuation Appraisal Report                                  Page:  13
================================================================================

      ------------------------------------------
      INVESTMENTS AND MORTGAGE-BACKED SECURITIES
      ------------------------------------------


The following table illustrates the Bank's investment portfolio.

                            FIGURE 9 - INVESTMENT MIX


----------------------------------------------------------------------------
                                                            At October 31,
                                                            2003      2002
                                                            ----      ----
                                                          ($ in thousands)
----------------------------------------------------------------------------
Securities Available for Sale (at fair value):
Mortgage-backed securities                               $ 10,933  $ 17,523
U.S. government agency securities                          13,482     4,779
Municipal securities                                        2,741     1,012
Mutual funds                                                  181       178
                                                         ------------------
Total securities available for sale                      $ 27,337  $ 23,492
                                                         ==================
----------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  14
================================================================================

      ------------------------------------------
                    ASSET QUALITY
      ------------------------------------------


The Bank's level of nonperforming loans has decreased from $550 thousand at October 31, 2002 to $382 thousand at October 31, 2003. The nonperforming loans as a percentage of loans also decreased.

                         FIGURE 10 - ASSET QUALITY CHART

                                [GRAPHIC OMITTED]

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  15
================================================================================


At October 31, 2003, the Bank's nonperforming loans to loan ratio was 0.75% and the nonperforming assets to total assets ratio was 0.48%.

                         FIGURE 11 - NONPERFORMING LOANS


--------------------------------------------------------------------------------------------
                                                                              At October 31,
                                                                            2003       2002
                                                                      (Dollars in thousands)
--------------------------------------------------------------------------------------------
Loans accounted for on a non-accrual basis:
Mortgage loans:
One-to-four family                                                         $ 311      $ 499
Multi-family                                                                  59          -
Commercial real estate                                                         -         18
Home equity loans                                                              -         26
                                                                           -----      -----
Total                                                                      $ 370      $ 543
                                                                           =====      =====

Accruing loans which are contractually past due 90 days or more:
Loans on savings accounts                                                     12          1
Other                                                                          -          6
                                                                           -----      -----
Total                                                                      $  12      $   7
                                                                           =====      =====
Total non-performing loans                                                 $ 382      $ 550
                                                                           =====      =====
Real estate owned                                                          $  39      $  25
                                                                           =====      =====
Other nonperforming assets                                                 $   -      $   -
                                                                           =====      =====
Total nonperforming assets                                                 $ 421      $ 575
                                                                           =====      =====
Total nonperforming loans to net loans                                     0.75%      1.06%
                                                                           =====      =====
Total nonperforming loans to total assets                                  0.44%      0.65%
                                                                           =====      =====
Total nonperforming assets to total assets                                 0.48%      0.67%
                                                                           =====      =====

--------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  16
================================================================================


The ALLL decline $4 thousand between October 31, 2002 and October 31, 2003. The Bank's ALLL to loans ratio was 0.51% at October 31, 2003.

         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART


                               [GRAPHIC OMITTED]

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  17
================================================================================

      ------------------------------------------
                 FUNDING COMPOSITION
      ------------------------------------------


Deposits have increased from $70.0 million at October 31, 2002 to $72.3 million at October 31, 2003. The Bank has $6.6 million in outstanding borrowings as of October 31, 2003.

                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART

                               [GRAPHIC OMITTED]

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  18
================================================================================


The Bank's deposit mix as of October 31, 2003 is heavily weighted in time deposits.

                             FIGURE 14 - DEPOSIT MIX


                                [GRAPHIC OMITTED]


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  19
================================================================================

      ------------------------------------------
              ASSET/LIABILITY MANAGEMENT
      ------------------------------------------


The following chart depicts the Bank's Net Portfolio Value ("NPV") at September 30, 2003 under all rate shocks.

                         FIGURE 15 - NET PORTFOLIO VALUE

---------------------------------------------------------------------------------------------------
                          Net Portfolio Value ("NPV")           NPV as % of Present Value of Assets
                    -----------------------------------------   -----------------------------------
                                                   Percentage
Changes in Rates                        Amount of    of NPV          NPV Ratio          Change
(basis points)      Estimated NPV       ($) Change   Change             (%)         (basis points)
---------------------------------------------------------------------------------------------------

+300 bp               $ 7,435          $ (3,193)      -30%              8.70%           (289)
+200 bp                 8,716            (1,912)      -18%              9.94%           (165)
+100 bp                 9,812              (816)       -8%             10.93%            (67)
0 bp                   10,628                --         --             11.59%              -
-100 bp                10,500              (128)       -1%             11.32%            (27)
-200                        -                 -         -%                 -%              -
-300                        -                 -         -%                 -%              -
---------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  20
================================================================================

      ------------------------------------------
                NET WORTH AND CAPITAL
      ------------------------------------------


At October 31, 2003, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          FIGURE 16 - CAPITAL ANALYSIS



      -----------------------------------------------------------------
                                       Historical at October 31, 2003
                                      ---------------------------------
      Regulatory Capital Position                     Percentage of
                                         Amount          Assets
      -----------------------------------------------------------------

      GAAP Capital                         $ 7,672               8.78%

      Tier 1 (Core) Capital
      Capital Level                        $ 7,756               8.86%
      Requirement                            3,500               4.00%
      -----------------------------------------------------------------
      Excess                               $ 4,256               4.86%

      Total Risk-Based Capital
      Capital Level                        $ 8,018              21.03%
      Requirement                            3,050               8.00%
      -----------------------------------------------------------------
      Excess                               $ 4,968              13.03%
      -----------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  21
================================================================================

      ------------------------------------------
                   SPREAD & MARGIN
      ------------------------------------------


The net interest spread and margin decreased between the years ended October 31, 2002 and October 31, 2003.

                      FIGURE 17 - AVERAGE YIELDS AND COSTS

---------------------------------------------------------------------------------------------------------------------------------
                                                                            For the Year Ended October 31,
                                                    -----------------------------------------------------------------------------
                                                                      2003                                   2002
                                                                                 Average                                  Average
                                                        Average                  Yield/        Average                    Yield/
                                                        Balance     Interest       Cost        Balance     Interest        Cost
---------------------------------------------------------------------------------------------------------------------------------
                                                                 (Dollars in thousands)
Interest-earning assets:
Loans receivable net                                    $ 49,785     $ 3,934       7.90%       $ 55,382     $ 4,650        8.40%
Investment Securities                                     27,839       1,111       4.13%         20,972       1,094        5.26%
Other interest-earning assets                             5,487           75       1.37%          4,117          93        2.26%
Total interest-earning assets                             83,111     $ 5,120       6.21%         80,471     $ 5,837        7.27%
                                                                     -------                                -------
Non-interest-earning assets                                3,375                                  3,659
                                                        --------                               --------
Total assets                                            $ 86,486                               $ 84,130
                                                        ========                               ========

Interest-bearing liabilities:
Interest-bearing demand deposits                        $  2,968     $    36       1.21%       $  2,865        $ 39        1.36%
Money market deposits                                      4,108          80       1.95%          3,528          97        2.75%
Savings accounts                                           9,081         146       1.61%          8,657         178        2.06%
Certificates of deposit                                   52,490       1,966       3.75%         51,038       2,391        4.68%
FHLB borrowings                                            6,664         222       3.33%          7,359         294        4.00%
                                                        -------------------------------        --------------------------------
Total interest-bearing liabilities                        75,311     $ 2,450       3.24%         73,447     $ 2,999        4.09%
                                                                     -------                                -------

Non-interest bearing liabilities                           3,486                                  3,614
                                                        --------                               --------
Total liabilities                                         78,797                                 77,061
Retained earnings                                          7,689                                  7,069
                                                        --------                               --------
Total liabilities and retained earnings                 $ 86,486                               $ 84,130
                                                        ========                               ========
Net interest income                                                  $ 2,670                                $ 2,838
                                                                     -------                                -------
Interest rate spread                                                               2.95%                                   3.18%
Net yield on interest-earning assets                                               3.26%                                   3.54%
Ratio of average interest-earning assets to
average interest-bearing liabilities                                             110.36%                                 109.56%
---------------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  22
================================================================================

Between the twelve months ended October 31, 2002 and the twelve months ended October 31, 2003, the Bank's spread and margin decreased, as the decline in yield was only partially offset by the decline in cost of funds.

                       FIGURE 18 - SPREAD AND MARGIN CHART

                                [GRAPHIC OMITTED]

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  23
================================================================================

The Bank posted net income of $556 thousand for the year ended October 31, 2003, compared with $529 thousand for the year ended October 31, 2002. The increase is primarily attributable to lower noninterest expense and higher noninterest income.

                       FIGURE 19 - INCOME STATEMENT TRENDS


--------------------------------------------------------------------------------
                                                           At or For the
                                                    Year Ended Ended October 31,
                                                           2003       2002
                                                           ----       ----
                                                          (In thousands)
Summary of Operations:
Interest and dividend income                             $5,120     $5,837
Interest expense                                          2,450      2,999
Net interest income                                       2,670      2,838
Provision for loan losses                                    33         25
Net interest income after provision for loan losses       2,637      2,813
Noninterest income                                          386        365
Noninterest expense                                       2,177      2,285
Income before income taxes                                  846        893
Income taxes                                                290        364
                                                         ------     ------
Net income                                               $  556     $  529
                                                         ======     ======
--------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  24
================================================================================


The ROAA, consistent with net income, increased for the year ended October 31, 2003 relative to the year ended October 31, 2002.

                      FIGURE 20 - PROFITABILITY TREND CHART

                               [GRAPHIC OMITTED]


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  25
================================================================================

      ------------------------------------------
                  LEGAL PROCEEDINGS
      ------------------------------------------


The Bank, from time to time, is a party to routine litigation, which arises in the normal course of business, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans, and other issues incident to the business of the Bank. There were no lawsuits pending or known to be contemplated against the Bank at October 31, 2003 that would have a material effect on operations or income.


      ------------------------------------------
                     SUBSIDIARIES
      ------------------------------------------


The Bank is permitted to invest its assets in the capital stock of, or originate secured or unsecured loans to, subsidiary corporations. The Bank has one inactive service corporation.

Conversion Valuation Appraisal Report                                  Page:  26
================================================================================

2.  Market Area Analysis


The following maps delineate the market area for each of the Bank's branches based upon zip code.


                          FIGURE 21 - MARKET AREA MAPS

                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                  Page:  27
================================================================================

      ------------------------------------------
               MARKET AREA DEMOGRAPHICS
      ------------------------------------------


The following tables summarize the demographics for the Bank's markets.

           FIGURE 22 - POPULATION DEMOGRAPHICS FOR 19148, PHILADELPHIA

                                [GRAPHIC OMITTED]

Source: Claritas

Conversion Valuation Appraisal Report                                  Page:  28
================================================================================

              FIGURE 23 - POPULATION DEMOGRAPHICS FOR 08080, SEWELL

                                [GRAPHIC OMITTED]
Source: Claritas

Conversion Valuation Appraisal Report                                  Page:  29
================================================================================

      ------------------------------------------
                MARKET AREA DEPOSIT
                  CHARACTERISTICS
      ------------------------------------------


Due to the nature of the Bank's service area, the competition was defined as all branches within the zip code defined in the Market Area Demographics section.


                  FIGURE 24 - 19148, PHILADELPHIA MARKET SHARE


                                [GRAPHIC OMITTED]

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                                  Page:  30
================================================================================

                     FIGURE 25 - 08080, SEWELL MARKET SHARE


                                [GRAPHIC OMITTED]

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                                  Page:  31
================================================================================

3.  Comparisons With Publicly Traded Thrifts


      ------------------------------------------
                     INTRODUCTION
      ------------------------------------------


This section presents an analysis of the Bank's operations against a selected group ("Comparable Group") of publicly traded thrifts. The Comparable Group was selected based upon the similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the valuation of the Bank.

Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group's current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank's to-be-issued common stock.

There are two primary areas of concern to appraisers today. The first is the lack of overall publicly traded thrifts available for comparative purposes with only 174 total fully converted thrifts left in the entire country. The second is a byproduct of the first. There are simply not enough good institutions left to allow for highly accurate geographic and size comparisons. As such, comparable groups are becoming more difficult to establish and the result will be more premiums and discounts that need to be applied.


      ------------------------------------------
                  SELECTION CRITERIA
      ------------------------------------------


The goal of the selection criteria process is to find those institutions with characteristics that most closely match those of the Bank. In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. However, none of the Comparables selected will be exact clones of the Bank. As stated above, establishing Comparable Groups that very closely match a given institution is becoming more and more difficult. This is particularly true for this institution.

Based upon our experience, FinPro has determined that fully converted thrifts trade differently than MHCs trade due to the unique ownership structure of an MHC, namely that all MHCs contain some level of minority discount. As such all MHCs were eliminated as potential Comparables.

Conversion Valuation Appraisal Report                                  Page:  32
================================================================================

Ideally, FinPro would utilize only liquidly traded fully converted thrifts as Comparables. As will be discussed later, in this case that means either selecting substantially larger similar geographical public thrifts, or similar size but different geographic based institutions. FinPro analyzed both and has discussed both in this appraisal document. Ultimately, FinPro concluded that the similar size, national geography based Comparable Group provides the best comparisons and as such, used it in this appraisal.

As of the date of this appraisal, there were a total of 174 fully converted thrifts that traded on the NYSE, NASDAQ or AMEX. FinPro limited the Comparable Group to institutions whose common stock is listed on a major exchange, since these companies trade regularly. FinPro believes that thrifts that trade over-the-counter or as pink sheets contain liquidity discounts along with wider bid-ask ranges relative to liquidly traded thrifts. This may skew the trading value and make trading multiples less reliable as an indicator of value. If these institutions are utilized, a liquidity discount must be calculated and used.

Due to the differences in regional pricing, FinPro would like to utilize institutions located in the Mid Atlantic Region in the Comparable Group. There are currently 39 fully converted thrifts in the Mid Atlantic Region. Of these 39, none are less than or equal to $150 million in size and as such none are of similar size to St. Edmonds, which has only $87.4 million in assets.

If however, fully converted Mid Atlantic thrifts were utilized as the Comparable Group, the following screening process would be utilized to select the Comparable Group:

                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                  Page:  33
================================================================================

Utilizing these criteria, no thrifts met the criteria. The reason is that there are no regional publicly traded institutions less than or equal to $150 million in asset size as stated earlier. See Exhibit 8 for the list of the Mid Atlantic publicly traded thrifts arrayed by size.

Therefore, FinPro expanded the asset size to less than or equal to $500 million in assets and the region to include New England. In so doing, FinPro recognizes that there will need to be a discount applied directly to this group for size. As shown below, the discount for size on a tangible book basis is 7.08%.

                            FIGURE 26 - SIZE DISCOUNT

                                           -------------------------------------------------------------------------------------
                                                                       Current Price in Relation to
                            Total  Current -----------------------------------------------------------------------------------
                           Assets   Market                                                                   Tangible
                              MRQ    Value    Earnings    Core EPS   LTM EPS    LTM Core EPS   Book Value  Book Value  Assets
                          ($000's)     ($M)         (x)         (x)       (x)             (x)          (%)         (%)     (%)
------------------------------------------------------------------------------------------------------------------------------
<$150M           Median   121,375    18.41       23.01       21.86     19.46           18.48       127.51      127.51   16.34
------------------------------------------------------------------------------------------------------------------------------
$150M - $500M    Median   288,652    37.65       16.98       17.47     16.92           17.62       131.73      137.23   13.71
------------------------------------------------------------------------------------------------------------------------------
Premium/Discount                                35.48%      25.10%    15.01%           4.88%       -3.20%      -7.08%  19.18%
------------------------------------------------------------------------------------------------------------------------------

The size discount was computed by looking at nationwide public thrifts under $150 million in assets and comparing their multiples to the multiples of nationwide public thrifts between $150 million in assets and $500 million in assets.

The screens utilized for this round of comparable selection include:

                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                                  Page:  34
================================================================================

The screens resulted in fourteen fully converted Northeast thrifts with assets less than $500 million. Of the fourteen selected fully converted Northeast thrifts with assets less than $500 million, two were merger targets (Falmouth and Alliance) and therefore were eliminated from the Comparable Group. Additionally, Independence Federal Savings Bank is currently unprofitable and was eliminated from the Comparable Group. The resulting Comparable Group ranged in size from $159.1 million to $478.4 million in total assets with a median of $388.9 million. The Bank's asset size was $87.4 million as of October 31, 2003 and is projected to be $102.3 million on a pro forma basis at the midpoint of the estimated valuation range. Clearly, these are substantially not comparable from a size perspective.

If these screens were utilized, the resulting group is:

                      FIGURE 27 - NORTHEAST THRIFTS < $500M

                                                                                          Corporate
                                                          ---------------------------------------------------------------------
                                                                                           Number
                                                                                             of        IPO       Conversion
 Ticker                  Short Name                      Exchange      City         State  Offices     Date          Type
-------------------------------------------------------------------------------------------------------------------------------
                         Comparable Thrift Data
ALFC      Atlantic Liberty Financial Corp                 NASDAQ       Brooklyn       NY       2      10/23/2002     Standard
CEBK      Central Bancorp, Inc.                           NASDAQ       Somerville     MA      10      10/24/1986     Standard
ESBK      Elmira Savings Bank, FSB                        NASDAQ       Elmira         NY       6      03/01/1985     Standard
HIFS      Hingham Institution for Savings                 NASDAQ       Hingham        MA       7      12/20/1988     Standard
LARL      Laurel Capital Group, Inc.                      NASDAQ       Allison Park   PA       8      02/20/1987     Standard
LSBX      LSB Corporation                                 NASDAQ       North Andover  MA       6      05/02/1986     Standard
MFLR      Mayflower Co-operative Bank                     NASDAQ       Middleboro     MA       5      12/23/1987     Standard
MYST      Mystic Financial, Inc.                          NASDAQ       Medford        MA       6      01/09/1998     Standard
NBN       Northeast Bancorp                               AMEX         Auburn         ME      12      08/19/1987     Standard
PHSB      PHSB Financial Corp.                            NASDAQ       Beaver Falls   PA      10      12/21/2001     Second-Stage
WVFC      WVS Financial Corp.                             NASDAQ       Pittsburgh     PA       6      11/29/1993     Standard
---------------------------------------------------       ---------------------------------------------------------------------

This Comparable Group would have resulted in a price to tangible book multiple of 152.61% and a price to core earnings of 18.07 times. These multiples must be adjusted directly for size however. After application of the 7.08% discount for size and the premium of 25.10% for core earnings, the adjusted price to tangible book multiple would be 141.81% and the price to core earnings would be 22.61 times.

As a result of the substantial difference in size, FinPro does not believe that this group should be utilized.

Conversion Valuation Appraisal Report                                  Page:  35
================================================================================

FinPro then selected a Comparable Group based on similar size. The screens utilized for the selected Comparable Group included all nationwide publicly traded thrifts with the following criteria used to focus the Comparable Group:

                                [GRAPHIC OMITTED]

These screens resulted in 12 institutions, but none were located in the Mid Atlantic region. Similar to the discussion on size, FinPro was uncomfortable having no Comparables in the same region. To add some institutions in the Mid Atlantic region into the Comparable Group, FinPro added all Mid Atlantic institutions under $300 million in assets. There were three institutions under $300 million located in the Mid Atlantic region: Atlantic Liberty, Elmira Savings Bank and Independence Federal Savings Bank. Independence Federal Savings Bank was eliminated since it had negative earnings.

Conversion Valuation Appraisal Report                                  Page:  36
================================================================================

As such, the Comparable Group selected includes:

                          FIGURE 28 - COMPARABLE GROUP



                                                                                               Corporate
                                                               ---------------------------------------------------------------------
                                                                                                  Number
                                                                                                    of        IPO       Conversion
 Ticker                  Short Name                           Exchange      City       State      Offices     Date          Type
------------------------------------------------------------------------------------------------------------------------------------
                         Comparable Thrift Data
ALFC      Atlantic Liberty Financial Corp                      NASDAQ       Brooklyn    NY          2      10/23/2002     Standard
AMFC      AMB Financial Corp.                                  NASDAQ       Munster     IN          3      04/01/1996     Standard
CIBI      Community Investors Bancorp, Inc.                    NASDAQ       Bucyrus     OH          3      02/07/1995     Standard
CKFB      CKF Bancorp, Inc.                                    NASDAQ       Danville    KY          3      01/04/1995     Standard
ESBK      Elmira Savings Bank, FSB                             NASDAQ       Elmira      NY          6      03/01/1985     Standard
FFDF      FFD Financial Corporation                            NASDAQ       Dover       OH          3      04/03/1996     Standard
FKKY      Frankfort First Bancorp, Inc.                        NASDAQ       Frankfort   KY          3      07/10/1995     Standard
FNFI      First Niles Financial, Inc.                          NASDAQ       Niles       OH          1      10/27/1998     Standard
HWEN      Home Financial Bancorp                               NASDAQ       Spencer     IN          2      07/02/1996     Standard
NBSI      North Bancshares, Inc.                               NASDAQ       Chicago     IL          2      12/21/1993     Standard
PBNC      PFS Bancorp, Inc.                                    NASDAQ       Aurora      IN          3      10/12/2001     Standard
PSFC      Peoples-Sidney Financial Corporation                 NASDAQ       Sidney      OH          4      04/28/1997     Standard
SZB       SouthFirst Bancshares, Inc.                          AMEX         Sylacauga   AL          3      02/14/1995     Standard
UTBI      United Tennessee Bankshares, Inc.                    NASDAQ       Newport     TN          3      01/05/1998     Standard
---------------------------------------------------            ---------------------------------------------------------------------

The two Comparables located in the Mid Atlantic region trade at similar multiples to the rest of the Comparable Group located outside of the region. This is concrete evidence that no adjustment need be made for geography within this Comparable Group and supports FinPro's decision to utilize similar size rather than similar geography in selection of the Comparable Group.

All 14 of the Comparables have been public for more than one year. FinPro would ordinarily exclude institutions that have recently converted, as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively.

It is FinPro's opinion that this Comparable Group is reflective of St. Edmonds, as the following analyses will indicate.

Conversion Valuation Appraisal Report                                  Page:  37
================================================================================

      ------------------------------------------
             OVERVIEW OF THE COMPARABLES
      ------------------------------------------


The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

            1.   Asset size
            2.   Profitability
            3.   Capital Level
            4.   Balance Sheet Mix
            5.   Operating Strategy
            6.   Date of conversion

1. Asset Size The Comparable Group should have a similar asset size to the Bank, however, this is not possible due to the Bank's small asset base and the requirement of being listed on a major exchange. The Comparable Group ranged in size from $61.8 million to $291.3 million in total assets with a median of $135.1 million. The Bank's asset size was $87.4 million as of October 31, 2003 and is projected to be $102.3 million on a pro forma basis at the midpoint of the estimated valuation range.

2. Profitability The Comparable Group had a median ROAA of 0.82% and a median ROAE of 5.94% for the last twelve months. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.08% to a high of 1.52% while the ROAE measure ranged from a low of 0.91% to a high of 11.46%. The Bank had a ROAA of 0.64% and ROAE of 7.23% for the twelve months ended October 31, 2003. On a pro forma basis, the ROAA is projected at 0.58% and the ROAE is projected at 2.64% at the midpoint of the range.

3. Capital Level The median equity to assets ratio for the Comparable Group was 11.71% with a high of 22.61% and a low of 7.45%. At October 31, 2003, the Bank had an equity to assets ratio of 8.78%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 22.10%.

Conversion Valuation Appraisal Report                                  Page:  38
================================================================================

4. Balance Sheet Mix At October 31, 2003, the Bank had a net loan to asset ratio of 58.07%. The median loan to asset ratio for the Comparables was 78.06%, ranging from a low of 39.46% to a high of 90.31%. On the liability side, the Bank's deposit to asset ratio was 82.72% at October 31, 2003 while the Comparable median was 70.70%, ranging from 54.90% to 84.25%. Additionally, the Bank's borrowing to assets ratio was 7.60% at October 31, 2003 and the Comparable median borrowings to assets ratio was 15.76% with a range of 30.77% to 0.00%.

5. Operating strategy An institution's operating characteristics are important because they determine future performance. They also affect expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization, and non-financial factors such as management strategies and lines of business.

6. Date of conversion Recent conversions, those completed on or after October 31, 2002, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report                                  Page:  39
================================================================================

All Comparable Group data presented in Figure 29 is from SNL Securities. All data for the Bank is from the offering circular.

                      FIGURE 29 - KEY FINANCIAL INDICATORS

--------------------------------------------------------------------------------
                                                                    Comparable
                                                                      Group
                                                           The Bank   Median
--------------------------------------------------------------------------------
Balance Sheet Data
--------------------------------------------------------------------------------
Gross Loans to Deposits                                     73.84%    105.26%
--------------------------------------------------------------------------------
Total Net Loans to Assets                                   58.07%     78.06%
--------------------------------------------------------------------------------
Securities to Assets                                        31.29%     10.69%
--------------------------------------------------------------------------------
Deposits to Assets                                          82.72%     70.70%
--------------------------------------------------------------------------------
Borrowed Funds to Assets                                    7.60%      15.76%
--------------------------------------------------------------------------------
Interest Earning Assets to Interest Bearing Liabilities    110.36%    114.04%
--------------------------------------------------------------------------------

Balance Sheet Growth - LTM
--------------------------------------------------------------------------------
Asset Growth Rate                                           2.47%      0.32%
--------------------------------------------------------------------------------
Loan Growth Rate                                           -1.86%     -2.06%
--------------------------------------------------------------------------------
Deposit Growth Rate                                         3.23%      0.52%
--------------------------------------------------------------------------------

Capital
--------------------------------------------------------------------------------
Equity to Assets                                            8.78%     11.71%
--------------------------------------------------------------------------------
Tangible Equity to Assets                                   8.78%     11.71%
--------------------------------------------------------------------------------
Intangible Assets to Equity                                 0.00%      0.00%
--------------------------------------------------------------------------------
Regulatory Core Capital to Assets                           8.86%     11.25%
--------------------------------------------------------------------------------
Equity + Reserves to Assets                                 9.08%     12.25%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Asset Quality
--------------------------------------------------------------------------------
Non-Performing Loans to Loans                               0.75%      1.04%
--------------------------------------------------------------------------------
Reserves to Non-Performing Loans                           68.85%     67.84%
--------------------------------------------------------------------------------
Non-Performing Assets to Assets                             0.48%      0.76%
--------------------------------------------------------------------------------
Non-Performing Assets to Equity                             5.49%      7.07%
--------------------------------------------------------------------------------
Reserves to Net Loans                                       0.51%      0.71%
--------------------------------------------------------------------------------
Reserves to Non-Performing Assets + 90 Days Del.           62.47%     63.54%
--------------------------------------------------------------------------------

Profitability
--------------------------------------------------------------------------------
Return on Average Assets                                    0.64%      0.82%
--------------------------------------------------------------------------------
Return on Average Equity                                    7.23%      5.94%
--------------------------------------------------------------------------------

Income Statement
--------------------------------------------------------------------------------
Yield on Average Earning Assets                             6.21%      6.01%
--------------------------------------------------------------------------------
Cost of Interest Bearing Liabilities                        3.25%      2.94%
--------------------------------------------------------------------------------
Net Interest Spread                                         2.95%      2.87%
--------------------------------------------------------------------------------
Net Interest Margin                                         3.26%      3.20%
--------------------------------------------------------------------------------
Noninterest Income to Average Assets                        0.45%      0.36%
--------------------------------------------------------------------------------
Noninterest Expense to Average Assets                       2.52%      2.38%
--------------------------------------------------------------------------------
Efficiency Ratio                                           71.24%     64.96%
--------------------------------------------------------------------------------
Overhead Ratio                                             67.08%     57.95%
--------------------------------------------------------------------------------

Source:  The Bank Offering Circular, FinPro calculations and SNL Securities
Note:    All of the Bank data is at or for the twelve months ended October 31,
         2003.
Note:    All of the Comparable data is for the last twelve months.

Conversion Valuation Appraisal Report                                  Page:  40
================================================================================

4.  Market Value Determination

      ------------------------------------------
             COMPARABLE GROUP ADJUSTMENTS
      ------------------------------------------


The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. Potential investors include depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based. The major criteria utilized for purposes of this report include:

Adjustments Relative to the Comparable Group:
---------------------------------------------
        o        Financial Condition

        o        Balance Sheet Growth

        o        Earnings Quality, Predictability and Growth

        o        Market Area

        o        Cash Dividends

        o        Liquidity of the Issue

        o        Recent Regulatory Matters

Adjustments for Other Factors:
------------------------------

        o        Management

        o        Subscription Interest


To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

Conversion Valuation Appraisal Report                                  Page:  41
================================================================================

      ------------------------------------------
                 FINANCIAL CONDITION
      ------------------------------------------


The financial condition of an institution is an important market value determinant, as the investment community considers such factors as bank liquidity, capitalization, asset composition, funding mix and intangible levels in assessing the attractiveness of investing in the common stock of a thrift. The following tables summarize the key financial elements of the Bank measured against the Comparable Group.

                       FIGURE 30 - KEY BALANCE SHEET DATA

                                                                      Key Financial Data for the Most Recent Quarter
         --------------------------------------------------------------------------------------------------------------------------

                                                        Total      Loans/       Loans/  Securities   Deposits/  Borrowings/  IEA/
                                                       Assets    Deposits       Assets      Assets      Assets     Assets    IBL
   Ticker                    Short Name                ($000)         (%)          (%)         (%)         (%)        (%)    (%)
-----------------------------------------------------------------------------------------------------------------------------------
                           Comp
ALFC          Atlantic Liberty Financial Corp         159,080       97.74        67.19       25.19       68.74      13.33   118.61
AMFC          AMB Financial Corp.                     148,499      106.27        79.71        6.83       75.00      14.11   102.30
CIBI          Community Investors Bancorp, Inc.       121,375      110.13        78.62       10.51       71.40      17.41   109.88
CKFB          CKF Bancorp, Inc.                       144,984      103.36        86.75        8.27       83.93       4.76   108.40
ESBK          Elmira Savings Bank, FSB                291,292       80.82        64.99       30.07       80.41      11.00   115.55
FFDF          FFD Financial Corporation               136,469      112.09        84.88        3.55       75.73      11.28   113.10
FKKY          Frankfort First Bancorp, Inc.           138,611      164.50        90.31        4.63       54.90      30.77   114.98
FNFI          First Niles Financial, Inc.              98,956       63.53        39.46       53.88       62.12      20.72   121.33
HWEN          Home Financial Bancorp                   61,828      124.13        77.50        5.77       62.44      25.88   104.88
NBSI          North Bancshares, Inc.                  129,981      104.24        69.20       22.36       66.38      21.16   115.93
PBNC          PFS Bancorp, Inc.                       117,625      108.49        82.86       10.86       76.38          -   129.13
PSFC          Peoples-Sidney Financial Corporation    140,667      128.88        83.62        6.38       64.88      22.51   112.54
SZB           SouthFirst Bancshares, Inc.             133,654       91.47        64.03       25.23       70.00      20.20   100.98
UTBI          United Tennessee Bankshares, Inc.       117,681       80.01        67.41       26.24       84.25          -   115.63
-----------------------------------------------------------------------------------------------------------------------------------
              Average                                 138,622      105.40        74.04       17.13       71.18      15.22   113.09
              Median                                  135,062      105.26        78.06       10.69       70.70      15.76   114.04
              Maximum                                 291,292      164.50        90.31       53.88       84.25      30.77   129.13
              Minimum                                  61,828       63.53        39.46        3.55       54.90          -   100.98

TBD           SE Financial Corp.                       87,367       73.84        58.07       31.29       82.72       7.60   110.36

              Variance to the Comparable Median       (47,695)     (31.41)      (19.99)      20.60       12.02      (8.16)   (3.68)
-----------------------------------------------------------------------------------------------------------------------------------


Sources:  SNL and Offering Circular Data, FinPro Computations

         Asset  Composition  - The Bank's  net loan to asset  ratio of 58.07% is
         ------------------
         below the Comparable Group median of 78.06%.

         Funding Mix - The Bank is funded primarily through deposits,  82.72% of
         -----------
         assets, and borrowings, 7.60% of assets. The Comparable Group has a deposits to assets ratio of 70.70% and a borrowings to assets ratio of 15.76%.

         Liquidity - The liquidity of the Bank and the  Comparable  Group appear
         ---------
         adequate.

Conversion Valuation Appraisal Report                                  Page:  42
================================================================================

                            FIGURE 31 - CAPITAL DATA

                                                                    Capital for the Most Recent Quarter
                                                       -------------------------------------------------------------
                                                                      Tangible   Intangible Core Capital/  Equity +
                                                           Equity/     Equity/      Assets/    Tangible   Reserves/
                                                            Assets Tang Assets       Equity      Assets      Assets
   Ticker                    Short Name                         (%)         (%)          (%)         (%)         (%)
--------------------------------------------------------------------------------------------------------------------
                       Comparable Thrift Data
ALFC          Atlantic Liberty Financial Corp                16.26       16.26            -       11.39       16.63
AMFC          AMB Financial Corp.                             8.21        8.21            -        8.40        8.88
CIBI          Community Investors Bancorp, Inc.              10.67       10.67            -       10.44       11.13
CKFB          CKF Bancorp, Inc.                              10.39        9.71         7.30          NA       10.82
ESBK          Elmira Savings Bank, FSB                        7.45        7.26         2.72        7.34        8.25
FFDF          FFD Financial Corporation                      12.44       12.44            -       11.66       13.03
FKKY          Frankfort First Bancorp, Inc.                  12.90       12.90            -       11.25       12.96
FNFI          First Niles Financial, Inc.                    16.22       16.22            -       14.60       16.99
HWEN          Home Financial Bancorp                         11.02       11.02            -        9.10       11.57
NBSI          North Bancshares, Inc.                         10.47       10.47            -       10.07       10.72
PBNC          PFS Bancorp, Inc.                              22.61       22.61            -       17.95       23.24
PSFC          Peoples-Sidney Financial Corporation           12.39       12.39            -       11.30       12.93
SZB           SouthFirst Bancshares, Inc.                     8.74        8.36         4.66        9.99        9.63
UTBI          United Tennessee Bankshares, Inc.              13.92       13.32         4.96       11.32       14.68
--------------------------------------------------------------------------------------------------------------------
              Average                                        12.41       12.27         1.40       11.14       12.96
              Median                                         11.71       11.71            -       11.25       12.25
              Maximum                                        22.61       22.61         7.30       17.95       23.24
              Minimum                                         7.45        7.26            -        7.34        8.25

TBD           SE Financial Corp.                              8.78        8.78            -        8.86        9.08

              Variance to the Comparable Median              (2.93)      (2.93)           -       (2.39)      (3.17)



Sources:  SNL and Offering Circular Data, FinPro Computations

         Capitalization  - The Comparable  Group's median equity to assets ratio
         --------------
         of 11.71% is higher than the Bank's ratio of 8.78%. The Bank's pro forma equity to assets ratio is projected to be 22.10% at the midpoint of the valuation range.

         Intangible Levels - One factor  influencing  market values is the level
         -----------------
         of intangibles that an institution carries on its books. Thrifts trade more on tangible book than on book. The Bank does not have any intangibles. Four of the Comparables have a modest level of intangibles.

Conversion Valuation Appraisal Report                                  Page:  43
================================================================================


The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.


                         FIGURE 32 - ASSET QUALITY TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                                       Asset Quality for the Most Recent Quarter
                                                       --------------------------------------------------------------------------
                                                             NPLs/   Reserves/        NPAs/       NPAs/   Reserves/    Reserves/
                                                             Loans        NPLs       Assets      Equity       Loans    NPAs + 90
   Ticker                    Short Name                         (%)         (%)          (%)         (%)         (%)          (%)
---------------------------------------------------------------------------------------------------------------------------------
                                  Comp
ALFC          Atlantic Liberty Financial Corp                 0.27      198.63         0.23        1.43        0.54       156.87
AMFC          AMB Financial Corp.                             1.09       77.52         0.97       11.79        0.84        69.59
CIBI          Community Investors Bancorp, Inc.               0.97       59.40         0.76        7.15        0.58        59.40
CKFB          CKF Bancorp, Inc.                                 NA          NA           NA          NA        0.49           NA
ESBK          Elmira Savings Bank, FSB                        1.09      113.53         0.75       10.01        1.23       106.77
FFDF          FFD Financial Corporation                       1.04       67.67         0.88        7.07        0.70        67.67
FKKY          Frankfort First Bancorp, Inc.                      -          NM            -           -        0.07         9.70
FNFI          First Niles Financial, Inc.                     1.94      100.79         0.76        4.71        1.95        72.64
HWEN          Home Financial Bancorp                          1.35       52.55         2.27       20.61        0.71        24.22
NBSI          North Bancshares, Inc.                             -          NM            -           -        0.36           NM
PBNC          PFS Bancorp, Inc.                               1.13       68.00         1.08        4.77        0.77        58.94
PSFC          Peoples-Sidney Financial Corporation            1.01       63.34         0.92        7.42        0.64        36.51
SZB           SouthFirst Bancshares, Inc.                     2.51       55.42         1.66       18.99        1.39        53.72
UTBI          United Tennessee Bankshares, Inc.                  -          NM         0.04        0.29        1.12       218.38
---------------------------------------------------------------------------------------------------------------------------------
              Average                                         0.95       85.69         0.79        7.25        0.81        77.87
              Median                                          1.04       67.84         0.76        7.07        0.71        63.54
              Maximum                                         2.51      198.63         2.27       20.61        1.95       218.38
              Minimum                                            -       52.55            -           -        0.07         9.70

TBD           SE Financial Corp.                              0.75       68.85         0.48        5.49        0.51        62.47

              Variance to the Comparable Median              (0.29)       1.01        (0.28)      (1.58)      (0.20)       (1.06)

Sources:  SNL and Offering Circular Data, FinPro Computations

The Bank's level of nonperforming loans ("NPL") to total loans, at 0.75% is below the Comparable Group median at 1.04%. The Bank had a nonperforming assets to assets ratio of 0.48%, is below the Comparable median of 0.76%. The Bank's reserve level, 0.51% of total loans, is below the Comparable median of 0.71% of loans. The Bank's level of reserves to NPLs is in-line with that of the Comparable Group, due to the Bank's lower level of reserves and lower level of NPLs.

Conversion Valuation Appraisal Report                                  Page:  44
================================================================================

------------------------------ --------------- ---------------------------------
Positive                       Neutral         Negative
------------------------------ --------------- ---------------------------------

Higher Deposits to Assets      Capital Levels  Lower Assets

Lower NPAs                                     Lower Loan levels

                                               Lower ALLL to Loans



The Bank has a less favorable asset mix relative to the Comparable Group. Partially offsetting this factor, the Bank has a more favorable funding mix relative to the Comparable Group. The Bank's current capital levels are below the Comparable Group, but will be substantially higher after the conversion. The Bank's ability to leverage the newly raised capital will be discussed in the profitability section. The Bank has lower nonperforming loans, but lower reserves. Taken collectively a slight downward adjustment is warranted.

Conversion Valuation Appraisal Report                                  Page:  45
================================================================================

      ------------------------------------------
                 BALANCE SHEET GROWTH
      ------------------------------------------


The Bank's loan runoff is in-line with the Comparable median. Relative to the Comparable median, the Bank is experiencing more deposit growth than the Comparables.

                      FIGURE 33 - BALANCE SHEET GROWTH DATA


--------------------------------------------------------------------------------------------
                                                               Balance Sheet Growth
                                                       -------------------------------------
                                                             Asset        Loan      Deposit
                                                            Growth      Growth       Growth
                                                              Rate        Rate         Rate
   Ticker                    Short Name                         (%)         (%)          (%)
--------------------------------------------------------------------------------------------
                                                   Comparable Thrift Data
ALFC          Atlantic Liberty Financial Corp                (4.63)      10.19       (28.71)
AMFC          AMB Financial Corp.                             1.32        2.28         5.51
CIBI          Community Investors Bancorp, Inc.               0.04       (1.85)       (0.15)
CKFB          CKF Bancorp, Inc.                               1.85        5.09         1.19
ESBK          Elmira Savings Bank, FSB                        2.61      (10.90)        1.64
FFDF          FFD Financial Corporation                       0.60        9.35         2.50
FKKY          Frankfort First Bancorp, Inc.                  (0.62)      (2.97)        1.31
FNFI          First Niles Financial, Inc.                     1.05       (4.45)        3.85
HWEN          Home Financial Bancorp                         (9.57)      (8.20)      (12.39)
NBSI          North Bancshares, Inc.                         (6.87)      (3.18)       (3.61)
PBNC          PFS Bancorp, Inc.                              (3.06)       2.81        (3.35)
PSFC          Peoples-Sidney Financial Corporation            5.46       (2.27)       (1.62)
SZB           SouthFirst Bancshares, Inc.                    (5.62)      (8.81)       (3.03)
UTBI          United Tennessee Bankshares, Inc.               7.82       (0.53)        8.10
--------------------------------------------------------------------------------------------
              Average                                        (0.69)      (0.96)       (2.05)
              Median                                          0.32       (2.06)        0.52
              Maximum                                         7.82       10.19         8.10
              Minimum                                        (9.57)     (10.90)      (28.71)

TBD           SE Financial Corp.                              2.47       (1.86)        3.23

              Variance to the Comparable Median               2.15        0.20         2.71
--------------------------------------------------------------------------------------------

Sources:  SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                  Page:  46
================================================================================


------------------------------ ---------------------- --------------------------
Positive                       Neutral                Negative
------------------------------ ---------------------- --------------------------

Higher Asset Growth            Similar Loan Decline   None

Higher Deposit Growth

A slight upward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                  Page:  47
================================================================================

     -------------------------------------------
     EARNINGS QUALITY, PREDICTABILITY AND GROWTH
     -------------------------------------------


The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

        o        net interest income

        o        loan loss provision

        o        non-interest income

        o        non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Investors are focusing on earnings sustainability as interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                                  Page:  48
================================================================================

The Bank posted net income of $556 thousand for the year ended October 31, 2003, compared with $529 thousand for the year ended October 31, 2002. The increase is primarily attributable to lower noninterest expense and higher noninterest income.


                          FIGURE 34 - NET INCOME CHART

                                [GRAPHIC OMITTED]

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                                  Page:  49
================================================================================


The Bank's ROAA is below the Comparable Group median, but the Bank's ROAE is above the Comparable Group median due to lower capital levels. The Bank's higher capitalization following the offering is expected to reduce return on equity for the near term. On a pro forma basis, the Bank's ROAA and ROAE are 0.58% and 2.64%, respectively.

                         FIGURE 35 - PROFITABILITY DATA



--------------------------------------------------------------------------------
                                                       Profitability for the LTM
                                                       -------------------------

                                                         Return on   Return on
                                                        Avg Assets  Avg Equity
   Ticker                    Short Name                         (%)         (%)
--------------------------------------------------------------------------------
                                   Comparable Thrift Data
ALFC          Atlantic Liberty Financial Corp                 0.88        5.21
AMFC          AMB Financial Corp.                             0.78        9.66
CIBI          Community Investors Bancorp, Inc.               0.87        8.27
CKFB          CKF Bancorp, Inc.                               1.03       10.21
ESBK          Elmira Savings Bank, FSB                        0.86       11.46
FFDF          FFD Financial Corporation                       0.73        5.87
FKKY          Frankfort First Bancorp, Inc.                   0.86        6.58
FNFI          First Niles Financial, Inc.                     1.06        6.00
HWEN          Home Financial Bancorp                          0.54        5.12
NBSI          North Bancshares, Inc.                          0.31        3.03
PBNC          PFS Bancorp, Inc.                               0.69        3.05
PSFC          Peoples-Sidney Financial Corporation            0.62        5.03
SZB           SouthFirst Bancshares, Inc.                     0.08        0.91
UTBI          United Tennessee Bankshares, Inc.               1.52       10.72
-------------------------------------------------------------------------------
              Average                                         0.77        6.51
              Median                                          0.82        5.94
              Maximum                                         1.52       11.46
              Minimum                                         0.08        0.91

TBD           SE Financial Corp.                              0.64        7.23

              Variance to the Comparable Median              (0.18)       1.30
-------------------------------------------------------------------------------


Sources:  SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                  Page:  50
================================================================================


                        FIGURE 36 - INCOME STATEMENT DATA


                                                                         Income Statement for the LTM
                                             ---------------------------------------------------------------------------------------
                                              Yield on                 Net       Net Noninterest  Noninterest
                                              Ave Earn   Cost of  Interest  Interest     Income/     Expense/  Efficiency  Overhead
                                                Assets     Funds    Spread    Margin  Avg Assets   Avg Assets       Ratio     Ratio
   Ticker                    Short Name             (%)       (%)       (%)       (%)         (%)          (%)         (%)       (%)
------------------------------------------------------------------------------------------------------------------------------------
                                    Comparable Thrift Data
ALFC   Atlantic Liberty Financial Corp          6.02      1.85      4.17        4.46        0.27         2.91       64.32     62.02
AMFC   AMB Financial Corp.                      6.29      3.04      3.25        3.31        1.05         2.81       68.70     57.91
CIBI   Community Investors Bancorp, Inc.        5.81      2.94      2.87        3.13        0.43         2.13       60.91     55.48
CKFB   CKF Bancorp, Inc.                        5.88      3.01      2.87        3.10        0.14         1.55       49.33     46.98
ESBK   Elmira Savings Bank, FSB                 5.99      2.67      3.32        3.68        0.76         2.81       65.57     57.99
FFDF   FFD Financial Corporation                4.98      2.39      2.59        2.87        0.74         2.37       66.45     57.72
FKKY   Frankfort First Bancorp, Inc.            6.06      4.08      1.98        2.52        0.05         1.23       48.72     47.78
FNFI   First Niles Financial, Inc.              5.46      2.74      2.72        3.20        0.05         1.85       58.08     57.41
HWEN   Home Financial Bancorp                   8.31      3.33      4.98        5.13        0.54         3.97       72.98     69.98
NBSI   North Bancshares, Inc.                   5.46      3.35      2.11        2.57        0.34         2.38       84.01     81.82
PBNC   PFS Bancorp, Inc.                        5.08      2.36      2.72        3.25        0.33         2.30       64.35     60.72
PSFC   Peoples-Sidney Financial Corporation     6.19      3.41      2.78        3.16        0.10         2.18       68.12     67.12
SZB    SouthFirst Bancshares, Inc.              6.09      2.93      3.16        3.19        2.57         5.01       92.38     85.38
UTBI   United Tennessee Bankshares, Inc.        6.38      1.89      4.49        4.75        0.38         2.46       47.51     43.21
------------------------------------------------------------------------------------------------------------------------------------
       Average                                  6.00      2.86      3.14        3.45        0.55         2.57       65.10     60.82
       Median                                   6.01      2.94      2.87        3.20        0.36         2.38       64.96     57.95
       Maximum                                  8.31      4.08      4.98        5.13        2.57         5.01       92.38     85.38
       Minimum                                  4.98      1.85      1.98        2.52        0.05         1.23       47.51     43.21

TBD    SE Financial Corp.                       6.21      3.25      2.95        3.26        0.45         2.52       71.24     67.08

       Variance to the Comparable Median        0.21      0.32      0.08        0.06        0.09         0.14        6.28      9.13

Sources:  SNL and Offering Circular Data, FinPro Computations

Relative to the Comparable Group median, the Bank's yield on average earnings assets was 21 basis points higher and the cost of funds was 32 basis points higher. The Bank's net interest margin is 6 basis points above the Comparable Group median. The Bank's noninterest income is 9 basis points higher and the Bank's noninterest expense is 14 basis points higher.

The Bank's efficiency ratio of 71.24% is higher than the Comparable median of 64.96%.

On a forward looking basis, after the conversion the Bank's operating expenses are expected to rise as a result of the stock benefit plans and additional costs of being a public company. At the same time, the Bank will have additional capital to deploy and leverage.

Conversion Valuation Appraisal Report                                  Page:  51
================================================================================



----------------------------- ------------------- ------------------------------
Positive                      Neutral             Negative
----------------------------- ------------------- ------------------------------

Higher ROAE                   None                Lower ROAA

Higher Yield on Assets                            Higher Cost of Funds

Higher Net Margin                                 Higher Noninterest Expense

Higher Noninterest Income                         Higher Efficiency Ratio

                                                  Higher Overhead Ratio

The Bank is less profitable than the Comparables. The Bank has slight advantages in noninterest income and net interest margin, but also has a disadvantage in noninterest expense. The Bank's efficiency ratio is above the Comparable Group. Even after the conversion, the Bank is projected to have lower profitability ratios relative to the Comparable Group. Taken collectively, a slight downward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                  Page:  52
================================================================================


     -------------------------------------------
                     MARKET AREA
     -------------------------------------------


The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations.

Specifics on the Bank's markets were delineated in Section 2 - Market Area Analysis. The following figure compares the demographic and competitive data for the counties serviced by the Bank, to the county data of the Comparable Group members.

                          FIGURE 37 - MARKET AREA DATA

                                      Pop.         Pop.         Pop.       Pop.      Unemp.       Per         Market
                                    Per Branch   Growth        Growth    Density     Rate    Capita Income    Share
                                      2003      2000-2002     2002-2007    2002   Oct. 2003      2002         2003
Institution NaCounty       County    (actual)      (%)           (%)   (per sq. mile)  (%)        ($)           (%)
----------------------------------------------------------------------------------------------------------------------
Atlantic Liberty Financial  Kings     7,269         0.55%         1.75%    35,108     9.20%        $19,170      0.38%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          7,269         0.55%         1.75%    35,108     9.20%        $19,170

AMB Financial Corp.         Lake      2,132        -0.58%        -0.97%       969     5.80%        $20,952      1.63%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          2,132        -0.58%        -0.97%       969     5.80%        $20,952

CKF Bancorp Inc.            Boyle     1,116         0.74%         2.03%       153     6.70%        $21,679     17.26%
CKF Bancorp Inc.            Garrard   2,179         3.10%         8.14%        66     5.70%        $14,242     23.03%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          1,412         1.40%         3.73%       129     6.42%        $19,608

Community Investors Bancorp Crawford  1,789        -0.96%        -2.13%       116     7.80%        $18,226     12.33%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          1,789        -0.96%        -2.13%       116     7.80%        $18,226

Elmira Savings Bank         Chemung   2,492        -1.49%        -3.56%       220     6.20%        $19,726     17.41%
Elmira Savings Bank         Tioga     1,806         0.38%         0.83%        37     4.10%        $16,540      2.67%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          2,452        -1.38%        -3.30%       209     6.08%        $19,538

FFD Financial Corp.       Tuscarawas  1,952         0.93%         2.58%       162     5.60%        $18,337      8.06%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          1,952         0.93%         2.58%       162     5.60%        $18,337

First Niles Financial Inc. Trumbell    2,145        -0.89%        -1.99%       362     5.50%        $19,860      1.87%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          2,145        -0.89%        -1.99%       362     5.50%        $19,860

Frankfort First
  Bancorp, Inc.            Franklin   1,778         0.68%         2.09%       228     3.20%        $25,926      5.79%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          1,778         0.68%         2.09%       228     3.20%        $25,926

Home Financial Bancorp     Owen       3,755         3.42%         8.55%        58     5.00%        $16,377     21.38%
Home Financial Bancorp     Putnam     2,460         2.44%         6.26%        77     4.10%        $18,945      1.09%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          3,609         3.31%         8.29%        60     4.90%        $16,667

North Bancshares, Inc.     Cook       3,161         0.12%         0.75%     5,693     6.80%        $27,774      0.06%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          3,161         0.12%         0.75%     5,693     6.80%        $27,774

Peoples-Sidney
  Financial Corp.          Shelby     1,721         0.61%         1.86%       118     4.20%        $23,041     13.98%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          1,721         0.61%         1.86%       118     4.20%        $23,041

PFS Bancorp Inc.          Dearborn    3,595       2.03%        5.55%         154       4.50%      $21,960       9.18%
PFS Bancorp Inc.          Ohio       18,531       0.12%        0.83%          65       4.00%      $22,310      16.30%
PFS Bancorp Inc.         Switzerland  7,178       2.34%        6.03%          42       5.50%      $16,296      11.58%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          5,489       1.91%        5.19%         129       4.60%      $21,144

SouthFirst Bancshares     Chilton     2,922       3.32%        7.65%          59       4.30%      $17,908       6.37%
SouthFirst Bancsharse     Talladega   3,213       0.01%        0.62%         109       9.80%      $15,736      10.47%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          3,100       1.30%        3.36%          90       7.66%      $16,581

United Tennessee
  Bancshares              Cocke       2,622       1.56%        3.76%          78       6.10%      $15,887      26.70%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          2,622       1.56%        3.76%          78       6.10%      $15,887

Comparable Median                     2,298       0.64%        1.97%         146       5.94%      $19,573

----------------------------------------------------------------------------------------------------------------------
St. Edmond's FSB        Philadelphia  2,793      -1.36%       -3.27%      11,081       7.80%      $18,946       0.21%
St. Edmond's FSB        Gloucester    2,396       1.60%        4.06%         797       5.10%      $24,667       0.13%
----------------------------------------------------------------------------------------------------------------------
Deposit Weighted Market Data          2,768      -1.18%       -2.82%      10,451       7.63%      $19,297


Sources:  SNL Securities, Claritas and US Bureau of Labor Statistics

Conversion Valuation Appraisal Report                                  Page:  53
================================================================================



------------------------- ------------------------------- ----------------------

Positive                  Neutral                         Negative
------------------------- ------------------------------- ----------------------

Population Density                                        Declining Population

                                                          Higher Unemployment

                                                          Lower Income Levels

The Bank's market area is experiencing and is projected to continue to experience population decline, versus population growth for the Comparable Group. The Bank's markets have substantially higher population density. Unemployment levels are higher in the Bank's markets, indicating weaker economic conditions. Per capita income levels are lower in the Bank's markets. Based upon these factors, a slight downward adjustment is warranted for market area.

Conversion Valuation Appraisal Report                                  Page:  54
================================================================================



     -------------------------------------------
                    CASH DIVIDENDS
     -------------------------------------------


The last few years have seen yet another shift away from dividend policies concurrent with conversion. Recent issues have been fully or oversubscribing without the need for the additional enticement of dividends. After the conversion is another issue, however. Pressures on ROAE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in managing equity. Recent tax code changes have made cash dividends more attractive to investors.

                            FIGURE 38 - DIVIDEND DATA


                                                                Dividends
                                                   ----------------------------
                                                       Current    LTM Dividend
                                                      Dividend          Payout
                                                         Yield           Ratio
   Ticker                Short Name                         ($)             (%)
-------------------------------------------------------------------------------
                                 Comparable Thrift Data
ALFC      Atlantic Liberty Financial Corp                 1.05              NA
AMFC      AMB Financial Corp.                             1.37           17.02
CIBI      Community Investors Bancorp, Inc.               2.07           33.85
CKFB      CKF Bancorp, Inc.                               2.98           40.74
ESBK      Elmira Savings Bank, FSB                        2.45           30.00
FFDF      FFD Financial Corporation                       2.77           48.78
FKKY      Frankfort First Bancorp, Inc.                   5.04          121.74
FNFI      First Niles Financial, Inc.                     3.38           71.79
HWEN      Home Financial Bancorp                          1.93           46.15
NBSI      North Bancshares, Inc.                          2.21          110.81
PBNC      PFS Bancorp, Inc.                               1.49           46.61
PSFC      Peoples-Sidney Financial Corporation            3.46           81.54
SZB       SouthFirst Bancshares, Inc.                     3.58          400.00
UTBI      United Tennessee Bankshares, Inc.               1.69           25.00
-------------------------------------------------------------------------------
          Average                                         2.53           82.62
          Median                                          2.33           46.61
          Maximum                                         5.04          400.00
          Minimum                                         1.05           17.02

TBD       SE Financial Corp.                                NA              NA

          Variance to the Comparable Median                 NA              NA


Sources:  SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                                  Page:  55
================================================================================


All Comparable institutions had declared cash dividends. The median dividend payout ratio for the Comparable Group was 46.61%, ranging from a high of 400.00% to a low of 17.02%. The Bank, on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 22.10%. The Bank will have adequate capital and profits to pay cash dividends. As such, no adjustment is indicated for this factor.

Conversion Valuation Appraisal Report                                  Page:  56
================================================================================


     -------------------------------------------
                LIQUIDITY OF THE ISSUE
     -------------------------------------------


The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ or AMEX. Typically, the number of shares outstanding and the market capitalization provide an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     FIGURE 39 - MARKET CAPITALIZATION DATA


                                                                                    Market Data
                                                    -----------------------------------------------------------------------------
                                                                                                         Publicly       Tangible
                                                       Market       Price        Price       Price       Reported   Publicly Rep
                                                        Value   Per Share         High         Low     Book Value     Book Value
   Ticker                    Short Name                    ($)         ($)          ($)         ($)            ($)            ($)
---------------------------------------------------------------------------------------------------------------------------------
                                                         Comparable Thrift Data
ALFC          Atlantic Liberty Financial Corp           32.47       18.98        20.28       18.01          15.12          15.12
AMFC          AMB Financial Corp.                       13.84       14.58        16.50       13.12          12.83          12.83
CIBI          Community Investors Bancorp, Inc.         17.79       16.42        16.42       13.13          12.06          12.06
CKFB          CKF Bancorp, Inc.                         23.69       16.10        18.04       13.13          10.24           9.49
ESBK          Elmira Savings Bank, FSB                  32.20       31.01        31.50       28.70          20.89          20.32
FFDF          FFD Financial Corporation                 18.41       15.15        15.15       14.59          13.99          13.99
FKKY          Frankfort First Bancorp, Inc.             28.02       22.21        22.37       19.79          14.23          14.23
FNFI          First Niles Financial, Inc.               24.65       17.75        17.90       16.43          11.56          11.56
HWEN          Home Financial Bancorp                     8.42        6.21         6.40        5.46           5.02           5.02
NBSI          North Bancshares, Inc.                    16.60       14.50        15.00       12.75          11.81          11.81
PBNC          PFS Bancorp, Inc.                         29.61       20.09        20.80       17.89          18.04          18.04
PSFC          Peoples-Sidney Financial Corporation      23.32       16.20        16.20       13.25          12.11          12.11
SZB           SouthFirst Bancshares, Inc.               12.12       16.75        17.75       15.85          16.13          15.38
UTBI          United Tennessee Bankshares, Inc.         24.22       19.50        19.50       15.09          13.19          12.54
---------------------------------------------------------------------------------------------------------------------------------
              Average                                   21.81       17.53        18.13       15.51          13.37          13.18
              Median                                    23.51       16.59        17.83       14.84          13.01          12.69
              Maximum                                   32.47       31.01        31.50       28.70          20.89          20.32
              Minimum                                    8.42        6.21         6.40        5.46           5.02           5.02

TBD           SE Financial Corp.                        17.50          NA           NA          NA             NA             NA

              Variance to the Comparable Median         (6.01)         NA           NA          NA             NA             NA

Sources:  SNL and Offering Circular Data, FinPro Computations


The market capitalization values of the Comparable Group range from a low of $8.4 million to a high of $32.5 million with a median market capitalization of $23.5 million. The Bank expects to have $17.5 million of market capital at the midpoint on a pro forma basis.

The Bank will trade over-the-counter rather than on a major exchange and is expected to have slightly lower trading liquidity.

Conversion Valuation Appraisal Report                                  Page:  57
================================================================================


                     FIGURE 40 - PINK SHEET TRADING DISCOUNT


--------------------------------------------------------------------------------------------------
                                                                  Price to           Price to
                                                             LTM Core Earnings   Tangible Book
National
              National Liquidly Traded Fully Converted               17.45           158.77%

              National Pink Sheet Fully Converted                    14.71           110.89%
              -------------------------------------------------------------------------------
              Premium/(Discount)                                   -15.70%           -30.16%

A downward adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                                  Page:  58
================================================================================


     -------------------------------------------
              RECENT REGULATORY MATTERS
     -------------------------------------------


Regulatory matters influence the market for thrift conversions. Recently, the OTS has issued revised rules on conversions. The major emphasis of the revised rules is to make MHCs more attractive.

The OTS allows for dividend waivers without any dilution to the minority shareholders. The OTS relaxed its repurchase restrictions after the first year, and now allows for additional benefits to insiders when the minority issuance is less than 49.00%. Offsetting these factors is the OTS prohibition of mergers within three years of conversion. None of these factors will impact fully converted institutions.

Taken collectively, no adjustment for this factor is warranted as both the Bank and the Comparables will operate in the same ownership structure and will be supervised in the same regulatory environment.

Conversion Valuation Appraisal Report                                  Page:  59
================================================================================


     -------------------------------------------
                      MANAGEMENT
     -------------------------------------------


The Bank has recently had a regulatory agreement lifted due to past problems. There is a new management team and four new directors appointed since January 2000.

The Bank's ROAA is below the Comparable Group's ratio, which would indicate slightly weaker management of the Bank's asset base.

The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions.

As such, a modest downward adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                                  Page:  60
================================================================================


     -------------------------------------------
                SUBSCRIPTION INTEREST
     -------------------------------------------


The appreciation of both thrift stocks and the U.S. equity market in general, through the first half of 1998, shifted a significant level of attention to the market for initial public offerings ("IPOs"). Thrift IPOs received a greater amount of attention due to the price "pops" of standard conversions. With the market downturn of latter 1998, the number of thrift conversions and subsequent interest in thrift conversions declined through 2000.

This drop in interest created a corresponding drop in conversion pricing in order to entice interest in the thrift IPOs. During 1996, rates increased slightly and then remained stable, fueling the rise in the conversion prices. 1997 saw a continuation of this trend, with the median IPO pricing at 71.1%, 71.4%, 73.0%, and 77.2% of book value for the first, second, third, and fourth quarters of 1997, respectively. Pricing peaked during 1998 with 78.4%, 76.0%, 77.8%, and 63.4% of book value in the first, second, third, and fourth quarters of that year, respectively. The pro forma price to book multiples started to decline during 1999 and the first, second, and fourth quarters of 1999 were 69.58%, 62.45%, and 56.46%, respectively (there were no institutions that began trading in the third quarter). Pricing multiples also fell through the second quarter in 2000. Multiples began to rise in the third quarter of 2000 and continued to rise through 2002. The median pro forma price to book multiples for the first, second, third and fourth quarters of 2002 were 62.46%, 66.30%, 71.22% and 72.04%, respectively. The multiples for 2003 were off slightly, however, there have been only six completed standard conversions.

Conversion Valuation Appraisal Report                                  Page:  61
================================================================================


           FIGURE 41 - STANDARD CONVERSION PRO FORMA PRICING MULTIPLES

                                                                      -------------------------------------------------
                                                                                     Price to Pro Forma
                                                                      -------------------------------------------------
                                                                        Pro Forma   Pro Forma    Pro Forma    Adjusted
                                                                  IPO  Book Value  Tang. Book     Earnings      Assets
Ticker        Short Name                                         Date          (%)         (%)          (x)         (%)
-----------------------------------------------------------------------------------------------------------------------
KNBT          KNBT Bancorp, Inc.                           11/03/2003       53.92       53.92        14.90        16.4
RPFG          Rainier Pacific Financial Group, Inc.        10/21/2003       71.97       72.14        30.90        13.0
              ---------------------------------------------------------------------------------------------------------
Q3`03         Average                                                       62.95       63.03        22.90       14.70
              Median                                                        62.95       63.03        22.90       14.70
              ---------------------------------------------------------------------------------------------------------

CFBC          Community First Bancorp, Inc.                06/27/2003       67.24       67.24           NA         8.5
RFBK          Rantoul First Bank, SB                       04/02/2003       58.46       58.46           NA         5.9
              ---------------------------------------------------------------------------------------------------------
Q2`03         Average                                                       62.85       62.85           NA        7.20
              Median                                                        62.85       62.85           NA        7.20
              ---------------------------------------------------------------------------------------------------------

PFS           Provident Financial Services, Inc.           01/16/2003       72.14       74.17        17.50        16.3
CCFC          CCSB Financial Corp.                         01/09/2003       67.17       67.17        94.20        11.2
              ---------------------------------------------------------------------------------------------------------
Q1`03         Average                                                       69.66       70.67        55.85       13.75
              Median                                                        69.66       70.67        55.85       13.75
              ---------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------
2003 YTD      Average                                                       65.15       65.52        39.38       11.88
              Median                                                        67.21       67.21        24.20       12.10
              ---------------------------------------------------------------------------------------------------------

ALFC          Atlantic Liberty Financial Corp              10/23/2002       74.08       74.08        14.60        12.1
TONE          TierOne Corporation                          10/02/2002       70.00       70.00        12.70        12.5
              ---------------------------------------------------------------------------------------------------------
Q4`02         Average                                                       72.04       72.04        13.65       12.30
              Median                                                        72.04       72.04        13.65       12.30
              ---------------------------------------------------------------------------------------------------------

MCBF          Monarch Community Bancorp, Inc.              08/30/2002       66.18       66.18        41.50        11.8
FPTB          First PacTrust Bancorp, Inc.                 08/23/2002       76.25       76.25        28.20        15.4
              ---------------------------------------------------------------------------------------------------------
Q3`02         Average                                                       71.22       71.22        34.85       13.60
              Median                                                        71.22       71.22        34.85       13.60
              ---------------------------------------------------------------------------------------------------------

RSVB          Reserve Bancorp, Inc.                        04/08/2002       66.30       66.30        17.30        14.4
              ---------------------------------------------------------------------------------------------------------
Q2`02         Average                                                       66.30       66.30        17.30       14.40
              Median                                                        66.30       66.30        17.30       14.40
              ---------------------------------------------------------------------------------------------------------

HRGB          Heritage Bancshares, Inc.                    02/26/2002       62.46       62.46        11.60        10.9
              ---------------------------------------------------------------------------------------------------------
Q1`02         Average                                                       62.46       62.46        11.60       10.90
              Median                                                        62.46       62.46        11.60       10.90
              ---------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------
2002          Average                                                       69.21       69.21        20.98       12.85
              Median                                                        68.15       68.15        15.95       12.30
              ---------------------------------------------------------------------------------------------------------

AFBA          Allied First Bancorp, Inc.                   12/31/2001       63.98       63.98         7.50         6.9
CSFC          City Savings Financial Corp.                 12/28/2001       58.37       58.37         9.10         7.7
PBNC          PFS Bancorp, Inc.                            10/12/2001       57.45       57.45        16.20        11.8
              ---------------------------------------------------------------------------------------------------------
Q4`01         Average                                                       59.93       59.93        10.93        8.80
              Median                                                        58.37       58.37         9.10        7.70
              ---------------------------------------------------------------------------------------------------------

GLBP          Globe Bancorp, Inc.                          07/10/2001       54.08       54.08        26.60        10.9
              ---------------------------------------------------------------------------------------------------------
Q3`01         Average                                                       54.08       54.08        26.60       10.90
              Median                                                        54.08       54.08        26.60       10.90
              ---------------------------------------------------------------------------------------------------------

BAFI          BancAffiliated, Inc.                         06/01/2001       59.91       59.91        11.30         8.6
CFSL          Chesterfield Financial Corp.                 05/02/2001       59.90       60.47        11.00        12.4
FBTC          First BancTrust Corporation                  04/19/2001       59.41       59.41        10.40         8.2
              ---------------------------------------------------------------------------------------------------------
Q2`01         Average                                                       59.74       59.93        10.90        9.73
              Median                                                        59.90       59.91        11.00        8.60
              ---------------------------------------------------------------------------------------------------------

BUCS          BUCS Financial Corp                          03/15/2001       45.30       45.30        13.40         5.4
CTZN          Citizens First Bancorp, Inc.                 03/07/2001       64.22       64.22         9.60        10.6
              ---------------------------------------------------------------------------------------------------------
Q1`01         Average                                                       54.76       54.76        11.50        8.00
              Median                                                        54.76       54.76        11.50        8.00
              ---------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------
2001          Average                                                       58.07       58.13        12.79        9.17
              Median                                                        59.41       59.41        11.00        8.60
              ---------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------
1/1/2001 to   Average                                                       63.28       63.41        20.97       11.00
1/20/04       Median                                                        63.98       63.98        14.60       11.20
              ---------------------------------------------------------------------------------------------------------

Source:  SNL Securities and FinPro calculations

Conversion Valuation Appraisal Report                                  Page:  62
================================================================================


Despite the rise in multiples between 2001 and 2003, the first day pop rose over that time period.

                      FIGURE 42 - AFTER MARKET PERFORMANCE

                                                                      -------------------------------------------------------------
                                                                                        Percent Change from IPO
                                                                      -------------------------------------------------------------
                                                                            After       After        After       After
                                                                  IPO       1 Day      1 Week      1 Month    3 Months     To date
Ticker        Short Name                                         Date          (%)         (%)          (%)         (%)         (%)
-----------------------------------------------------------------------------------------------------------------------------------
KNBT          KNBT Bancorp, Inc.                           11/03/2003       68.80       68.20        69.70          NA       75.50
RPFG          Rainier Pacific Financial Group, Inc.        10/21/2003       69.90       65.20        61.00          NA       60.90
              ---------------------------------------------------------------------------------------------------------------------
Q3`03         Average                                                       69.35       66.70        65.35          NA       68.20
              Median                                                        69.35       66.70        65.35          NA       68.20
              ---------------------------------------------------------------------------------------------------------------------

CFBC          Community First Bancorp, Inc.                06/27/2003       20.00       20.30        20.50       22.00       58.70
RFBK          Rantoul First Bank, SB                       04/02/2003       15.10       20.00        23.50       28.00      100.00
              ---------------------------------------------------------------------------------------------------------------------
Q2`03         Average                                                       17.55       20.15        22.00       25.00       79.35
              Median                                                        17.55       20.15        22.00       25.00       79.35
              ---------------------------------------------------------------------------------------------------------------------

PFS           Provident Financial Services, Inc.           01/16/2003       55.00       55.20        51.50       61.10       85.60
CCFC          CCSB Financial Corp.                         01/09/2003       20.00       23.10        25.00       25.00       60.50
              ---------------------------------------------------------------------------------------------------------------------
Q1`03         Average                                                       37.50       39.15        38.25       43.05       73.05
              Median                                                        37.50       39.15        38.25       43.05       73.05
              ---------------------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------------------
2003 YTD      Average                                                       41.47       42.00        41.87       34.03       73.53
              Median                                                        37.50       39.15        38.25       26.50       68.20
              ---------------------------------------------------------------------------------------------------------------------

ALFC          Atlantic Liberty Financial Corp              10/23/2002       30.20       31.60        33.30       40.00       89.80
TONE          TierOne Corporation                          10/02/2002       40.00       37.00        39.20       51.60      134.80
              ---------------------------------------------------------------------------------------------------------------------
Q4`02         Average                                                       35.10       34.30        36.25       45.80      112.30
              Median                                                        35.10       34.30        36.25       45.80      112.30
              ---------------------------------------------------------------------------------------------------------------------

MCBF          Monarch Community Bancorp, Inc.              08/30/2002       16.80       14.00         1.10       14.10       60.20
FPTB          First PacTrust Bancorp, Inc.                 08/23/2002       18.58       21.50        18.75       28.33       84.17
              ---------------------------------------------------------------------------------------------------------------------
Q3`02         Average                                                       17.69       17.75         9.93       21.22       72.18
              Median                                                        17.69       17.75         9.93       21.22       72.18
              ---------------------------------------------------------------------------------------------------------------------

RSVB          Reserve Bancorp, Inc.                        04/08/2002       25.00       28.00        29.00       29.00       97.50
              ---------------------------------------------------------------------------------------------------------------------
Q2`02         Average                                                       25.00       28.00        29.00       29.00       97.50
              Median                                                        25.00       28.00        29.00       29.00       97.50
              ---------------------------------------------------------------------------------------------------------------------

HRGB          Heritage Bancshares, Inc.                    02/26/2002       20.50       17.50        15.10       22.00      153.50
              ---------------------------------------------------------------------------------------------------------------------
Q1`02         Average                                                       20.50       17.50        15.10       22.00      153.50
              Median                                                        20.50       17.50        15.10       22.00      153.50
              ---------------------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------------------
2002          Average                                                       25.18       24.93        22.74       30.84      103.33
              Median                                                        22.75       24.75        23.88       28.67       93.65
              ---------------------------------------------------------------------------------------------------------------------

AFBA          Allied First Bancorp, Inc.                   12/31/2001       19.00       18.50        19.20       21.00       60.00
CSFC          City Savings Financial Corp.                 12/28/2001       22.00       22.50        27.50       40.00      177.40
PBNC          PFS Bancorp, Inc.                            10/12/2001       21.50       24.50        24.50       36.10      100.90
              ---------------------------------------------------------------------------------------------------------------------
Q4`01         Average                                                       20.83       21.83        23.73       32.37      112.77
              Median                                                        21.50       22.50        24.50       36.10      100.90
              ---------------------------------------------------------------------------------------------------------------------

GLBP          Globe Bancorp, Inc.                          07/10/2001       13.12       10.60        11.00        8.50       85.00
              ---------------------------------------------------------------------------------------------------------------------
Q3`01         Average                                                       13.12       10.60        11.00        8.50       85.00
              Median                                                        13.12       10.60        11.00        8.50       85.00
              ---------------------------------------------------------------------------------------------------------------------

BAFI          BancAffiliated, Inc.                         06/01/2001        0.00        0.00         7.50        7.50      120.00
CFSL          Chesterfield Financial Corp.                 05/02/2001       36.50       39.90        43.50       57.00      153.10
FBTC          First BancTrust Corporation                  04/19/2001       13.20       12.90        21.10       31.00      139.99
              ---------------------------------------------------------------------------------------------------------------------
Q2`01         Average                                                       16.57       17.60        24.03       31.83      137.70
              Median                                                        13.20       12.90        21.10       31.00      139.99
              ---------------------------------------------------------------------------------------------------------------------

BUCS          BUCS Financial Corp                          03/15/2001       30.00       36.25        36.87       52.50      145.00
CTZN          Citizens First Bancorp, Inc.                 03/07/2001       38.13       35.00        32.50       50.60      128.90
              ---------------------------------------------------------------------------------------------------------------------
Q1`01         Average                                                       34.07       35.63        34.69       51.55      136.95
              Median                                                        34.07       35.63        34.69       51.55      136.95
              ---------------------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------------------
2001          Average                                                       21.49       22.24        24.85       33.80      123.37
              Median                                                        21.50       22.50        24.50       36.10      128.90
              ---------------------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------------------
1/1/2001 to   Average                                                       28.25       28.65        29.11       32.91      103.40
1/20/04       Median                                                        21.50       23.10        25.00       29.00       97.50
              ---------------------------------------------------------------------------------------------------------------------

Source:  SNL Securities and FinPro calculations

Based on the above, a substantial upward adjustment for subscription interest is warranted at this time.

Conversion Valuation Appraisal Report                                  Page:  63
================================================================================



     -------------------------------------------
                VALUATION ADJUSTMENTS
     -------------------------------------------


Relative to the Comparables, the following adjustments need to be made to the Bank's pro forma market value.

Valuation Factor                                         Valuation Adjustment
-------------------------------------------------------- -----------------------

Financial Condition                                      Slight Downward

Balance Sheet Growth                                     Slight Upward

Earnings Quality, Predictability and Growth              Slight Downward

Market Area                                              Slight Downward

Dividends                                                No Adjustment

Liquidity of the Issue                                   Downward

Recent Regulatory Matters                                No Adjustment



Additionally, the following adjustment should be made to the Bank's market value.

Valuation Factor                                         Valuation Adjustment
-------------------------------------------------------- -----------------------

Management                                               Modest Downward

Subscription Interest                                    Substantial Upward

Conversion Valuation Appraisal Report                                  Page:  64
================================================================================


5.  Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The three multiples include:

         Price to earnings ("P/E")

         Price to book value ("P/B")

         Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in
Exhibit 10.


     -------------------------------------------
            DISCUSSION OF WEIGHT GIVEN TO
                 VALUATION MULTIPLES
     -------------------------------------------


To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all Pennsylvania public thrifts, all publicly traded thrifts and the recent (2001 to date) and historical standard conversions were assessed. The multiples for the Comparable Group, all publicly traded thrifts, and Pennsylvania publicly traded thrifts are shown in Exhibit 7.

         Price to Earnings - According to the OTS  Appraisal  Guidelines:  "When
         -----------------
         both the converting institution and the comparable companies are recording "normal" earnings. A P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach." In this particular case, the Bank's earnings are "normal". As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach is applicable, meaningful and appropriate in this appraisal.

Conversion Valuation Appraisal Report                                  Page:  65
================================================================================


         Price to  Book/Price  to Tangible Book - According to the OTS Appraisal
         --------------------------------------
         Guidelines: "The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data."

         Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro feels that thrifts often trade on a price to tangible book basis. Currently, the Bank and the Comparable Group have normal levels of capital, however, after the conversion the Bank is expected to have a substantial excess level of capital.

         Price to Assets -  According  to the OTS  Appraisal  Guidelines:  "This
         ---------------
         approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach)." FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

In conclusion, in estimating the market value for the Bank, the most weight was placed on the P/TB approach followed closely by the P/E approach. The P/B was given much less weight and the P/A ratio was not given much weight at all.

Conversion Valuation Appraisal Report                                  Page:  66
================================================================================



     -------------------------------------------
      OFFERING VALUE IN RELATION TO COMPARABLES
     -------------------------------------------


Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint for a full standard conversion is estimated to be $17,500,000. Based upon a range below and above the midpoint value, the relative values are $14,875,000 at the minimum and $20,125,000 at the maximum, respectively. At the super maximum of the estimated value range, the offering value would be $23,143,750.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                     FIGURE 43 - VALUE RANGE - FULL OFFERING


----------------------------------------------------------------------------
                                Total Shares      Price          Total
Conclusion                         Shares       Per Share        Value
----------                         ------       ---------        -----
----------------------------------------------------------------------------

Appraised Value - Midpoint         1,750,000     $ 10.00       $ 17,500,000

Range:
  - Minimum                        1,487,500       10.00         14,875,000
  - Maximum                        2,012,500       10.00         20,125,000
  - Super Maximum                  2,314,375       10.00         23,143,750

Source:  FinPro Inc. Pro Forma Model

This equates to the following multiples:

                    FIGURE 44 - VALUE RANGE PRICING MULTIPLES

                                                -----------------------------------------------------------------------------------
                                                  Bank           Comparables                 State                  National
                                                -----------------------------------------------------------------------------------
                                                              Mean        Median       Mean       Median        Mean       Median

                                           Min       25.64
Price-Core Earnings Ratio P/E              Mid       30.30       22.42        18.48       20.88       20.82        19.95       17.45
-----------------------------              Max       33.33
                                           Smax      38.46

                                           Min      73.15%
Price-to-Book Ratio P/B                    Mid      77.40%     131.59%      129.65%     183.35%     171.98%      170.83%     154.27%
-----------------------                    Max      80.84%
                                           Smax     84.10%

                                           Min      73.15%
Price-to-Tangible Book Ratio P/TB          Mid      77.40%     133.68%      129.65%     194.14%     180.61%      180.85%     158.77%
---------------------------------          Max      80.84%
                                           Smax     84.10%

                                           Min      14.87%
Price-to-Assets Ratio P/A                  Mid      17.11%      16.29%       15.44%      13.38%      12.37%       15.88%      14.91%
-------------------------                  Max      19.24%
                                           Smax     21.59%

Source:  FinPro Inc. Pro Forma Model

Conversion Valuation Appraisal Report                                  Page:  67
================================================================================


    FIGURE 45 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                            --------------------------------------------------------------
                                                                  Price Relative to
                                            --------------------------------------------------------------
                                              Earnings   Core Earnings  Book     Tangible Book  Assets
                                            --------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion             27.03       30.30      77.40%      77.40%       17.11%
----------------------------------------------------------------------------------------------------------
Comparable Group Median                            20.62       18.48     129.65%     129.65%       15.44%
----------------------------------------------------------------------------------------------------------
(Discount)/Premium for Other Factors              31.09%      63.96%     -40.30%     -40.30%       10.85%
----------------------------------------------------------------------------------------------------------

Source:  FinPro Calculations

Figure 45 illustrates that at the midpoint of the estimated valuation range the Bank is priced at a 63.96% premium to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 40.30% discount.



 FIGURE 46 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER MAXIMUM

                                                 -------------------------------------------------------------------
                                                                         Price Relative to
                                                 -------------------------------------------------------------------
                                                 Earnings   Core Earnings     Book      Tangible Book     Assets
--------------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion           34.48           38.46      84.10%           84.10%      21.59%
--------------------------------------------------------------------------------------------------------------------
Comparable Group Median                              20.62           18.48     129.65%          129.65%      15.44%
--------------------------------------------------------------------------------------------------------------------
(Discount)/Premium for Other Factors                67.22%         108.12%     -35.13%          -35.13%      39.88%
--------------------------------------------------------------------------------------------------------------------

Source:  FinPro Calculations

Figure 46 illustrates that at the super maximum of the estimated valuation range the Bank is priced at a 108.12% premium to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 35.13% discount.

Conversion Valuation Appraisal Report                                  Page:  68
================================================================================


     -------------------------------------------
                 VALUATION CONCLUSION
     -------------------------------------------


Based on the pricing of the Bank relative to the Comparable Group on an earnings and book basis, a comparison to other current standard conversions, and a comparison to other high tangible equity full conversions, FinPro believes that the valuation range recommended is appropriate.

It is, therefore, our opinion that as of January 20, 2004, the estimated pro forma market value of the Bank, in a full offering, is $17,500,000 at the midpoint of a range, with a minimum of $14,875,000 to a maximum of $20,125,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value, or super maximum value, in a full offering is $23,143,750. The stock will be issued at $10.00 per share.

Pro forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, and Pennsylvania public thrifts are shown in Exhibits 10 and 11.

The document represents an initial valuation for the Bank. Due to the duration of time that passes between the time this document is compiled and the time the offering closes, numerous factors could lead FinPro to update or revised the appraised value of the Bank. Some factors that could lead FinPro to adjust the appraised value include: (1) changes in the Bank's operations and financial condition; (2) changes in the market valuation or financial condition of the Comparable Group; (3) changes in the broader market; and (4) changes in the market for thrift conversions. Should there be material changes to any of these factors, FinPro will prepare an appraisal update to appropriately adjust the value of the Bank. At the time of closing, FinPro will prepare a final appraisal to determine if the valuation range is still appropriate and determine the exact valuation amount appropriate for the Bank.

--------------------------------------------------------------------------------
                                    EXHIBIT 1

                                 ABOUT THE FIRM
--------------------------------------------------------------------------------

                                                               [GRAPHIC OMITTED]

                                                                 Donald J. Musso
                                                                 President

Donald founded FinPro, Inc. in 1987 as a consulting and investment banking firm located in New Jersey that specializes in providing advisory services to the financial institutions industry.

Mr. Musso has a broad background in capital markets, bank valuations, enhancing franchise value, corporate finance, mergers and acquisitions, asset/liability management, strategic planning, market feasibility and differentiation, branch acquisition and sales, branch profitability, financial modeling and analysis, balance sheet restructuring, product and segment profitability, business development and project management. Besides his consulting experience, he has solid industry experience, having worked for two multi billion asset, east coast financial institutions.

Mr. Musso has provided expert testimony on financial institutions matters for the Federal Bankruptcy Court, the Office of Thrift Supervision and the United States Attorney's Office.

He is a frequent speaker on Financial Institution related topics and has assisted trade groups in various activities. Mr. Musso is also on the faculty of Stonier Graduate School of Banking, teaching Strategic Planning and Mergers and Acquisitions.

Prior to establishing FinPro, Donald had direct industry experience having managed the Corporate Planning and Mergers and Acquisitions departments for Meritor Financial Group, a $20 billion institution in Philadelphia. Before that, he had responsibility for the banking, thrift and real estate consulting practice in the State of New Jersey for Deloitte Haskins & Sells. Donald began his career with Goldome Savings Bank.

Donald has a B.S. in Finance from Villanova University and a M.B.A. in Finance from Fairleigh Dickinson University.


--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                     P.O. Box 323 o Liberty Corner o NJ o 07938
                                                Phone: 908 / 604-9336
                                                 Fax: 908 / 604-5951
                                             e-mail: finpro@finpronj.com
                                                Website: finpronj.com
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    EXHIBIT 1

                                 ABOUT THE FIRM
--------------------------------------------------------------------------------

                                                               [GRAPHIC OMITTED]

                                                           Dennis E. Gibney, CFA
                                                           Managing Director

Dennis joined FinPro in June of 1996.

Dennis manages all of the firm's capital markets engagements including mergers and acquisitions, stock valuations and fairness opinions. In 2003, Dennis taught the American Bankers Association's Merger and Acquisition Course. Dennis has worked on the appraisal of over $2.0 billion in thrift conversion IPOs, the most notable being that of Roslyn Bancorp, Inc. He has also prepared expert witness testimony for litigation involving corporate appraisal methodology.

Dennis' areas of expertise include financial modeling, merger accounting, security valuation, interest rate risk analysis, portfolio management and competitive analysis.

Prior to joining the firm, Dennis received broad-based experience in the securities industry. He worked as an Allocations Specialist for Merrill Lynch & Company, supporting their mortgage-backed securities trading desk in New York and for Sandler O'Neill & Partners, where he provided sales and trade support.

Dennis earned a B.S. from Babson College with a triple-major in Finance, Investments and Economics.

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                     P.O. Box 323 o Liberty Corner o NJ o 07938
                                                Phone: 908 / 604-9336
                                                 Fax: 908 / 604-5951
                                             e-mail: finpro@finpronj.com
                                                Website: finpronj.com
--------------------------------------------------------------------------------

                                   EXHIBIT 2.


                           CONSOLIDATED BALANCE SHEET

                                                                                              October 31,
                                                                                        2003               2002
                                                                                  -----------------  -----------------
ASSETS
     Cash and due from banks                                                    $         675,001   $      4,343,329
     Interest-bearing deposits with other institutions                                  5,628,890          2,957,378
                                                                                  -----------------  -----------------

         Cash and cash equivalents                                                      6,303,891          7,300,707

     Certificates of deposit in other financial institutions                              183,483            178,744
     Investment securities available for sale                                          27,337,238         23,491,988
     Loans receivable (net of allowance for loan losses
        of $262,561 and $266,700)                                                      50,729,660         51,689,179
     Accrued interest receivable                                                          482,538            495,369
     Federal Home Loan Bank stock                                                         735,000            642,100
     Real estate owned                                                                     38,881             25,000
     Premises and equipment, net                                                        1,148,993          1,124,397
     Other assets                                                                         407,622            313,669
                                                                                  -----------------  -----------------
             TOTAL ASSETS                                                       $     87,367,306    $    85,261,153
                                                                                  =================  =================

LIABILITIES AND RETAINED EARNINGS
     Deposits                                                                   $     72,272,834   $     70,015,110
     Federal Home Loan Bank borrowings                                                 6,637,204          6,694,342
     Advances by borrowers for taxes and insurance                                       477,386            565,950
     Accrued interest payable                                                             49,703             74,126
     Other liabilities                                                                   258,521            524,734
                                                                                  -----------------  -----------------

             TOTAL LIABILITIES                                                        79,695,648         77,874,262
                                                                                  -----------------  -----------------

     Commitments and contingencies (Note 9)

     Retained earnings - substantially restricted                                      7,755,558          7,199,733
     Accumulated other comprehensive income (loss)                                       (83,900)           187,158
                                                                                  -----------------  -----------------

             TOTAL RETAINED EARNINGS                                                    7,671,658          7,386,891
                                                                                  -----------------  -----------------

             TOTAL LIABILITIES AND RETAINED EARNINGS                            $     87,367,306    $    85,261,153
                                                                                  =================  =================

See accompanying notes to the consolidated financial statements.

                                   Exhibit 3.


                        CONSOLIDATED STATEMENT OF INCOME

                                                                                      Year Ended October 31,
                                                                                      2003               2002
                                                                                  --------------      -------------
INTEREST AND DIVIDEND INCOME
     Loans receivable                                                            $     3,934,009     $    4,649,646
     Investment securities:
       Taxable                                                                         1,034,380          1,075,990
       Exempt from federal income tax
                                                                                          76,690             18,502
     Interest-bearing deposits with other institutions
                                                                                          57,321             67,672
     Other dividend income
                                                                                          17,589             25,678
                                                                                  --------------      -------------
             Total interest and dividend income                                        5,119,989          5,837,488
                                                                                  --------------      -------------
INTEREST EXPENSE
     Deposits                                                                          2,227,809          2,705,330
     Federal Home Loan Bank borrowings                                                   221,872            294,229
                                                                                  --------------      -------------
             Total interest expense                                                    2,449,681          2,999,559
                                                                                  --------------      -------------

NET INTEREST INCOME                                                                    2,670,308          2,837,929
Provision for loan losses
                                                                                          33,000             25,000
                                                                                  --------------      -------------
NET INTEREST INCOME AFTER PROVISION
     FOR LOAN LOSSES                                                                   2,637,308          2,812,929
                                                                                  --------------      -------------
NONINTEREST INCOME
     Service fees on deposit accounts                                                    319,052            302,872
     Other
                                                                                          66,780             62,479
                                                                                  --------------      -------------
             Total noninterest income                                                    385,832            365,351
                                                                                  --------------      -------------
NONINTEREST EXPENSE
     Compensation and employee benefits                                                1,094,923          1,164,884
     Occupancy and equipment                                                             271,647            387,215
     Real estate operations, net
                                                                                          15,377           (59,119)
     Federal deposit insurance premiums
                                                                                          44,859             74,234
     Data processing expense                                                             296,342            289,646
     Professional fees
                                                                                          96,465             76,934
     Other                                                                               357,717            351,703
                                                                                  --------------      -------------
             Total noninterest expense                                                 2,177,330          2,285,497
                                                                                  --------------      -------------
Income before income taxes                                                               845,810            892,783
Income taxes                                                                             289,985            363,999
                                                                                  --------------      -------------
NET INCOME                                                                       $       555,825     $      528,784
                                                                                  ==============      =============

See accompanying notes to the consolidated financial statements.

                                   EXHIBIT 4.


             CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS

                                              Retained         Accumulated
                                              Earnings         Other Total
                                           Substantially       Comprehensive           Retained        Comprehensive
                                             Restricted        Income (Loss)           Earnings            Income
                                          ---------------     --------------        --------------     -------------
Balance, October 31, 2001                  $ 6,670,949        $   185,310           $   6,856,259

Net income                                     528,784                                    528,784      $   528,784
Other comprehensive income:
    Unrealized gain on available
      for sale securities
      net of taxes of $1,267                                        1,848                   1,848            1,848
                                                                                                        ----------
Comprehensive income                                                                                   $   530,632
                                            ----------         ----------            ------------       ==========

Balance, October 31, 2002                    7,199,733            187,158               7,386,891

Net income                                      55,825                                    555,825          555,825
Other comprehensive income:
    Unrealized loss on available
      for sale securities
      net of tax benefit of $163,887                             (271,058)               (271,058)        (271,058)
                                                                                                        ----------
Comprehensive income                                                                                   $   284,767
                                            ----------         ----------            ------------       ==========
Balance, October 31, 2003                  $ 7,755,558        $   (83,900)          $   7,671,658
                                            ==========         ==========            ============

See accompanying notes to the consolidated financial statements.

                                   EXHIBIT 5.


                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                            Year Ended October 31,
                                                                                           2003               2002
                                                                                      ------------       ------------
OPERATING ACTIVITIES
     Net income                                                                      $     555,825      $     528,784
     Adjustments to reconcile net income to net cash provided
       by operating activities:
         Provision for loan losses                                                          33,000             25,000
         Depreciation, amortization, and accretion                                         167,784            172,683
         Deferred federal income taxes                                                      77,339             25,571
         Decrease in accrued interest receivable                                            12,831             24,069
         Decrease in accrued interest payable                                              (24,423)           (43,296)
         Other, net                                                                       (218,021)          (200,475)
                                                                                      ------------      -------------
             Net cash provided by operating activities                                     604,335            532,336
                                                                                      ------------      -------------
INVESTING ACTIVITIES
     Investment securities available for sale:
         Proceeds from principal repayments and maturities                              15,076,499          8,751,548
         Purchases                                                                     (19,541,205)       (15,372,142)
     Decrease in loans receivable, net                                                     746,406          7,303,725
     Proceeds from sales of real estate acquired through
        foreclosure                                                                        260,235            953,097
     Redemption (purchase) of Federal Home Loan Bank stock                                 (92,900)            58,700
     Purchase of premises and equipment                                                   (162,208)           (46,393)
                                                                                      ------------      -------------
             Net cash provided by (used for) investing activities                       (3,713,173)         1,648,535
                                                                                      ------------      -------------
FINANCING ACTIVITIES
     Increase in deposits, net                                                           2,257,724          1,098,726
     Repayment of Federal Home Loan Bank borrowings                                        (57,138)        (1,151,020)
     Decrease in advances by borrowers
        for taxes and insurance, net                                                       (88,564)          (152,038)
                                                                                      ------------      -------------
             Net cash provided by (used for) financing activities                        2,112,022           (204,332)
                                                                                      ------------      -------------

             Increase (decrease) in cash and cash equivalents                             (996,816)         1,976,539

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                           7,300,707          5,324,168
                                                                                      ------------      -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                             $   6,303,891     $    7,300,707
                                                                                      ============      =============

SUPPLEMENTAL CASH FLOW DISCLOSURES
     Cash paid:
         Interest                                                                    $   2,474,104     $    3,042,855
         Income taxes                                                                      317,717            405,160
     Noncash transactions:
         Transfers from loans to real estate acquired through foreclosure                  312,813            660,169

See accompanying notes to the consolidated financial statements.

          Exhibit 6                                                  Page 1 of 5
   Selected Financial Data

                                                   Corporate                      Key Financial Data for the Most Recent Quarter
                                  ------------------------------------------- ------------------------------------------------------
                                                                                            Securi-          Borrow-
                                        Number            Conver-  Total    Loans/   Loans/  ties   Deposits/ ings/  /IEA/
                                         of       IPO     sion     Assets  Deposits  Assets Assets   Assets   Assets  IBL
 Ticker  Short Name Exchange City State Offices   Date     Type    ($000)     (%)     (%)    (%)      (%)     (%)   (%)
---------------------------------------------------------------------------- ------------------------------------------------------
      Comparable Thrift Data
ALFC Atlantic
       Liberty
       Financial
       Corp        NASDAQ Brooklyn   NY   2     10/23/2002 Standard 159,080   97.74   67.19  25.19    68.74   13.33 118.61
AMFC AMB Financial
       Corp.       NASDAQ Munster    IN   3     04/01/1996 Standard 148,499  106.27   79.71   6.83    75.00   14.11 102.30
CIBI Community
       Investors
       Bancorp,
       Inc.        NASDAQ Bucyrus    OH   3     02/07/1995 Standard 121,375  110.13   78.62  10.51    71.40   17.41 109.88
CKFB CKF Bancorp,
       Inc.        NASDAQ Danville   KY   3     01/04/1995 Standard 144,984  103.36   86.75   8.27    83.93    4.76 108.40
ESBK Elmira
       Savings
       Bank, FSB   NASDAQ Elmira     NY   6     03/01/1985 Standard 291,292   80.82   64.99  30.07    80.41   11.00 115.55
FFDF FFD Financial
       Corporation NASDAQ Dover      OH   3     04/03/1996 Standard 136,469  112.09   84.88   3.55    75.73   11.28 113.10
FKKY Frankfort
       First
       Bancorp,
       Inc.        NASDAQ Frankfort  KY   3     07/10/1995 Standard 138,611  164.50   90.31   4.63    54.90   30.77 114.98
FNFI First Niles
       Financial,
       Inc.        NASDAQ Niles      OH   1     10/27/1998 Standard  98,956   63.53   39.46  53.88    62.12   20.72 121.33
HWEN Home
       Financial
       Bancorp     NASDAQ Spencer    IN   2     07/02/1996 Standard  61,828  124.13   77.50   5.77    62.44   25.88 104.88
NBSI North
       Bancshares,
       Inc.        NASDAQ Chicago    IL   2     12/21/1993 Standard 129,981  104.24   69.20  22.36    66.38   21.16 115.93
PBNC PFS Bancorp,
       Inc.        NASDAQ Aurora     IN   3     10/12/2001 Standard 117,625  108.49   82.86  10.86    76.38       - 129.13
PSFC Peoples-
       Sidney
       Financial
       Corporation NASDAQ Sidney     OH   4     04/28/1997 Standard 140,667  128.88   83.62   6.38    64.88   22.51 112.54
SZB  SouthFirst
       Bancshares,
       Inc.        AMEX   Sylacauga  AL   3     02/14/1995 Standard 133,654   91.47   64.03  25.23    70.00   20.20 100.98
UTBI United
       Tennessee
       Bankshares
       Inc.        NASDAQ Newport    TN   3     01/05/1998 Standard 117,681   80.01   67.41  26.24    84.25       - 115.63
---------------------------------------------------------------------------- -------------------------------------------------------
     Average                                                     138,622  105.40   74.04  17.13    71.18   15.22 113.09
     Median                                                      135,062  105.26   78.06  10.69    70.70   15.76 114.04
     Maximum                                                     291,292  164.50   90.31  53.88    84.25   30.77 129.13
     Minimum                                                      61,828   63.53   39.46   3.55    54.90       - 100.98

TBD  SE
       Financial
       Corp.       OTC    Philadelp  PA   2     TBD Standard      87,367   73.84   58.07  31.29    82.72    7.60 110.36

     Variance to the Comparable Median                           (47,695) (31.41)(19.99)  20.60    12.02   (8.16) (3.68)

          Exhibit 6                                                  Page 2 of 5
   Selected Financial Data

                                                                                Asset Quality for the                 Profitability
                           Capital for the Most Recent Quarter                   Most Recent Quarter                   for the LTM
                      ------------------------------------------------ ---------------------------------------------- --------------
                                                     Core
                                Tangible Intangible Capital  Equity +          Reser-                  Reser- Reser-  Return Return
                       Equity/  Equity/   Assets/  Tangible  Reserves/  NPLs/   ves/   NPAs/  NPAs/     ves/   ves/   on Ave on Ave
                       Assets Tang Assets Equity    Assets   Assets     Loans   NPLs  Assets Equity    Loans NPAs +90 Assets Equity
Ticker Short Name        (%)      (%)       (%)       (%)      (%)      (%)     (%)     (%)    (%)      (%)    (%)      (%)      (%)
-------------------------------  ---------------------------------------------  --------------------------------------------------
      Comparable Thrift Data
ALFC Atlantic
       Liberty
       Financial
       Corp.            16.26    16.26         -     11.39    16.63     0.27   198.63    0.23   1.43     0.54  156.87   0.88   5.21
AMFC AMB Financial
       Corp.             8.21     8.21         -      8.40     8.88     1.09    77.52    0.97  11.79     0.84   69.59   0.78   9.66
CIBI Community
     Investors
     Bancorp, Inc.      10.67    10.67         -     10.44    11.13     0.97    59.40    0.76   7.15     0.58   59.40   0.87   8.27
CKFB CKF Bancorp, Inc.  10.39     9.71      7.30        NA    10.82       NA       NA      NA     NA     0.49      NA   1.03  10.21
ESBK Elmira Savings
       Bank, FSB         7.45     7.26      2.72      7.34     8.25     1.09   113.53    0.75  10.01     1.23  106.77   0.86  11.46
FFDF FFD Financial
       Corporation      12.44    12.44         -     11.66    13.03     1.04    67.67    0.88   7.07     0.70   67.67   0.73   5.87
FKKY Frankfort
       First Bancorp,
       Inc.             12.90    12.90         -     11.25    12.96        -       NM       -      -     0.07    9.70   0.86   6.58
FNFI First Niles
       Financial, Inc.  16.22    16.22         -     14.60    16.99     1.94   100.79    0.76   4.71     1.95   72.64   1.06   6.00
HWEN Home Financial
       Bancorp          11.02    11.02         -      9.10    11.57     1.35    52.55    2.27  20.61     0.71   24.22   0.54   5.12
NBSI North
       Bancshares, Inc. 10.47    10.47         -     10.07    10.72        -       NM       -      -     0.36      NM   0.31   3.03
PBNC PFS Bancorp, Inc.  22.61    22.61         -     17.95    23.24     1.13    68.00    1.08   4.77     0.77   58.94   0.69   3.05
PSFC Peoples-Sidney
       Financial
       Corporation      12.39    12.39         -     11.30    12.93     1.01    63.34    0.92   7.42     0.64   36.51   0.62   5.03
SZB  SouthFirst
       Bancshares, Inc.  8.74     8.36      4.66      9.99     9.63     2.51    55.42    1.66  18.99     1.39   53.72   0.08   0.91
UTBI United Tennessee
       Bankshares, Inc. 13.92    13.32      4.96     11.32    14.68        -       NM    0.04   0.29     1.12  218.38   1.52  10.72
------------------------------------------------------------------------------------------------------------------------------------
     Average            12.41    12.27      1.40     11.14    12.96     0.95    85.69    0.79   7.25     0.81   77.87   0.77   6.51
     Median             11.71    11.71         -     11.25    12.25     1.04    67.84    0.76   7.07     0.71   63.54   0.82   5.94
     Maximum            22.61    22.61      7.30     17.95    23.24     2.51   198.63    2.27  20.61     1.95  218.38   1.52  11.46
     Minimum             7.45     7.26         -      7.34     8.25        -    52.55       -      -     0.07    9.70   0.08   0.91

TBD  SE Financial Corp.  8.78     8.78         -      8.86     9.08     0.75    68.85    0.48   5.49     0.51   62.47   0.64   7.23

     Variance to the
       Comparable
       Median           (2.93)   (2.93)        -     (2.39)   (3.17)   (0.29)    1.01   (0.28) (1.58)   (0.20)  (1.06) (0.18)  1.30

          Exhibit 6                                                  Page 3 of 5
   Selected Financial Data

                                                             Income Statement for the LTM                     Balance Sheet Growth
                                           ----------------------------------------------------------------  -----------------------
                                                                               Non-   Non-
                                           Yield                            interest interest
                                           on Ave            Net     Net     Income/ Expense/ Effic-  Over-   Asset    Loan  Deposit
                                           Earn   Cost of Interest Interest   Avg      Ave    iency   head    Growth  Growth  Growth
                                           Assets   Funds   Spread  Margin   Assets   Assets  Ratio  Ratio     Rate    Rate    Rate
 Ticker               Short Name             (%)     (%)      (%)     (%)      (%)      (%)    (%)    (%)      (%)     (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
                                                      Comparable Thrift Data
ALFC     Atlantic Liberty Financial Corp     6.02    1.85     4.17    4.46      0.27    2.91  64.32  62.02    (4.63)  10.19  (28.71)
AMFC     AMB Financial Corp.                 6.29    3.04     3.25    3.31      1.05    2.81  68.70  57.91     1.32    2.28    5.51
CIBI     Community Investors Bancorp, Inc.   5.81    2.94     2.87    3.13      0.43    2.13  60.91  55.48     0.04   (1.85)  (0.15)
CKFB     CKF Bancorp, Inc.                   5.88    3.01     2.87    3.10      0.14    1.55  49.33  46.98     1.85    5.09    1.19
ESBK     Elmira Savings Bank, FSB            5.99    2.67     3.32    3.68      0.76    2.81  65.57  57.99     2.61  (10.90)   1.64
FFDF     FFD Financial Corporation           4.98    2.39     2.59    2.87      0.74    2.37  66.45  57.72     0.60    9.35    2.50
FKKY     Frankfort First Bancorp, Inc.       6.06    4.08     1.98    2.52      0.05    1.23  48.72  47.78    (0.62)  (2.97)   1.31
FNFI     First Niles Financial, Inc.         5.46    2.74     2.72    3.20      0.05    1.85  58.08  57.41     1.05   (4.45)   3.85
HWEN     Home Financial Bancorp              8.31    3.33     4.98    5.13      0.54    3.97  72.98  69.98    (9.57)  (8.20) (12.39)
NBSI     North Bancshares, Inc.              5.46    3.35     2.11    2.57      0.34    2.38  84.01  81.82    (6.87)  (3.18)  (3.61)
PBNC     PFS Bancorp, Inc.                   5.08    2.36     2.72    3.25      0.33    2.30  64.35  60.72    (3.06)   2.81   (3.35)
PSFC     Peoples-Sidney Financial
           Corporation                       6.19    3.41     2.78    3.16      0.10    2.18  68.12  67.12     5.46   (2.27)  (1.62)
SZB      SouthFirst Bancshares, Inc.         6.09    2.93     3.16    3.19      2.57    5.01  92.38  85.38    (5.62)  (8.81)  (3.03)
UTBI     United Tennessee
           Bankshares, Inc.                  6.38    1.89     4.49    4.75      0.38    2.46  47.51  43.21     7.82   (0.53)   8.10
------------------------------------------------------------------------------------------------------------------------------------
         Average                             6.00    2.86     3.14    3.45      0.55    2.57  65.10  60.82    (0.69)  (0.96)  (2.05)
         Median                              6.01    2.94     2.87    3.20      0.36    2.38  64.96  57.95     0.32   (2.06)   0.52
         Maximum                             8.31    4.08     4.98    5.13      2.57    5.01  92.38  85.38     7.82   10.19    8.10
         Minimum                             4.98    1.85     1.98    2.52      0.05    1.23  47.51  43.21    (9.57) (10.90) (28.71)

TBD      SE Financial Corp.                  6.21    3.25     2.95    3.26      0.45    2.52  71.24  67.08     2.47   (1.86)   3.23

         Variance to the Comparable Median   0.21    0.32     0.08    0.06      0.09    0.14   6.28   9.13     2.15    0.20    2.71

                  Exhibit 6                                          Page 3 of 5
           Selected Financial Data                                   Continued

                                                                             Market Data
                                                       ----------------------------------------------------------
                                                                                          Publicly   Tangible
                                                         Market    Price    Price   Price Reported   Publicly Rep
                                                          Value Per Share    High   Low   Book Value Book Value
 Ticker               Short Name                             ($)      ($)      ($)     ($)      ($)        ($)
-----------------------------------------------------------------------------------------------------------------
             Comparable Thrift Data
ALFC     Atlantic Liberty Financial Corp                  32.47    18.98    20.28   18.01    15.12      15.12
AMFC     AMB Financial Corp.                              13.84    14.58    16.50   13.12    12.83      12.83
CIBI     Community Investors Bancorp, Inc.                17.79    16.42    16.42   13.13    12.06      12.06
CKFB     CKF Bancorp, Inc.                                23.69    16.10    18.04   13.13    10.24       9.49
ESBK     Elmira Savings Bank, FSB                         32.20    31.01    31.50   28.70    20.89      20.32
FFDF     FFD Financial Corporation                        18.41    15.15    15.15   14.59    13.99      13.99
FKKY     Frankfort First Bancorp, Inc.                    28.02    22.21    22.37   19.79    14.23      14.23
FNFI     First Niles Financial, Inc.                      24.65    17.75    17.90   16.43    11.56      11.56
HWEN     Home Financial Bancorp                            8.42     6.21     6.40    5.46     5.02       5.02
NBSI     North Bancshares, Inc.                           16.60    14.50    15.00   12.75    11.81      11.81
PBNC     PFS Bancorp, Inc.                                29.61    20.09    20.80   17.89    18.04      18.04
PSFC     Peoples-Sidney Financial Corporation             23.32    16.20    16.20   13.25    12.11      12.11
SZB      SouthFirst Bancshares, Inc.                      12.12    16.75    17.75   15.85    16.13      15.38
UTBI     United Tennessee Bankshares, Inc.                24.22    19.50    19.50   15.09    13.19      12.54
----------------------------------------------   ----------------------------------------------------------------
         Average                                          21.81    17.53    18.13   15.51    13.37      13.18
         Median                                           23.51    16.59    17.83   14.84    13.01      12.69
         Maximum                                          32.47    31.01    31.50   28.70    20.89      20.32
         Minimum                                           8.42     6.21     6.40    5.46     5.02       5.02

TBD      SE Financial Corp.                               17.50       NA       NA      NA       NA         NA

         Variance to the Comparable Median                (6.01)      NA       NA      NA       NA         NA


                  Exhibit 6                                          Page 4 of 5
           Selected Financial Data

                                                  Dividends                     Current Prcing Date as of 1/24/04
                                             --------------------- -----------------------------------------------------------------
                                                                                                        Price     Price
                                                                                                      Publicly    Tamg
                                              Current LTM Dividend          Price/            Price/     Rep    Publicly
                                             Dividend   Payout     Price/    Core    Price/    LTM      Book      Rep       Price/
                                                Yield    Ratio     Earnings Earnings LTM EPS  Core EPS  Value Book Value    Assets
 Ticker               Short Name                   ($)      (%)      (x)      (x)      (x)     (x)       (%)       (%)       (%)
------------------------------------------------------------------ -----------------------------------------------------------------
         Comparable Thrift Data
ALFC     Atlantic Liberty Financial Corp         1.05       NA       21.57    21.57       NA      NA     125.53    125.53    20.41
AMFC     AMB Financial Corp.                     1.37    17.02       13.02    11.76    12.79   11.76     113.64    113.64     9.32
CIBI     Community Investors Bancorp, Inc.       2.07    33.85       18.66    18.66    17.10   17.10     136.15    136.15    14.53
CKFB     CKF Bancorp, Inc.                       2.98    40.74       13.88       NA    14.91      NA     157.23    169.65    16.34
ESBK     Elmira Savings Bank, FSB                2.45    30.00       13.60    13.60    13.31   14.49     148.44    152.61    11.05
FFDF     FFD Financial Corporation               2.77    48.78       25.25    25.25    18.48   18.48     108.29    108.29    13.47
FKKY     Frankfort First Bancorp, Inc.           5.04   121.74       32.66    29.22       NA   24.14     156.08    156.08    20.13
FNFI     First Niles Financial, Inc.             3.38    71.79       22.19    26.10    22.76   25.72     153.55    153.55    24.91
HWEN     Home Financial Bancorp                  1.93    46.15       19.41    19.41    23.88   17.74     123.71    123.71    13.62
NBSI     North Bancshares, Inc.                  2.21   110.81       30.21    45.31    45.31   43.94     122.78    122.78    12.85
PBNC     PFS Bancorp, Inc.                       1.49    46.61       33.48    33.48    34.05   33.48     111.36    111.36    25.17
PSFC     Peoples-Sidney Financial Corporation    3.46    81.54       23.82    22.50    24.18   24.92     133.77    133.77    16.58
SZB      SouthFirst Bancshares, Inc.             3.58   400.00          NM       NM   111.67      NM     103.84    108.91     9.07
UTBI     United Tennessee Bankshares, Inc.       1.69    25.00       14.34    14.34    14.77   14.89     147.84    155.50    20.58
------------------------------------------------------------------------------------------------------------------------------------
         Average                                 2.53    82.62       21.70    23.43    29.43   22.42     131.59    133.68    16.29
         Median                                  2.33    46.61       21.57    22.04    20.62   18.48     129.65    129.65    15.44
         Maximum                                 5.04   400.00       33.48    45.31   111.67   43.94     157.23    169.65    25.17
         Minimum                                 1.05    17.02       13.02    11.76    12.79   11.76     103.84    108.29     9.07

TBD      SE Financial Corp.                        NA       NA          NA       NA       NA      NA         NA        NA       NA

         Variance to the Comparable Median         NA       NA          NA       NA       NM      NM         NA        NA       NA

                  Exhibit 6                                          Page 4 of 5
           Selected Financial Data                                   Continued

                                                          Productivity
                                                         -----------
                                                          Full Time
                                                          Equivalent
                                                          Employees
 Ticker               Short Name                             LTM
--------------------------------------------------------------------
                           Comparable Thrift Data
ALFC     Atlantic Liberty Financial Corp                         24
AMFC     AMB Financial Corp.                                     30
CIBI     Community Investors Bancorp, Inc.                       35
CKFB     CKF Bancorp, Inc.                                       NA
ESBK     Elmira Savings Bank, FSB                               108
FFDF     FFD Financial Corporation                               41
FKKY     Frankfort First Bancorp, Inc.                           26
FNFI     First Niles Financial, Inc.                             12
HWEN     Home Financial Bancorp                                  25
NBSI     North Bancshares, Inc.                                  33
PBNC     PFS Bancorp, Inc.                                       35
PSFC     Peoples-Sidney Financial Corporation                    31
SZB      SouthFirst Bancshares, Inc.                             82
UTBI     United Tennessee Bankshares, Inc.                       28
----------------------------------------------   -------------------
         Average                                                 39
         Median                                                  31
         Maximum                                                108
         Minimum                                                 12

TBD      SE Financial Corp.                                      23

         Variance to the Comparable Median                       (8)

                  Exhibit 6                                          Page 5 of 5
           Selected Financial Data

                                                                           Income
                                                  ---------------------------------------------------------

                                                   Net    Core     Core           Net    Core    Core
                                                   Income Income   EPS     EPS   Income Income   EPS    EPS
 Ticker               Short Name                    MRQ    MRQ     MRQ     MRQ   LTM     LTM     LTM    LTM
-----------------------------------------------------------------------------------------------------------
                 Comparable Thrift Data
ALFC     Atlantic Liberty Financial Corp             356     356   0.22   0.22   1,254   1,254     NA     NA
AMFC     AMB Financial Corp.                         285     314   0.28   0.31   1,146   1,242   1.14   1.24
CIBI     Community Investors Bancorp, Inc.           237     237   0.22   0.22   1,059   1,059   0.96   0.96
CKFB     CKF Bancorp, Inc.                           404      NA   0.29     NA   1,480      NA   1.08     NA
ESBK     Elmira Savings Bank, FSB                    601     601   0.57   0.57   2,443   2,239   2.33   2.14
FFDF     FFD Financial Corporation                   176     176   0.15   0.15     988     988   0.82   0.82
FKKY     Frankfort First Bancorp, Inc.               251     251   0.19   0.19   1,192   1,192   0.92   0.92
FNFI     First Niles Financial, Inc.                 261     225   0.20   0.17   1,056     935   0.78   0.69
HWEN     Home Financial Bancorp                      100      99   0.08   0.08     341     456   0.26   0.35
NBSI     North Bancshares, Inc.                       93      95   0.08   0.08     417     380   0.37   0.33
PBNC     PFS Bancorp, Inc.                           204     204   0.15   0.15     819     837   0.59   0.60
PSFC     Peoples-Sidney Financial Corporation        249     249   0.18   0.18     872     872   0.65   0.65
SZB      SouthFirst Bancshares, Inc.                 -87     -88  (0.12) (0.12)    116     -39   0.15  (0.05)
UTBI     United Tennessee Bankshares, Inc.           437     437   0.34   0.34   1,716   1,708   1.32   1.31
----------------------------------------------    -----------------------------------------------------------
         Average                                     255     243   0.20   0.20   1,064   1,009   0.87   0.83
         Median                                      250     237   0.20   0.18   1,058     988   0.82   0.76
         Maximum                                     601     601   0.57   0.57   2,443   2,239   2.33   2.14
         Minimum                                     -87     -88  (0.12  )(0.12)   116     -39   0.15  (0.05)

TBD      SE Financial Corp.                           NA      NA     NA     NA     556     556     NA     NA

         Variance to the Comparable Median            NM      NM     NM     NM    (502)   (432)    NM     NM


              Exhibit 7
         Industry Multiples
 Pricing Data as of January 20, 2004

                                                           --------------------------------------------------------
                                                                     Current Price in Relation to
                                                           --------------------------------------------------------           LTM
                                          Current Current                                          Tangible         Current Dividend
                                          Stock   Market                      LTM   LTM      Book    Book           Dividend Payout
                                          Price   Value Earnings  Core EPS    EPS Core EPS   Value   Value   Assets  Yield    Ratio
Ticker  Short Name                           ($)   ($M)      (x)     (x)      (x)    (x)      (%)     (%)      (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------
AABC    Access Anytime Bancorp, Inc.      13.31    17.99    11.88   11.88    12.10  12.10    118.84  132.97     8.91   0.00     0.00
ABBK    Abington Bancorp, Inc.            40.52   158.96   112.56  168.83    47.12  53.32    278.68  337.67    19.24   1.09    51.16
ABCW    Anchor BanCorp Wisconsin Inc.     25.81   597.26    13.44   13.44    11.89  12.12    203.87  220.03    16.31   1.70    18.43
AF      Astoria Financial Corporation     35.90 2,850.34    16.93   18.32    13.86  14.71    188.55  216.66    12.96   2.45    32.43
AFBC    Advance Financial Bancorp         18.00    25.17     9.38    9.38    12.00  12.00    122.53  177.51     7.70   2.22    24.00
ALFC    Atlantic Liberty Financial Corp   18.98    32.47    21.57   21.57       NA     NA    125.53  125.53    20.41   1.05       NA
AMFC    AMB Financial Corp.               14.58    13.84    13.02   11.76    12.79  11.76    113.64  113.64     9.32   1.37    17.02
ANE     Alliance Bancorp of New England,
          Inc.                            40.15   108.26       NM   45.63    45.63  32.64    360.09  360.74    25.38   0.75    34.09
ASBI    Ameriana Bancorp                  16.19    50.97    13.49      NM       NM     NM    130.67  133.14    12.67   3.95       NM
ASBP    ASB Financial Corp.               25.00    41.39    21.55   23.15    19.69  21.01    253.04  253.04    27.06   2.24   121.26
BBX     BankAtlantic Bancorp, Inc.        15.52   839.78    12.93   12.93    14.11  13.38    177.98  215.26    17.60   0.85    11.45
BFD     BostonFed Bancorp, Inc.           35.31   158.12    28.48   28.48    63.05  63.05    169.52  191.80     9.64   1.81   114.29
BHL     Berkshire Hills Bancorp, Inc.     37.90   222.81    22.03   24.29   114.85     NM    185.24  202.57    19.08   1.27   145.45
BKUNA   BankUnited Financial Corporation  26.00   762.08    18.57   18.57    19.12  20.63    174.73  186.65    10.80   0.00     0.00
BRBI    Blue River Bancshares, Inc.        6.35    15.28    79.38      NM       NM     NM    127.51  127.51    13.84   0.00       NM
BYFC    Broadway Financial Corporation    13.91    25.47    18.30   18.30    19.05  19.05    155.77  155.77    11.49   1.08    23.97
CAFI    Camco Financial Corporation       17.38   128.27    20.69   27.16    15.11  16.09    136.74  141.19    12.27   3.34    48.70
CASH    First Midwest Financial, Inc.     21.99    54.84    18.33   18.33    16.17  17.45    127.48  138.40     7.10   2.36    38.24
CBSA    Coastal Bancorp, Inc.             41.21   215.75    17.17      NA    18.56     NA    166.30  198.03     8.04   1.46    24.32
CCBI    Commercial Capital Bancorp Inc.   26.85   602.40    29.18   30.51       NA     NA    625.87  723.72    41.48   0.00       NA
CEBK    Central Bancorp, Inc.             36.00    59.94    16.98   18.00    21.56  21.69    140.73  148.51    12.52   1.33    28.74
CFB     Commercial Federal Corporation    27.90 1,176.36    13.68    7.19    13.22  18.00    155.35  203.80     9.46   1.79    18.01
CFCP    Coastal Financial Corporation     17.34   224.74    20.64   19.70    20.89  21.41    304.21  304.21    18.97   1.27    24.16
CFF     Centrue Financial Corporation     27.97    72.65    15.89   14.88    35.86  42.38    166.09  190.01    10.24   1.07    38.46
CFFC    Community Financial Corporation   20.00    41.50    12.82   12.82    13.16  13.79    150.94  151.17    13.44   2.00    24.34
CFSB    Citizens First Financial Corp.    25.92    38.74    20.90   20.90    19.79  19.79    116.86  116.86    11.02   1.54    30.53
CFSL    Chesterfield Financial Corp.      25.31    98.19    42.18   42.18    35.65  35.65    133.35  134.20    26.63   1.26    35.21
CIBI    Community Investors Bancorp, Inc. 16.42    17.79    18.66   18.66    17.10  17.10    136.15  136.15    14.53   2.07    33.85
CITZ    CFS Bancorp, Inc.                 14.99   182.44    46.84   62.46    42.83  55.52    118.31  118.31    12.32   2.94   122.86
CKFB    CKF Bancorp, Inc.                 16.10    23.69    13.88      NA    14.91     NA    157.23  169.65    16.34   2.98    40.74
CNY     Carver Bancorp, Inc.              25.98    59.35    11.81   12.03    14.68  14.76    148.80  149.05    11.37   0.77     8.47
CTZN    Citizens First Bancorp, Inc.      22.89   195.00    15.06      NA    14.13     NA    125.98  125.98    18.32   1.57    20.37
DCOM    Dime Community Bancshares, Inc.   30.63   784.28    12.55   12.55    14.12  13.99    274.46  343.39    25.14   2.22    26.27
DFBS    DutchFork Bancshares, Inc.        38.10    42.97    10.82  158.75    12.17  38.10    131.97  131.97    18.28   0.00     0.00
DSL     Downey Financial Corp.            49.21 1,374.37    14.47      NA    13.52     NA    149.89  150.40    11.80   0.73     9.89
EFC     EFC Bancorp, Inc.                 25.48   116.77    15.54   17.22    16.23  17.57    152.39  152.39    13.23   2.32    35.99
ESBF    ESB Financial Corporation         15.75   169.92    19.69   23.16    20.19  23.51    174.61  189.53    12.51   2.54    47.00
ESBK    Elmira Savings Bank, FSB          31.01    32.20    13.60   13.60    13.31  14.49    148.44  152.61    11.05   2.45    30.00
EVRT    EverTrust Financial Group, Inc.   19.11   137.10    22.75   28.10    21.23  21.47    147.34  147.34    18.88   2.30    38.26
FAB     FIRSTFED AMERICA BANCORP, INC.    26.70   459.93    19.63   20.86    18.16  21.36    228.99  311.55    18.31   1.95    26.87
FBC     Flagstar Bancorp, Inc.            23.20 1,402.52    10.18      NA     5.81     NA    215.01  215.01    13.32   2.59    11.28
FBEI    First Bancorp of Indiana, Inc.    20.27    32.61    23.03      NA    22.27     NA        NA      NA       NA   2.66       NA
FBNW    FirstBank NW Corp.                30.50    86.26    14.95   14.95    13.74  13.74    126.03  126.03    12.36   1.97    27.03
FBSI    First Bancshares, Inc.            20.66    34.09    13.96   13.96    15.08  15.19    126.28  128.80    12.55   0.77    11.68
FBTC    First BancTrust Corporation       24.00    30.25    13.33   15.79    14.46  15.09    117.53  117.53    13.47   1.67    18.07
FBTX    Franklin Bank Corp.               18.50   333.80       NA      NA       NA     NM        NA      NA       NA   0.00       NM
FCB     Falmouth Bancorp, Inc.            36.50    33.39    39.67   39.67    57.03  28.97    187.85  187.85    20.08   1.42    81.25
FCFL    First Community Bank Corporation
          of America                      15.50    30.89    21.53   21.53       NA     NA    156.09  159.63    17.81   0.00       NA
FDT     Federal Trust Corporation          7.80    51.41    17.73   17.73    19.50  21.67    196.47  196.47    11.70   1.03     7.50
FED     FirstFed Financial Corp.          41.25   701.78     9.92    9.92    11.24  11.24    166.94  170.10    15.54   0.00     0.00
FESX    First Essex Bancorp, Inc.         58.96   493.61    43.35   22.68    26.68  22.76    301.74  332.92    26.33   1.63    38.25

                                  Page 1 of 7

                                                           --------------------------------------------------------
                                                                     Current Price in Relation to
                                                           --------------------------------------------------------           LTM
                                          Current Current                                          Tangible         Current Dividend
                                          Stock   Market                      LTM   LTM      Book    Book           Dividend Payout
                                          Price   Value Earnings  Core EPS    EPS Core EPS   Value   Value   Assets  Yield    Ratio
Ticker  Short Name                           ($)   ($M)      (x)     (x)      (x)    (x)      (%)     (%)      (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

FFBH    First Federal Bancshares of
          Arkansas Inc.                   20.06   106.88    14.33   14.33    13.84  13.84    145.26  145.26    15.36   1.79    22.07
FFBI    First Federal Bancshares, Inc.    33.31    61.63    17.35   32.03    22.97  32.98    151.68  158.77    19.71   1.32    26.21
FFBZ    First Federal Bancorp, Inc.        9.00    29.35    15.00   15.00    16.67  15.00    136.57  136.57    12.51   2.67    40.74
FFCH    First Financial Holdings, Inc.    29.45   370.33    17.96      NA    14.87     NA    224.98      NA    15.21   2.99    39.90
FFDF    FFD Financial Corporation         15.15    18.41    25.25   25.25    18.48  18.48    108.29  108.29    13.47   2.77    48.78
FFED    Fidelity Federal Bancorp           1.73    16.64       NM      NA       NM     NA    124.46  124.46    10.61   0.00       NA
FFHH    FSF Financial Corp.               30.20    71.92    15.73   16.06    13.07  11.84    135.43  149.73    13.09   3.97    47.06
FFHS    First Franklin Corporation        18.61    30.53    20.23   23.26    16.32  21.15    128.26  128.26    11.11   1.72    26.75
FFIC    Flushing Financial Corporation    18.50   353.84    14.92   14.92    15.68  15.68    252.04  259.10    19.13   1.58    22.60
FFLC    FFLC Bancorp, Inc.                29.85   161.11    19.13      NA    17.87     NA    208.30  208.30    17.00   1.74    27.54
FFWC    FFW Corporation                   22.15    28.62    12.31   12.31    12.59  12.66    125.50  131.14    11.96   2.89    34.66
FKAN    First Kansas Financial Corporation18.70    16.98       NM      NM       NM     NM    104.76  104.76    11.14   1.07       NM
FKFS    First Keystone Financial, Inc.    27.30    51.51    23.53   37.92    20.22  23.53    162.31  162.31     9.41   1.61    29.63
FKKY    Frankfort First Bancorp, Inc.     22.21    28.02    32.66   29.22       NA  24.14    156.08  156.08    20.13   5.04   121.74
FMCO    FMS Financial Corporation         18.50   119.99    33.04   35.58    21.26  21.76    197.44  201.31    10.04   0.65    13.79
FMSB    First Mutual Bancshares, Inc.     24.22   114.28    13.16   13.76    14.42  15.43    233.56  233.56    13.64   1.16    15.90
FNFI    First Niles Financial, Inc.       17.75    24.65    22.19   26.10    22.76  25.72    153.55  153.55    24.91   3.38    71.79
FPFC    First Place Financial Corp.       19.49   259.00    14.33      NA    13.73     NA    138.23  157.43    15.50   2.87    37.32
FPTB    First PacTrust Bancorp, Inc.      22.10   115.88    27.63   27.63    29.47  28.70    122.23  122.23    18.89   1.45    24.00
FSBI    Fidelity Bancorp, Inc.            26.78    65.21    14.55   15.57    17.85  19.84    161.52  174.12    10.51   1.79    30.55
FSFF    First SecurityFed Financial, Inc. 34.81   137.60    14.50   14.50    15.61  15.61    154.99  155.12    28.03   1.95    26.46
FTFC    First Federal Capital Corp        23.48   525.64    11.51   11.51    12.69  12.69    205.78  254.66    15.54   2.39    29.19
GAF     GA Financial, Inc.                34.78   174.77    24.15   28.98    24.15  27.82    182.67  182.76    19.57   2.30    54.17
GAFC    Greater Atlantic Financial Corp.   8.20    24.70     7.88    7.88    13.67  13.90    107.61  114.05     4.95   0.00     0.00
GCFC    Central Federal Corporation       14.25    28.64       NM      NM       NM     NM    136.36  136.36    26.73   2.53       NM
GDW     Golden West Financial Corporation 98.65 4,987.61    13.48   14.34    14.38  15.13    265.90  265.90    19.68   0.41     4.96
GPT     GreenPoint Financial Corp.        37.19 4,959.32    11.34   11.48     9.71   9.89    245.15  312.00    21.86   2.58    21.50
GSLA    GS Financial Corp.                19.54    25.50    37.58      NM    39.88     NM     86.96   86.96    12.19   2.05    79.59
GTPS    Great American Bancorp, Inc.      35.50    26.84    18.88      NA    17.57     NA    152.16  156.46    16.83   1.24    21.78
GUPB    GFSB Bancorp, Inc.                22.90    26.25    20.45   20.45    17.62  17.62    147.36  147.36    10.86   2.18    41.54
HARL    Harleysville Savings Financial
          Corporation                     30.50    69.14    15.25   17.73    15.40  15.89    169.35  169.35    10.58   2.62    33.33
HCBB    HCB Bancshares, Inc.              18.18    26.37    56.81   56.81    60.60  39.52     97.32   97.32    10.87   1.98   120.00
HCBC    High Country Bancorp, Inc.        32.35    28.94    17.21   17.21    15.19  15.19    159.60  159.60    15.07   1.55    35.21
HCFC    Home City Financial Corporation   16.97    13.31    21.21   21.21    20.44  20.95    113.89  117.11     8.87   2.59    53.01
HFBC    HopFed Bancorp, Inc.              17.50    63.53    15.09   16.83    18.23  21.08    134.82  153.78    12.18   2.74    47.92
HFFB    Harrodsburg First Financial
          Bancorp, Inc.                   23.42    28.64    16.73   16.73    22.30  23.90    137.93  142.11    16.50   2.56    57.14
HFFC    HF Financial Corp.                16.82    60.32    11.68   11.68    12.94  12.94    119.46  132.44     7.69   2.54    32.33
HIFS    Hingham Institution for Savings   43.55    90.46    14.91   14.91    16.19  18.07    224.60  224.60    19.02   1.65    32.71
HLFC    Home Loan Financial Corporation   18.94    31.70    15.27   15.27    15.15  15.27    144.25  144.25    20.90   3.91    60.00
HMLK    Hemlock Federal Financial Corp.   28.82    28.05    18.01   30.02    16.01  22.17    119.33  127.01     8.75   2.36    35.00
HMNF    HMN Financial, Inc.               24.27   109.11     7.98    8.79    12.71  14.28    136.89  144.64    13.48   3.30    38.74
HRBT    Hudson River Bancorp, Inc.        20.90   633.51    19.35      NA    19.53     NA    213.70  287.88    24.56   1.53    26.17
HRZB    Horizon Financial Corp.           19.20   201.12    15.48   15.48    15.87  15.87    186.41  187.32    24.61   2.60    38.84
HTHR    Hawthorne Financial Corporation   29.50   340.87    12.94      NA    13.85     NA    192.68  222.81    13.29   0.00     0.00
HWEN    Home Financial Bancorp             6.21     8.42    19.41   19.41    23.88  17.74    123.71  123.71    13.62   1.93    46.15
HWFG    Harrington West Financial Group,
          Inc.                            16.75    72.67     9.52    9.10       NA     NA    156.98  176.69     8.07   2.39       NA
ICBC    Independence Community Bank Corp. 35.20 1,917.55    12.75      NA    13.54     NA    193.51  238.00    20.09   2.27    26.15
IFSB    Independence Federal Savings Bank 24.25    37.65       NM      NM       NM     NM    172.60  172.60    17.31   0.00       NM
KNBT    KNBT Bancorp, Inc.                17.55   532.87       NA      NA       NA     NA        NA      NA       NA   0.00       NA
LARL    Laurel Capital Group, Inc.        25.50    47.86    26.56   26.56    21.79  21.79    174.78  204.16    15.65   3.14    65.81
LNCB    Lincoln Bancorp                   20.07    88.54    25.09   25.09    22.81  21.35    112.87  116.14    15.30   2.59    52.75

                                  Page 2 of 7

                                                           --------------------------------------------------------
                                                                     Current Price in Relation to
                                                           --------------------------------------------------------           LTM
                                          Current Current                                          Tangible         Current Dividend
                                          Stock   Market                      LTM   LTM      Book    Book           Dividend Payout
                                          Price   Value Earnings  Core EPS    EPS Core EPS   Value   Value   Assets  Yield    Ratio
Ticker  Short Name                           ($)   ($M)      (x)     (x)      (x)    (x)      (%)     (%)      (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

LOGN    Logansport Financial Corp.        21.00    18.43    14.58   14.19    11.86  13.73    114.50  114.50    12.14   2.67    31.64
LSBI    LSB Financial Corp.               25.40    34.45     9.34    9.34    11.76  11.76    123.78  123.78    10.98   1.97    22.45
LSBX    LSB Corporation                   16.88    71.47     8.12      NA    17.96     NA    129.95  129.95    15.33   2.84    51.06
MAFB    MAF Bancorp, Inc.                 44.19 1,458.00    13.98   13.64    13.51  13.11    182.75  240.42    16.77   1.63    21.10
MASB    MASSBANK Corp.                    42.53   186.77    22.15   23.63    23.50  23.76    169.04  170.73    18.37   2.16    50.28
MCBF    Monarch Community Bancorp, Inc.   16.02    38.50    33.38   33.38       NA     NA    103.42  103.42    18.46   1.25       NA
MFBC    MFB Corp.                         33.00    42.94     9.94    9.94    18.33  18.54    124.06  124.06     9.91   1.33    24.17
MFLR    Mayflower Co-operative Bank       15.60    31.88    17.73   18.57    16.77  15.76    182.24  183.31    14.92   2.56    43.01
MFSF    MutualFirst Financial, Inc.       25.13   132.33    16.11      NA    14.87     NA    137.32  138.61    16.26   1.75    24.26
MSBF    MSB Financial, Inc.               18.51    24.19    42.07   18.51    17.63  14.35    156.73  176.96    24.67   2.49    35.27
MTXC    Matrix Bancorp, Inc.               9.15    59.46       NM   14.30       NM  22.32     87.06   87.06     3.71   0.00       NM
MYST    Mystic Financial, Inc.            32.50    50.14    28.02   30.09    28.51  30.09    177.50  177.50    11.45   1.23    31.32
NASB    NASB Financial, Inc.              43.25   365.70    14.81   14.81    15.23  15.34    286.61  294.22    32.98   1.57    23.24
NBN     Northeast Bancorp                 18.45    46.44    13.18   13.57    12.72  14.64    128.84  132.16    10.10   1.95    22.07
NBSI    North Bancshares, Inc.            14.50    16.60    30.21   45.31    45.31  43.94    122.78  122.78    12.85   2.21   110.81
NDE     IndyMac Bancorp Inc.              30.53 1,697.79     8.77    9.66    10.56  10.86    176.78  183.25    14.06   2.62    12.11
NEIB    Northeast Indiana Bancorp, Inc.   20.10    29.61    17.95   18.61    14.46  14.57    109.19  109.19    13.37   2.79    37.41
NEPF    Northeast Pennsylvania Financial
          Cororaiton                      19.29    80.56       NM      NM       NM     NM    144.06  180.61     8.98   2.49       NM
NHTB    New Hampshire Thrift Bancshares, I34.98    69.75    10.05   10.05    12.36  12.77    183.72  270.74    13.45   2.57    24.74
NMIL    NewMil Bancorp, Inc.              29.21   119.38    16.23   16.23    17.81  17.81    230.91  277.93    17.51   2.05    35.06
NTBK    NetBank, Inc.                     13.01   619.08    10.16   10.16    12.05  13.99    145.53  162.83    12.28   0.61     5.56
NYB     New York Community Bancorp, Inc.  40.10 7,720.07    18.92   20.05    19.75  21.22    411.70      NM    42.86   2.49    38.30
OCFC    OceanFirst Financial Corp.        26.48   354.92    16.15   16.15    16.76  16.97    267.47  270.48    20.25   3.02    48.10
PBCI    Pamrapo Bancorp, Inc.             25.15   125.10    16.99   16.99    17.84  17.84    249.75  249.75    19.47   3.18    55.85
PBNC    PFS Bancorp, Inc.                 20.09    29.61    33.48   33.48    34.05  33.48    111.36  111.36    25.17   1.49    46.61
PCBI    Peoples Community Bancorp, Inc.   23.02    58.06    14.76   16.44    15.55  17.57    124.30  140.97     7.86   0.00     0.00
PEDE    Great Pee Dee Bancorp, Inc.       17.45    31.03    25.66   22.96    25.66  21.02    117.59  123.15    20.10   3.55    68.29
PFB     PFF Bancorp, Inc.                 38.75   653.71    14.68      NA    16.42     NA    208.45  209.35    18.89   1.65    19.61
PFDC    Peoples Bancorp                   24.00    81.55    15.00   15.00    14.46  14.55    128.48  134.68    16.33   2.83    39.16
PFED    Park Bancorp, Inc.                29.14    33.66    12.35   13.25    16.10  17.35    106.78  106.78    12.90   2.06    33.15
PFNC    Progress Financial Corporation    31.25   230.25    23.67      NA    26.26     NA    333.87      NA    19.69   1.66    27.24
PFS     Provident Financial Services, Inc.18.56 1,141.03    33.14   35.69       NA     NA    136.87  140.82    27.35   1.08       NA
PFSB    PennFed Financial Services, Inc.  34.65   238.32    18.43   18.43    19.25  17.95    196.32  200.87    13.39   1.15    22.22
PPBI    Pacific Premier Bancorp, Inc.     12.81    67.32    11.44   11.44    42.70  67.42    243.54  243.54     6.64   0.00     0.00
PROV    Provident Financial Holdings, Inc.35.00   166.99    11.82   11.82    10.39  10.57    163.02  163.32    14.37   1.71     7.42
PSFC    Peoples-Sidney Financial
          Corporation                     16.20    23.32    23.82   22.50    24.18  24.92    133.77  133.77    16.58   3.46    81.54
PVFC    PVF Capital Corp.                 15.75   100.48    18.75    8.75    12.12  10.94    164.23  164.23    14.61   1.88    19.16
PVSA    Parkvale Financial Corporation    27.63   153.03    16.06   18.18    15.44  17.06    152.57  172.26     9.53   2.61    40.22
QCBC    Quaker City Bancorp, Inc.         45.56   285.50    13.56   13.56    13.21  13.21    203.67  204.21    17.52   1.76     5.80
RIVR    River Valley Bancorp              27.39    44.89    15.22   15.22    17.12  17.23    202.13  202.43    18.33   2.48    34.38
RPFG    Rainier Pacific Financial Group,
          Inc.                            16.09   135.85       NA      NA       NA     NA        NA      NA       NA   0.00       NA
SBMC    Connecticut Bancshares, Inc.      51.75   569.11    16.38   20.54    18.09  19.90    221.63  248.68    22.13   1.39    24.48
SCFS    Seacoast Financial Services
          Corporation                     29.57   761.09    19.45   19.45    24.64  23.47    198.72  291.04    17.00   1.76    40.00
SFFC    StateFed Financial Corporation    13.15    17.22    82.19   82.19       NM     NA    122.90  122.90    17.97   3.04       NA
SIB     Staten Island Bancorp, Inc.       22.18 1,303.67    32.62   32.62    14.99  14.69    207.87  227.72    17.25   2.52    35.81
SMBC    Southern Missouri Bancorp, Inc.   13.82    31.91    11.91   11.91    11.91  11.91    123.84  140.59    11.00   2.60    25.86
SOBI    Sobieski Bancorp, Inc.            11.03     7.47       NM      NM       NM     NM     91.84   91.84     6.30   0.00       NM
SOV     Sovereign Bancorp, Inc.           23.43 6,956.37    15.41      NA    16.98     NA    210.70  349.70    15.99   0.43     7.25
SSFC    South Street Financial Corp.      10.52    32.40    26.30   26.30    19.48  19.48    128.45  128.45    14.78   3.80    74.07
STBI    Sturgis Bancorp, Inc.             14.34    40.27    14.34   14.34    14.34  14.34    139.63  170.51    13.95   2.51    33.00
STSA    Sterling Financial Corporation    37.66   557.81    16.52   15.96    16.30  17.52    224.17  277.73    13.69   0.00     0.00

                                  Page 3 of 7

                                                           --------------------------------------------------------
                                                                     Current Price in Relation to
                                                           --------------------------------------------------------           LTM
                                          Current Current                                          Tangible         Current Dividend
                                          Stock   Market                      LTM   LTM      Book    Book           Dividend Payout
                                          Price   Value Earnings  Core EPS    EPS Core EPS   Value   Value   Assets  Yield    Ratio
Ticker  Short Name                           ($)   ($M)      (x)     (x)      (x)    (x)      (%)     (%)      (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

SVBI    Severn Bancorp, Inc.              32.30   134.34    12.42   11.06    12.10  12.19    287.37  289.43    25.27   1.11    13.96
SZB     SouthFirst Bancshares, Inc.       16.75    12.12       NM      NM   111.67     NM    103.84  108.91     9.07   3.58   400.00
THRD    TF Financial Corporation          34.22    96.14       NM      NM       NM     NM    177.12  194.10    15.87   1.75       NM
TONE    TierOne Corporation               23.48   522.96    19.57   19.57    24.46  24.46    155.19  155.19    25.26   0.00     0.00
TRST    TrustCo Bank Corp NY              14.00 1,035.24    21.88      NA    20.00     NA    456.03  457.52    37.19   4.29    85.71
TSBK    Timberland Bancorp, Inc.          22.97    97.74    15.95   14.01    13.84  13.28    125.86  125.86    21.72   2.44    30.12
TSH     Teche Holding Co.                 36.00    81.68    15.79   16.07    14.12  14.17    141.96  141.96    15.07   2.00    22.75
UCBC    Union Community Bancorp           17.92    37.63    13.18   13.18    15.06  15.06    106.54  115.76    14.06   3.35    50.42
UCFC    United Community Financial Corp.  11.70   399.74    17.21   17.21    16.25  17.21    144.09  166.67    20.30   2.56    41.67
UPFC    United PanAm Financial Corp.      15.10   240.15    94.38   94.38    21.88  23.59    245.13  245.13    15.90   0.00     0.00
UTBI    United Tennessee Bankshares, Inc. 19.50    24.22    14.34   14.34    14.77  14.89    147.84  155.50    20.58   1.69    25.00
WBS     Webster Financial Corporation     47.17 2,151.75    13.25   14.21    13.55  14.97    194.76  272.82    14.71   1.78    22.99
WEFC    Wells Financial Corp.             30.80    34.97     7.86    7.86     9.06   9.06    127.38  127.38    15.69   2.60    22.94
WES     Westcorp                          37.20 1,891.73    14.53      NA    14.70     NA    196.51  196.62    11.86   1.40    20.16
WFI     Winton Financial Corporation      13.30    59.61    15.83   15.83    10.81  11.27    136.97  137.25    11.13   3.38    33.33
WFSL    Washington Federal, Inc.          27.16 1,936.02    14.76      NA    13.51     NA    180.95  191.67    25.66   3.24    43.28
WM      Washington Mutual, Inc.           42.26 6,976.91    11.36      NA    10.04     NA    187.32  278.21    13.44   3.88    33.25
WOFC    Western Ohio Financial
          Corporation                     32.05    56.55    21.09   21.66    22.10  23.57    128.87  128.87    14.90   3.12    68.49
WRO     Woronoco Bancorp, Inc.            36.75   132.87    24.83   28.71    21.75  33.41    171.81  176.01    16.70   1.88    35.50
WSB     Washington Savings Bank, F.S.B.
          (The)                            8.85    61.76     8.85    8.85     8.94   9.73    148.74  148.74    15.18   2.26    14.48
WSBI    Warwick Community Bancorp, Inc.   34.21   154.48    25.92   25.92    22.07  23.11    206.33  213.28    20.11   1.75    35.48
WSFS    WSFS Financial Corporation        44.69   327.18    13.30      NA     5.84     NA    174.03  174.03    14.82   0.45     2.61
WVFC    WVS Financial Corp.               18.50    47.58    33.04   33.04    17.62  17.62    156.65  156.65    12.23   3.46    60.95

                                  Page 4 of 7

                                                           --------------------------------------------------------
                                                                     Current Price in Relation to
                                                           --------------------------------------------------------           LTM
                                          Current Current                                          Tangible         Current Dividend
                                          Stock   Market                      LTM   LTM      Book    Book           Dividend Payout
                                          Price   Value Earnings  Core EPS    EPS Core EPS   Value   Value   Assets  Yield    Ratio
Ticker  Short Name                           ($)   ($M)      (x)     (x)      (x)    (x)      (%)     (%)      (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

        All Fully Converted Average       25.19   662.00    20.27   22.63    20.00  19.95    170.83  180.85    15.88   1.88    37.40
        All Fully Converted Median        23.43    81.06    16.15   17.21    16.23  17.45    154.27  158.77    14.91   1.94    31.32

        All Mutual Holding Companies
ALLB    Greater Delaware Valley Savings
          Bancorp (MHC)                   34.91   120.14    54.55   54.55    87.28  87.28    344.63  344.63    31.89   1.03    90.00
BCSB    BCSB Bankcorp, Inc. (MHC)         18.51   108.94       NM      NM    84.14  97.42    243.23  258.88    16.30   2.70   227.27
CFFN    Capitol Federal Financial (MHC)   38.29 2,809.76   239.31  239.31    53.18  53.18    278.47  278.47    32.71   5.22   294.44
CHEV    Cheviot Financial Corp. (MHC)     13.18    57.84       NA      NA       NA     NA        NA      NA       NA   0.00       NA
CHFN    Charter Financial Corp. (MHC)     40.27   788.07   100.68  143.82       NM     NM    340.12  349.57    78.77   1.99   375.00
GCBC    Greene County Bancorp Inc. (MHC)  34.00    69.44    25.76   25.76    30.91  31.19    235.46  235.46    26.76   2.12    63.64
GOV     Gouverneur Bancorp Inc. (MHC)     13.15    29.95    46.96   46.96    50.58  54.79    170.56  170.56    33.30   1.98   100.00
HCBK    Hudson City Bancorp, Inc. (MHC)   36.34 6,933.46    33.65   37.85    33.04  35.63    489.76  489.76    43.71   1.65    42.73
JXSB    Jacksonville Bancorp, Inc. (MHC)  17.39    33.77    72.46   72.46    40.44  69.56    169.82  201.27    12.66   1.73    55.56
NWSB    Northwest Bancorp, Inc. (MHC)     20.95   999.80    20.14   23.81    23.81  25.24    209.71  304.95    16.56   1.91    38.64
ONFC    Oneida Financial Corp. (MHC)      21.65   106.92    36.08   38.66    30.93  33.31    219.13  292.96    25.95   2.59    78.57
PBCT    People's Bank (MHC)               36.65 2,272.30    32.72      NA    35.58     NA    226.79  255.76    19.47   4.26   148.54
PBHC    Pathfinder Bancorp, Inc. (MHC)    19.51    47.47    34.84   34.84    38.25  39.82    221.96  285.23    16.51   2.05    54.90
PRTR    Partners Trust Financial Group,
          Inc. (MHC)                      37.38   530.56    40.63      NA    36.65     NA    302.67  384.96    41.29   1.07    33.33
ROME    Rome Bancorp, Inc. (MHC)          31.26   133.48       NM   78.15    67.96  54.84    366.90  366.90    49.93   0.94    60.85
SKBO    Skibo Financial Corp. (MHC)       16.93    53.39    38.48   38.48   105.81 105.81    226.64  226.64    34.07   0.00   556.25
WCFB    Webster City Federal Bancorp (MHC)17.00    64.13    53.13   53.13    53.13  53.13    283.33  284.76    60.39   4.00   156.25
WFD     Westfield Financial Inc. (MHC)    24.65   259.33    61.63   61.63    91.30  77.03    197.99  197.99    31.77   0.81    55.56

        All MHC's Average                 26.22   856.60    59.40   67.82    53.94  58.45    266.30  289.93    33.65   2.00   143.03
        All MHC's Median                  23.15   114.54    40.63   50.05    45.51  53.99    235.46  284.76    31.89   1.95    78.57


        All Second Step Conversions
BKMU    Bank Mutual Corporation           11.49   904.35    35.91   35.91    35.91  35.91    278.21  337.94    32.41   1.22    34.09
BRKL    Brookline Bancorp, Inc.           15.69   922.97    65.38      NA    62.76     NA    152.18  152.18    60.56   2.17   216.00
CSBC    Citizens South Banking Corporation13.70   118.76       NM      NM    33.41  34.25    131.48  143.76    24.63   1.75    56.10
FCAP    First Capital, Inc.               22.00    62.17    17.19   17.19    16.92  17.05    143.32  166.41    15.59   2.73    41.54
FDEF    First Defiance Financial Corp.    28.11   177.29    12.12   12.12    15.45  15.53    143.71  172.45    17.13   2.85    32.97
FFBK    FloridaFirst Bancorp, Inc.        30.81   165.58    24.85   33.49    27.27  33.13    162.76  180.49    20.28   0.91    23.89
FFFD    North Central Bancshares, Inc.    35.33    56.82     9.81    9.81     9.90   9.90    140.09  159.65    13.34   2.38    22.69
FFFL    Fidelity Bankshares, Inc.         34.60   519.85    37.61      NA    28.36     NA    281.53  284.77    17.06   1.16    32.79
FFSX    First Federal Bankshares, Inc.    24.49    92.38    16.11   14.58    16.01  16.55    132.38  181.14    14.39   1.47    20.92
FNFG    First Niagara Financial Group, Inc15.56 1,101.86    25.93      NA    29.36     NA    141.71  168.22    30.70   1.54    41.51
FSLA    First Sentinel Bancorp, Inc.      21.29   588.70    23.14   24.19    22.89  24.47    270.87  275.78    26.22   1.97    44.09
HARB    Harbor Florida Bancshares, Inc.   28.97   690.27    17.66      NA    17.56     NA    256.83      NA    28.59   2.21    33.33
HFWA    Heritage Financial Corporation    21.71   137.69    14.67   14.67    16.32  16.32    214.31  239.10    22.26   2.76    41.35
JFBI    Jefferson Bancshares, Inc.        13.64   114.38       NA   28.42       NA  30.31    119.34  119.34    35.88   1.17   124.86
PBCPD   Provident Bancorp, Inc.           11.45   453.53    40.89   40.89    35.78  39.48    341.79  390.78    34.34   1.18    40.19
PFSL    Pocahontas Bancorp, Inc.          16.34    74.34     9.73   27.23    13.62  19.22    140.26  205.02     9.74   1.96    26.67
PHSB    PHSB Financial Corp.              22.42    65.14    26.69   56.05    26.38  36.75    137.88  137.88    19.21   3.57    45.88
PULB    Pulaski Financial Corp.           20.22   109.67    21.06   21.06    20.02  20.22    301.79  301.79    27.35   1.19    20.79
RVSB    Riverview Bancorp, Inc.           21.35   100.94    13.02   13.02    18.57     NA    159.57  190.29    18.93   2.62       NA
SFFS    Sound Federal Bancorp, Inc.       15.63   200.35    30.06   30.06    26.05  26.05    149.43  166.28    24.19   1.54    30.42
WAYN    Wayne Savings Bancshares, Inc.    17.14    66.97    26.78   26.78    22.55  22.55    152.76  152.76    17.98   2.80    60.33
WGBC    Willow Grove Bancorp, Inc.        17.95   183.65    28.05   34.52    26.01  32.64    165.74  167.29    22.12   2.01    46.38

                                  Page 5 of 7

                                                           --------------------------------------------------------
                                                                     Current Price in Relation to
                                                           --------------------------------------------------------           LTM
                                          Current Current                                          Tangible         Current Dividend
                                          Stock   Market                      LTM   LTM      Book    Book           Dividend Payout
                                          Price   Value Earnings  Core EPS    EPS Core EPS   Value   Value   Assets  Yield    Ratio
Ticker  Short Name                           ($)   ($M)      (x)     (x)      (x)    (x)      (%)     (%)      (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

WYPT    Waypoint Financial Corp.          22.99   773.98    19.16   20.53    18.25  20.35    187.06  196.83    14.25   2.09    33.71


        All Second Steps Average          20.99   333.98    24.56   25.58    24.52  25.04    187.17  204.10    23.79   1.97    48.66
        All Second Steps Median           21.29   165.58    23.14   25.49    22.72  23.51    152.76  176.47    22.12   1.97    37.14


        Pennsylvania
ESBF    ESB Financial Corporation         15.75   169.92    19.69   23.16    20.19  23.51    174.61  189.53    12.51   2.54    47.00
FSBI    Fidelity Bancorp, Inc.            26.78    65.21    14.55   15.57    17.85  19.84    161.52  174.12    10.51   1.79    30.55
FKFS    First Keystone Financial, Inc.    27.30    51.51    23.53   37.92    20.22  23.53    162.31  162.31     9.41   1.61    29.63
GAF     GA Financial, Inc.                34.78   174.77    24.15   28.98    24.15  27.82    182.67  182.76    19.57   2.30    54.17
HARL    Harleysville Savings Financial
          Corporation                     30.50    69.14    15.25   17.73    15.40  15.89    169.35  169.35    10.58   2.62    33.33
KNBT    KNBT Bancorp, Inc.                17.55   532.87       NA      NA       NA     NA        NA      NA       NA   0.00       NA
LARL    Laurel Capital Group, Inc.        25.50    47.86    26.56   26.56    21.79  21.79    174.78  204.16    15.65   3.14    65.81
NEPF    Northeast Pennsylvania Financial
          Corp                            19.29    80.56       NM      NM       NM     NM    144.06  180.61     8.98   2.49       NM
PVSA    Parkvale Financial Corporation    27.63   153.03    16.06   18.18    15.44  17.06    152.57  172.26     9.53   2.61    40.22
PFNC    Progress Financial Corporation    31.25   230.25    23.67      NA    26.26     NA    333.87      NA    19.69   1.66    27.24
SOV     Sovereign Bancorp, Inc.           23.43 6,956.37    15.41      NA    16.98     NA    210.70  349.70    15.99   0.43     7.25
THRD    TF Financial Corporation          34.22    96.14       NM      NM       NM     NM    177.12  194.10    15.87   1.75       NM
WVFC    WVS Financial Corp.               18.50    47.58    33.04   33.04    17.62  17.62    156.65  156.65    12.23   3.46    60.95

        Pennsylvania Fully Converted Average      667.32    21.19   25.14    19.59  20.88    183.35  194.14    13.38   2.03    39.62
        Pennsylvania Fully Converted Median        96.14    21.61   24.86    19.02  20.82    171.98  180.61    12.37   2.30    36.78

        Pennsylvania MHC's
ALLB    Greater Delaware Valley (MHC)     34.91   120.14    54.55   54.55    87.28  87.28    344.63  344.63    31.89   1.03    90.00
NWSB    Northwest Bancorp, Inc. (MHC)     20.95   999.80    20.14   23.81    23.81  25.24    209.71  304.95    16.56   1.91    38.64
SKBO    Skibo Financial Corp. (MHC)       16.93    53.39    38.48   38.48   105.81 105.81    226.64  226.64    34.07   0.00   556.25

        Pennsylvania MHC's Average                391.11    37.72   38.95    72.30  72.78    260.33  292.07    27.51   0.98   228.30
        Pennsylvania MHC's Median                 120.14    38.48   38.48    87.28  87.28    226.64  304.95    31.89   1.03    90.00


        Pennsylvania Second Steps
PHSB    PHSB Financial Corp.              22.42    65.14    26.69   56.05    26.38  36.75    137.88  137.88    19.21   3.57    45.88
WYPT    Waypoint Financial Corp.          22.99   773.98    19.16   20.53    18.25  20.35    187.06  196.83    14.25   2.09    33.71
WGBC    Willow Grove Bancorp, Inc.        17.95   183.65    28.05   34.52    26.01  32.64    165.74  167.29    22.12   2.01    46.38

        Pennsylvania Second Steps Average         340.92    24.63   37.03    23.55  29.91    163.56  167.33    18.53   2.56    41.99
        Pennsylvania Second Steps Median          183.65    26.69   34.52    26.01  32.64    165.74  167.29    19.21   2.09    45.88


        Comparable Group
ALFC    Atlantic Liberty Financial Corp   18.98    32.47    21.57   21.57       NA     NA    125.53  125.53    20.41   1.05       NA
AMFC    AMB Financial Corp.               14.58    13.84    13.02   11.76    12.79  11.76    113.64  113.64     9.32   1.37    17.02
CKFB    CKF Bancorp, Inc.                 16.10    23.69    13.88      NA    14.91     NA    157.23  169.65    16.34   2.98    40.74
CIBI    Community Investors Bancorp, Inc. 16.42    17.79    18.66   18.66    17.10  17.10    136.15  136.15    14.53   2.07    33.85
ESBK    Elmira Savings Bank, FSB          31.01    32.20    13.60   13.60    13.31  14.49    148.44  152.61    11.05   2.45    30.00
FFDF    FFD Financial Corporation         15.15    18.41    25.25   25.25    18.48  18.48    108.29  108.29    13.47   2.77    48.78
FNFI    First Niles Financial, Inc.       17.75    24.65    22.19   26.10    22.76  25.72    153.55  153.55    24.91   3.38    71.79

                                  Page 6 of 7

                                                           --------------------------------------------------------
                                                                     Current Price in Relation to
                                                           --------------------------------------------------------           LTM
                                          Current Current                                          Tangible         Current Dividend
                                          Stock   Market                      LTM   LTM      Book    Book           Dividend Payout
                                          Price   Value Earnings  Core EPS    EPS Core EPS   Value   Value   Assets  Yield    Ratio
Ticker  Short Name                           ($)   ($M)      (x)     (x)      (x)    (x)      (%)     (%)      (%)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------

FKKY    Frankfort First Bancorp, Inc.     22.21    28.02    32.66   29.22       NA  24.14    156.08  156.08    20.13   5.04   121.74
HWEN    Home Financial Bancorp             6.21     8.42    19.41   19.41    23.88  17.74    123.71  123.71    13.62   1.93    46.15
NBSI    North Bancshares, Inc.            14.50    16.60    30.21   45.31    45.31  43.94    122.78  122.78    12.85   2.21   110.81
PSFC    Peoples-Sidney Financial Corporati16.20    23.32    23.82   22.50    24.18  24.92    133.77  133.77    16.58   3.46    81.54
PBNC    PFS Bancorp, Inc.                 20.09    29.61    33.48   33.48    34.05  33.48    111.36  111.36    25.17   1.49    46.61
SZB     SouthFirst Bancshares, Inc.       16.75    12.12       NM      NM   111.67     NM    103.84  108.91     9.07   3.58   400.00
UTBI    United Tennessee Bankshares, Inc. 19.50    24.22    14.34   14.34    14.77  14.89    147.84  155.50    20.58   1.69    25.00

        Comparable Average                         21.81    21.70   23.43    29.43  22.42    131.59  133.68    16.29   2.53    82.62
        Comparable Median                          23.51    21.57   22.04    20.62  18.48    129.65  129.65    15.44   2.33    46.61

        All Fully Converted Average               662.00    20.27   22.63    20.00  19.95    170.83  180.85    15.88   1.88    37.40
        All Fully Converted Median                 81.06    16.15   17.21    16.23  17.45    154.27  158.77    14.91   1.94    31.32

        All Second Steps Average                  333.98    24.56   25.58    24.52  25.04    187.17  204.10    23.79   1.97    48.66
        All Second Steps Median                   165.58    23.14   25.49    22.72  23.51    152.76  176.47    22.12   1.97    37.14

        All MHC's Average                         856.60    59.40   67.82    53.94  58.45    266.30  289.93    33.65   2.00   143.03
        All MHC's Median                          114.54    40.63   50.05    45.51  53.99    235.46  284.76    31.89   1.95    78.57

        Pennsylvania Fully Converted Average      667.32    21.19   25.14    19.59  20.88    183.35  194.14    13.38   2.03    39.62
        Pennsylvania Fully Converted Median        96.14    21.61   24.86    19.02  20.82    171.98  180.61    12.37   2.30    36.78

        Pennsylvania MHC's Average                391.11    37.72   38.95    72.30  72.78    260.33  292.07    27.51   0.98   228.30
        Pennsylvania MHC's Median                 120.14    38.48   38.48    87.28  87.28    226.64  304.95    31.89   1.03    90.00

        Pennsylvania Second Steps Average         340.92    24.63   37.03    23.55  29.91    163.56  167.33    18.53   2.56    41.99
        Pennsylvania Second Steps Median          183.65    26.69   34.52    26.01  32.64    165.74  167.29    19.21   2.09    45.88

Exhibit 8.
List of Fully Converted Thrifts Located in the Mid Atlantic Region

                                                                    Total Assets
                                                                       MstRctQtr
Company Name                            Ticker  State Region              ($000)
--------------------------------------------------------------------------------
Atlantic Liberty Financial Corp         ALFC    NY    MA                 159,080
Independence Federal Savings Bank       IFSB    DC    MA                 217,492
Elmira Savings Bank, FSB                ESBK    NY    MA                 291,292
Laurel Capital Group, Inc.              LARL    PA    MA                 307,278
PHSB Financial Corp.                    PHSB    PA    MA                 339,284
WVS Financial Corp.                     WVFC    PA    MA                 388,872
Carver Bancorp, Inc.                    CNY     NY    MA                 521,928
First Keystone Financial, Inc.          FKFS    PA    MA                 558,667
TF Financial Corporation                THRD    PA    MA                 604,682
Fidelity Bancorp, Inc.                  FSBI    PA    MA                 617,468
Pamrapo Bancorp, Inc.                   PBCI    NJ    MA                 642,482
Harleysville Savings Financial CorporatiHARL    PA    MA                 653,288
Warwick Community Bancorp, Inc.         WSBI    NY    MA                 771,754
Willow Grove Bancorp, Inc.              WGBC    PA    MA                 830,361
Sound Federal Bancorp, Inc.             SFFS    NY    MA                 850,988
GA Financial, Inc.                      GAF     PA    MA                 882,962
Northeast Pennsylvania Financial Corp.  NEPF    PA    MA                 896,295
Progress Financial Corporation          PFNC    PA    MA               1,169,573
Provident Bancorp, Inc.                 PBCPD   NY    MA               1,174,305
FMS Financial Corporation               FMCO    NJ    MA               1,195,458



                                                                    Total Assets
                                                                       MstRctQtr
Company Name                          Ticker   State     Region           ($000)
--------------------------------------------------------------------------------
ESB Financial Corporation             ESBF     PA        MA            1,357,795
KNBT Bancorp, Inc.                    KNBT     PA        MA            1,368,045
Parkvale Financial Corporation        PVSA     PA        MA            1,605,320
OceanFirst Financial Corp.            OCFC     NJ        MA            1,754,594
PennFed Financial Services, Inc.      PFSB     NJ        MA            1,778,169
Flushing Financial Corporation        FFIC     NY        MA            1,849,097
WSFS Financial Corporation            WSFS     DE        MA            2,207,077
First Sentinel Bancorp, Inc.          FSLA     NJ        MA            2,245,130
Hudson River Bancorp, Inc.            HRBT     NY        MA            2,579,259
Dime Community Bancshares, Inc.       DCOM     NY        MA            3,085,131
First Niagara Financial Group, Inc.   FNFG     NY        MA            3,589,507
Provident Financial Services, Inc.    PFS      NJ        MA            4,171,198
Waypoint Financial Corp.              WYPT     PA        MA            5,429,818
Staten Island Bancorp, Inc.           SIB      NY        MA            7,554,089
Independence Community Bank Corp.     ICBC     NY        MA            9,546,607
New York Community Bancorp, Inc.      NYB      NY        MA           12,878,020
Astoria Financial Corporation         AF       NY        MA           22,069,088
GreenPoint Financial Corp.            GPT      NY        MA           22,866,000
Sovereign Bancorp, Inc.               SOV      PA        MA           43,505,329

Exhibit 9
Standard Conversion  2001 to Date
Selected Market Data
Market Data as of 1/20/2004


                                                                                     Pro Forma
                                                             IPO    Gross Conversion     Total
                                                   IPO     Price Proceeds    Assets     Equity
Ticker     Short Name                             Date        ($)   ($000)    ($000)     ($000)
-----------------------------------------------------------------------------------------------
KNBT       KNBT Bancorp, Inc.               11/03/2003   10.0000  204,596 1,039,659    379,473
RPFG       Rainier Pacific Financial Group, 10/21/2003   10.0000   79,350   530,935    110,259
           ------------------------------------------------------------------------------------
Q3`03      Average
           Median
           ------------------------------------------------------------------------------------

CFBC       Community First Bancorp, Inc.    06/27/2003   10.0000    2,777    29,968      4,130
RFBK       Rantoul First Bank, SB           04/02/2003   10.0000    1,910    30,563      3,267
           ------------------------------------------------------------------------------------
Q2`03      Average
           Median
           ------------------------------------------------------------------------------------

PFS        Provident Financial Services, Inc01/16/2003   10.0000  596,183 3,066,277    826,469
CCFC       CCSB Financial Corp.             01/09/2003   10.0000    9,787    77,872     14,570
           ------------------------------------------------------------------------------------
Q1`03      Average
           Median
           ------------------------------------------------------------------------------------

           ------------------------------------------------------------------------------------
2003 YTD   Average
           Median
           ------------------------------------------------------------------------------------

ALFC       Atlantic Liberty Financial Corp  10/23/2002   10.0000   17,110   124,044     23,096
TONE       TierOne Corporation              10/02/2002   10.0000  220,751 1,543,512    315,372
           ------------------------------------------------------------------------------------
Q4`02      Average
           Median
           ------------------------------------------------------------------------------------

MCBF       Monarch Community Bancorp, Inc.  08/30/2002   10.0000   23,144   172,688     34,972
FPTB       First PacTrust Bancorp, Inc.     08/23/2002   12.0000   63,480   349,349     83,253
           ------------------------------------------------------------------------------------
Q3`02      Average
           Median
           ------------------------------------------------------------------------------------

RSVB       Reserve Bancorp, Inc.            04/08/2002   10.0000    7,575    44,855     11,426
           ------------------------------------------------------------------------------------
Q2`02      Average
           Median
           ------------------------------------------------------------------------------------

HRGB       Heritage Bancshares, Inc.        02/26/2002   10.0000    4,915    40,351      7,869
           ------------------------------------------------------------------------------------
Q1`02      Average
           Median
           ------------------------------------------------------------------------------------

           ------------------------------------------------------------------------------------
2002       Average
           Median
           ------------------------------------------------------------------------------------

AFBA       Allied First Bancorp, Inc.       12/31/2001   10.0000    6,094    82,195      9,525
CSFC       City Savings Financial Corp.     12/28/2001   10.0000    5,555    66,253      9,517
PBNC       PFS Bancorp, Inc.                10/12/2001   10.0000   15,209   113,387     26,475
           ------------------------------------------------------------------------------------
Q4`01      Average
           Median
           ------------------------------------------------------------------------------------

GLBP       Globe Bancorp, Inc.              07/10/2001   10.0000    3,042    24,797      5,625
           ------------------------------------------------------------------------------------
Q3`01      Average
           Median
           ------------------------------------------------------------------------------------

BAFI       BancAffiliated, Inc.             06/01/2001   10.0000    2,645    28,031      4,415
CFSL       Chesterfield Financial Corp.     05/02/2001   10.0000   43,047   305,480     71,863
FBTC       First BancTrust Corporation      04/19/2001   10.0000   15,209   170,466     25,599
           ------------------------------------------------------------------------------------
Q2`01      Average
           Median
           ------------------------------------------------------------------------------------

BUCS       BUCS Financial Corp              03/15/2001    9.0910    4,051    70,370      8,942
CTZN       Citizens First Bancorp, Inc.     03/07/2001   10.0000   88,211   741,570    137,363
           ------------------------------------------------------------------------------------
Q1`01      Average
           Median
           ------------------------------------------------------------------------------------

           ------------------------------------------------------------------------------------
2001       Average
           Median
           ------------------------------------------------------------------------------------

           ------------------------------------------------------------------------------------
1/1/2001 toAverage
1/20/04    Median
           ------------------------------------------------------------------------------------

                                              Pro Forma  Pro Forma Pro FormaAdjusted
                                             Book Value Tang. Book Earnings   Assets
Ticker     Short Name                                (%)        (%)      (x)      (%)
-------------------------------------------------------------------------------------
KNBT       KNBT Bancorp, Inc.                     53.92      53.92    14.90     16.4
RPFG       Rainier Pacific Financial Group, Inc.  71.97      72.14    30.90     13.0
           --------------------------------------------------------------------------
Q3`03      Average                                62.95      63.03    22.90    14.70
           Median                                 62.95      63.03    22.90    14.70
           --------------------------------------------------------------------------

CFBC       Community First Bancorp, Inc.          67.24      67.24       NA      8.5
RFBK       Rantoul First Bank, SB                 58.46      58.46       NA      5.9
           --------------------------------------------------------------------------
Q2`03      Average                                62.85      62.85       NA     7.20
           Median                                 62.85      62.85       NA     7.20
           --------------------------------------------------------------------------

PFS        Provident Financial Services, Inc.     72.14      74.17    17.50     16.3
CCFC       CCSB Financial Corp.                   67.17      67.17    94.20     11.2
           --------------------------------------------------------------------------
Q1`03      Average                                69.66      70.67    55.85    13.75
           Median                                 69.66      70.67    55.85    13.75
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
2003 YTD   Average                                65.15      65.52    39.38    11.88
           Median                                 67.21      67.21    24.20    12.10
           --------------------------------------------------------------------------

ALFC       Atlantic Liberty Financial Corp        74.08      74.08    14.60     12.1
TONE       TierOne Corporation                    70.00      70.00    12.70     12.5
           --------------------------------------------------------------------------
Q4`02      Average                                72.04      72.04    13.65    12.30
           Median                                 72.04      72.04    13.65    12.30
           --------------------------------------------------------------------------

MCBF       Monarch Community Bancorp, Inc.        66.18      66.18    41.50     11.8
FPTB       First PacTrust Bancorp, Inc.           76.25      76.25    28.20     15.4
           --------------------------------------------------------------------------
Q3`02      Average                                71.22      71.22    34.85    13.60
           Median                                 71.22      71.22    34.85    13.60
           --------------------------------------------------------------------------

RSVB       Reserve Bancorp, Inc.                  66.30      66.30    17.30     14.4
           --------------------------------------------------------------------------
Q2`02      Average                                66.30      66.30    17.30    14.40
           Median                                 66.30      66.30    17.30    14.40
           --------------------------------------------------------------------------

HRGB       Heritage Bancshares, Inc.              62.46      62.46    11.60     10.9
           --------------------------------------------------------------------------
Q1`02      Average                                62.46      62.46    11.60    10.90
           Median                                 62.46      62.46    11.60    10.90
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
2002       Average                                69.21      69.21    20.98    12.85
           Median                                 68.15      68.15    15.95    12.30
           --------------------------------------------------------------------------

AFBA       Allied First Bancorp, Inc.             63.98      63.98     7.50      6.9
CSFC       City Savings Financial Corp.           58.37      58.37     9.10      7.7
PBNC       PFS Bancorp, Inc.                      57.45      57.45    16.20     11.8
           --------------------------------------------------------------------------
Q4`01      Average                                59.93      59.93    10.93     8.80
           Median                                 58.37      58.37     9.10     7.70
           --------------------------------------------------------------------------

GLBP       Globe Bancorp, Inc.                    54.08      54.08    26.60     10.9
           --------------------------------------------------------------------------
Q3`01      Average                                54.08      54.08    26.60    10.90
           Median                                 54.08      54.08    26.60    10.90
           --------------------------------------------------------------------------

BAFI       BancAffiliated, Inc.                   59.91      59.91    11.30      8.6
CFSL       Chesterfield Financial Corp.           59.90      60.47    11.00     12.4
FBTC       First BancTrust Corporation            59.41      59.41    10.40      8.2
           --------------------------------------------------------------------------
Q2`01      Average                                59.74      59.93    10.90     9.73
           Median                                 59.90      59.91    11.00     8.60
           --------------------------------------------------------------------------

BUCS       BUCS Financial Corp                    45.30      45.30    13.40      5.4
CTZN       Citizens First Bancorp, Inc.           64.22      64.22     9.60     10.6
           --------------------------------------------------------------------------
Q1`01      Average                                54.76      54.76    11.50     8.00
           Median                                 54.76      54.76    11.50     8.00
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
2001       Average                                58.07      58.13    12.79     9.17
           Median                                 59.41      59.41    11.00     8.60
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
1/1/2001 toAverage                                63.28      63.41    20.97    11.00
1/20/04    Median                                 63.98      63.98    14.60    11.20
           --------------------------------------------------------------------------

                                              ---------------------------------------
                                                     Percent Change from IPO
                                              ---------------------------------------
                                                  After  After  After  After
                                                  1 Day 1 Week 1 Month3 MonthTo date
Ticker     Short Name                                (%)    (%)    (%)    (%)     (%)
-------------------------------------------------------------------------------------
KNBT       KNBT Bancorp, Inc.                     68.80  68.20  69.70     NA   75.50
RPFG       Rainier Pacific Financial Group, Inc.  69.90  65.20  61.00     NA   60.90
           --------------------------------------------------------------------------
Q3`03      Average                                69.35  66.70  65.35     NA   68.20
           Median                                 69.35  66.70  65.35     NA   68.20
           --------------------------------------------------------------------------

CFBC       Community First Bancorp, Inc.          20.00  20.30  20.50  22.00   58.70
RFBK       Rantoul First Bank, SB                 15.10  20.00  23.50  28.00  100.00
           --------------------------------------------------------------------------
Q2`03      Average                                17.55  20.15  22.00  25.00   79.35
           Median                                 17.55  20.15  22.00  25.00   79.35
           --------------------------------------------------------------------------

PFS        Provident Financial Services, Inc.     55.00  55.20  51.50  61.10   85.60
CCFC       CCSB Financial Corp.                   20.00  23.10  25.00  25.00   60.50
           --------------------------------------------------------------------------
Q1`03      Average                                37.50  39.15  38.25  43.05   73.05
           Median                                 37.50  39.15  38.25  43.05   73.05
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
2003 YTD   Average                                41.47  42.00  41.87  34.03   73.53
           Median                                 37.50  39.15  38.25  26.50   68.20
           --------------------------------------------------------------------------

ALFC       Atlantic Liberty Financial Corp        30.20  31.60  33.30  40.00   89.80
TONE       TierOne Corporation                    40.00  37.00  39.20  51.60  134.80
           --------------------------------------------------------------------------
Q4`02      Average                                35.10  34.30  36.25  45.80  112.30
           Median                                 35.10  34.30  36.25  45.80  112.30
           --------------------------------------------------------------------------

MCBF       Monarch Community Bancorp, Inc.        16.80  14.00   1.10  14.10   60.20
FPTB       First PacTrust Bancorp, Inc.           18.58  21.50  18.75  28.33   84.17
           --------------------------------------------------------------------------
Q3`02      Average                                17.69  17.75   9.93  21.22   72.18
           Median                                 17.69  17.75   9.93  21.22   72.18
           --------------------------------------------------------------------------

RSVB       Reserve Bancorp, Inc.                  25.00  28.00  29.00  29.00   97.50
           --------------------------------------------------------------------------
Q2`02      Average                                25.00  28.00  29.00  29.00   97.50
           Median                                 25.00  28.00  29.00  29.00   97.50
           --------------------------------------------------------------------------

HRGB       Heritage Bancshares, Inc.              20.50  17.50  15.10  22.00  153.50
           --------------------------------------------------------------------------
Q1`02      Average                                20.50  17.50  15.10  22.00  153.50
           Median                                 20.50  17.50  15.10  22.00  153.50
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
2002       Average                                25.18  24.93  22.74  30.84  103.33
           Median                                 22.75  24.75  23.88  28.67   93.65
           --------------------------------------------------------------------------

AFBA       Allied First Bancorp, Inc.             19.00  18.50  19.20  21.00   60.00
CSFC       City Savings Financial Corp.           22.00  22.50  27.50  40.00  177.40
PBNC       PFS Bancorp, Inc.                      21.50  24.50  24.50  36.10  100.90
           --------------------------------------------------------------------------
Q4`01      Average                                20.83  21.83  23.73  32.37  112.77
           Median                                 21.50  22.50  24.50  36.10  100.90
           --------------------------------------------------------------------------

GLBP       Globe Bancorp, Inc.                    13.12  10.60  11.00   8.50   85.00
           --------------------------------------------------------------------------
Q3`01      Average                                13.12  10.60  11.00   8.50   85.00
           Median                                 13.12  10.60  11.00   8.50   85.00
           --------------------------------------------------------------------------

BAFI       BancAffiliated, Inc.                    0.00   0.00   7.50   7.50  120.00
CFSL       Chesterfield Financial Corp.           36.50  39.90  43.50  57.00  153.10
FBTC       First BancTrust Corporation            13.20  12.90  21.10  31.00  139.99
           --------------------------------------------------------------------------
Q2`01      Average                                16.57  17.60  24.03  31.83  137.70
           Median                                 13.20  12.90  21.10  31.00  139.99
           --------------------------------------------------------------------------

BUCS       BUCS Financial Corp                    30.00  36.25  36.87  52.50  145.00
CTZN       Citizens First Bancorp, Inc.           38.13  35.00  32.50  50.60  128.90
           --------------------------------------------------------------------------
Q1`01      Average                                34.07  35.63  34.69  51.55  136.95
           Median                                 34.07  35.63  34.69  51.55  136.95
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
2001       Average                                21.49  22.24  24.85  33.80  123.37
           Median                                 21.50  22.50  24.50  36.10  128.90
           --------------------------------------------------------------------------

           --------------------------------------------------------------------------
1/1/2001 toAverage                                28.25  28.65  29.11  32.91  103.40
1/20/04    Median                                 21.50  23.10  25.00  29.00   97.50
           --------------------------------------------------------------------------

                                                        -------------------------------------------------------------
                                                                              Current Price to
                                                        -------------------------------------------------------------
                                                Current     Book Tangible      LTM             Core      LTM
                                              Stock Price  Value     Book Earnings Earnings     EPS      EPS  Assets
Ticker     Short Name                           1/20/04       (%)      (%)      (X)      (X)     (X)      (X)     (%)
---------------------------------------------------------------------------------------------------------------------
KNBT       KNBT Bancorp, Inc.                     17.55       NA       NA       NA       NA      NA       NA      NA
RPFG       Rainier Pacific Financial Group, Inc.  16.09       NA       NA       NA       NA      NA       NA      NA
           ----------------------------------------------------------------------------------------------------------
Q3`03      Average                                16.82       NA       NA       NA       NA      NA       NA      NA
           Median                                 16.82       NA       NA       NA       NA      NA       NA      NA
           ----------------------------------------------------------------------------------------------------------

CFBC       Community First Bancorp, Inc.          15.87   101.60   101.60       NA    99.19   99.19       NA   11.32
RFBK       Rantoul First Bank, SB                 20.00   134.59   134.59       NA       NM      NM       NA   12.05
           ----------------------------------------------------------------------------------------------------------
Q2`03      Average                                17.94   118.10   118.10       NA       NA      NA       NA   11.69
           Median                                 17.94   118.10   118.10       NA       NA      NA       NA   11.69
           ----------------------------------------------------------------------------------------------------------

PFS        Provident Financial Services, Inc.     18.56   136.87   140.82       NA    33.14   35.69       NA   27.35
CCFC       CCSB Financial Corp.                   16.05   104.42   104.42       NA   133.75  133.75       NA   18.38
           ----------------------------------------------------------------------------------------------------------
Q1`03      Average                                17.31   120.65   122.62       NA    83.45   84.72       NA   22.87
           Median                                 17.31   120.65   122.62       NA    83.45   84.72       NA   22.87
           ----------------------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------------------
2003 YTD   Average                                17.35   119.37   120.36       NA    88.69   89.54       NA   17.28
           Median                                 16.82   119.51   119.51       NA    99.19   99.19       NA   15.22
           ----------------------------------------------------------------------------------------------------------

ALFC       Atlantic Liberty Financial Corp        18.98   125.53   125.53       NA    21.57   21.57       NA   20.41
TONE       TierOne Corporation                    23.48   155.19   155.19    24.46    19.57   19.57    24.46   25.26
           ----------------------------------------------------------------------------------------------------------
Q4`02      Average                                21.23   140.36   140.36    24.46    20.57   20.57    24.46   22.84
           Median                                 21.23   140.36   140.36    24.46    20.57   20.57    24.46   22.84
           ----------------------------------------------------------------------------------------------------------

MCBF       Monarch Community Bancorp, Inc.        16.02   103.42   103.42       NA    33.38   33.38       NA   18.46
FPTB       First PacTrust Bancorp, Inc.           22.10   122.23   122.23    29.47    27.63   27.63    28.70   18.89
           ----------------------------------------------------------------------------------------------------------
Q3`02      Average                                19.06   112.83   112.83       NA    30.51   30.51       NA   18.68
           Median                                 19.06   112.83   112.83       NA    30.51   30.51       NA   18.68
           ----------------------------------------------------------------------------------------------------------

RSVB       Reserve Bancorp, Inc.                  19.75   115.56   115.56    18.99    17.03   16.46    19.36   20.23
           ----------------------------------------------------------------------------------------------------------
Q2`02      Average                                19.75   115.56   115.56    18.99    17.03   16.46    19.36   20.23
           Median                                 19.75   115.56   115.56    18.99    17.03   16.46    19.36   20.23
           ----------------------------------------------------------------------------------------------------------

HRGB       Heritage Bancshares, Inc.              25.35   152.07   152.07       NM       NM      NM       NA   22.68
           ----------------------------------------------------------------------------------------------------------
Q1`02      Average                                25.35   152.07   152.07       NA       NA      NA       NA   22.68
           Median                                 25.35   152.07   152.07       NA       NA      NA       NA   22.68
           ----------------------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------------------
2002       Average                                20.95   129.00   129.00    24.31    23.84   23.72    24.17   20.99
           Median                                 20.93   123.88   123.88    24.46    21.57   21.57    24.46   20.32
           ----------------------------------------------------------------------------------------------------------

AFBA       Allied First Bancorp, Inc.             16.00    90.24    90.24    23.88    28.57   30.77    24.24    6.89
CSFC       City Savings Financial Corp.           27.74   134.73   134.73     8.75     7.22    7.62    10.71   10.45
PBNC       PFS Bancorp, Inc.                      20.09   111.36   111.36    34.05    33.48   33.48    33.48   25.17
           ----------------------------------------------------------------------------------------------------------
Q4`01      Average                                21.28   112.11   112.11    22.23    23.09   23.96    22.81   14.17
           Median                                 20.09   111.36   111.36    23.88    28.57   30.77    24.24   10.45
           ----------------------------------------------------------------------------------------------------------

GLBP       Globe Bancorp, Inc.                    18.50    91.77    91.77    29.37    38.54   38.54    29.37   15.54
           ----------------------------------------------------------------------------------------------------------
Q3`01      Average                                18.50    91.77    91.77    29.37    38.54   38.54    29.37   15.54
           Median                                 18.50    91.77    91.77    29.37    38.54   38.54    29.37   15.54
           ----------------------------------------------------------------------------------------------------------

BAFI       BancAffiliated, Inc.                 22.0000   108.32   108.32    10.78     9.48    9.48    10.78    7.21
CFSL       Chesterfield Financial Corp.         25.3100   133.35   134.20    35.65    42.18   42.18    35.65   26.63
FBTC       First BancTrust Corporation          23.9990   117.53   117.53    14.46    13.33   15.79    15.09   13.47
           ----------------------------------------------------------------------------------------------------------
Q2`01      Average                                23.77   119.73   120.02    20.30    21.66   22.48    20.51   15.77
           Median                                 24.00   117.53   117.53    14.46    13.33   15.79    15.09   13.47
           ----------------------------------------------------------------------------------------------------------

BUCS       BUCS Financial Corp                    22.27    91.32    94.94    17.54    17.96   17.96    17.96    7.61
CTZN       Citizens First Bancorp, Inc.           22.89   125.98   125.98    14.13    15.06      NA       NA   18.32
           ----------------------------------------------------------------------------------------------------------
Q1`01      Average                                22.58   108.65   110.46    15.84    16.51   17.96    17.96   12.97
           Median                                 22.58   108.65   110.46    15.84    16.51   17.96    17.96   12.97
           ----------------------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------------------
2001       Average                                22.09   111.62   112.12    20.96    22.87   24.48    22.16   14.59
           Median                                 22.27   111.36   111.36    17.54    17.96   24.37    21.10   13.47
           ----------------------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------------------
1/1/2001 toAverage                                20.41   118.74   119.18    21.79    34.77   36.44    22.71   17.17
1/20/04    Median                                 20.00   117.53   117.53    21.44    27.63   29.20    24.24   18.38
           ----------------------------------------------------------------------------------------------------------

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

                                                                                SE Financial Corp.
                                                                  Pro Forma Analysis Sheet - Twelve Months Ended
              October 31, 2003
                                                                                 Includes SOP 93-6

                                                      ------------------------------------------------------------------------------
                                                          Bank           Comparables            State                 National
                                                      ------------------------------------------------------------------------------
                                                                      Mean      Median       Mean    Median       Mean       Median

                                               Min          25.64
Price-Core Earnings Ratio P/E                  Mid          30.30     22.42      18.48      20.88     20.82       19.95      17.45
-----------------------------                  Max          33.33
                                               Smax         38.46

                                               Min         73.15%
Price-to-Book Ratio P/B                        Mid         77.40%    131.59%    129.65%    183.35%   171.98%     170.83%    154.27%
-----------------------                        Max         80.84%
                                               Smax        84.10%

                                               Min         73.15%
Price-to-Tangible Book Ratio P/TB              Mid         77.40%    133.68%    129.65%    194.14%   180.61%     180.85%    158.77%
---------------------------------              Max         80.84%
                                               Smax        84.10%

                                               Min         14.87%
Price-to-Assets Ratio P/A                      Mid         17.11%     16.29%     15.44%     13.38%    12.37%      15.88%     14.91%
-------------------------                      Max         19.24%
                                               Smax        21.59%


                                     Page 1

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

Valuation Parameters
----------------------------------------------------------------------------
Prior Twelve Mos. Earning Base                  Y
Period Ended October 31, 2003                                 $ 556 (1)
----------------------------------------------------------------------------
Pre-Conversion Book Value                       B
As of October 31, 2003                                      $ 7,672
----------------------------------------------------------------------------
Pre-Conversion Assets                           A
As of October 31, 2003                                     $ 87,367
----------------------------------------------------------------------------
Return on Money                                 R             1.44% (2)
----------------------------------------------------------------------------
Conversion Expenses                                           $ 461
                                                X             2.63% (3)
----------------------------------------------------------------------------
Proceeds Not Invested                                       $ 2,100 (4)
----------------------------------------------------------------------------
Estimated ESOP Borrowings                                   $ 1,400
ESOP Purchases                                  E             8.00% (5)
Cost of ESOP Borrowings                                       $ 140 (5)
Cost of ESOP Borrowings                         S             0.00% (5)
Amort of ESOP Borrowings                        T                10 Years
----------------------------------------------------------------------------
Amort of MRP Amount                             N                 5 Years
Estimated MRP Amount                                          $ 700 (6)
MRP Purchases                                   M             4.00%
MRP Expense                                                   $ 140
----------------------------------------------------------------------------
Foundation Amount                                               $ - (7)
Foundation Amount                               F             0.00% 0.00%
Foundation Opportunity Cost                                     $ -
Tax Benefit                                     Z               $ - (8)
----------------------------------------------------------------------------
Tax Rate                                       TAX           38.00%
----------------------------------------------------------------------------
Percentage Sold                                PCT          100.00%
----------------------------------------------------------------------------
Amount to be issued to Public                              $ 17,500 (9)
----------------------------------------------------------------------------
Earnings Multiple                                                12
----------------------------------------------------------------------------

(1)  Net income for the twelve months ended October 31, 2003.
(2) Net Return assumes a reinvestment rate of 2.33 percent (the 1 year Treasury at October 31, 2003), and a tax rate of 38%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4)  Includes Stock from ESOP and MRP.
(5)  Assumes ESOP is amortized straight line over 10 years.
(6)  Assumes MRP is amortized straight line over 5 years.
(7)  Not applicable.
(8)  Not Applicable.
(9)  The amount to be offered to public.

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

                                                           Pro Forma Calculation

Calculation of Estimated Value (V) at Midpoint Value

3.     V=                  P/E*Y                              =      $17,500,000
                           -----
        1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2.    V=                 P/B*(B+Z)                            =      $17,500,000
                         ---------
                 1-P/B*PCT*(1-X-E-M-F)

1.     V=                 P/A*A                               =      $17,500,000
                          -----
                  1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

-------------------------------------------------------------------------------
                                 Total Shares        Price            Total
Conclusion                           Shares         Per Share          Value
-------------------------------------------------------------------------------

Appraised Value - Midpoint         1,750,000          $ 10.00     $ 17,500,000

Range:
  - Minimum                        1,487,500            10.00       14,875,000
  - Maximum                        2,012,500            10.00       20,125,000
  - Super Maximum                  2,314,375            10.00       23,143,750

                                              Pre Foundation
                         -------------------------------------------------------
                                              Appraised Value
                         -------------------------------------------------------
Conclusion                    Minimum      Midpoint       Maximum  SuperMaximum*
                         -------------------------------------------------------
 Total Shares               1,487,500     1,750,000      2,012,500     2,314,375
 Price per Share                 $ 10          $ 10           $ 10          $ 10
 Full Conversion Value    $14,875,000  $ 17,500,000   $ 20,125,000  $ 23,143,750
 Exchange Shares                    0             0              0             0
 Exchange Percent               0.00%         0.00%          0.00%         0.00%
 Conversion Shares          1,487,500     1,750,000      2,012,500     2,314,375
 Conversion Percent           100.00%       100.00%        100.00%       100.00%
 Gross Proceeds           $14,875,000  $ 17,500,000   $ 20,125,000  $ 23,143,750
 Exchange Value                   $ -           $ -            $ -           $ -
 Exchange Ratio                0.0000        0.0000         0.0000        0.0000
                         -------------------------------------------------------

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

                                                                Pro Forma Effect of Conversion Proceeds
                                                                        As of October 31, 2003
                                                                        (Dollars in Thousands)
---------------------------------------------      ----------------------------------------------------
Conversion Proceeds                                  Minimum     Midpoint       Maximum     SuperMax
---------------------------------------------      ----------------------------------------------------
Total Shares Offered                               1,487,500    1,750,000      2,012,500     2,314,375
Conversion Shares Offered                          1,487,500    1,750,000      2,012,500     2,314,375
Price Per Share                                         $ 10         $ 10           $ 10          $ 10
                                                   ----------------------------------------------------
Gross Proceeds                                      $ 14,875     $ 17,500       $ 20,125      $ 23,144
Plus: Value issued to Foundation               (9)         -            -              -             -
                                                   ----------------------------------------------------
Pro Forma Market Capitalization                       14,875       17,500         20,125        23,144
                                                   ====================================================
Gross Proceeds                                        14,875       17,500         20,125        23,144
Less:  Est. Conversion Expenses                          437          461            485           513
Cash issued to foundation                                  -            -              -             -
                                                   ----------------------------------------------------
Net Proceeds                                        $ 14,438     $ 17,039       $ 19,640      $ 22,631
                                                   ====================================================
---------------------------------------------
Estimated Income from Proceeds
---------------------------------------------
Net Conversion Proceeds                             $ 14,438     $ 17,039       $ 19,640      $ 22,631
Less:  ESOP Adjustment                         (3)     1,190        1,400          1,610         1,852
Less:  MRP Adjustment                          (3)       595          700            805           926
                                                   ----------------------------------------------------
Net Proceeds Reinvested                             $ 12,653     $ 14,939       $ 17,225      $ 19,853
Estimated Incremental Rate of Return                   1.44%        1.44%          1.44%         1.44%
                                                   ----------------------------------------------------
Estimated Incremental Return                           $ 182        $ 215          $ 248         $ 286
Less:  Cost of ESOP                            (4)         -            -              -             -
Less:  Amortization of ESOP                    (7)        74           87            100           115
Less:  MRP Adjustment                          (7)        74           87            100           115
                                                   ----------------------------------------------------
Pro-forma Net Income                                      34           41             48            56
Earnings Before Conversion                               556          556            556           556
                                                   ----------------------------------------------------
Earnings Excluding Adjustment                            590          597            604           612
Earnings Adjustment                            (6)       (59)         (60)           (60)          (61)
                                                   ----------------------------------------------------
Earnings After Conversion                              $ 531        $ 537          $ 544         $ 551
                                                   ----------------------------------------------------

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

                                                                Pro Forma Effect of Conversion Proceeds
                                                                            As of October 31, 2003
                                                                            (Dollars in Thousands)
                                                      ---------------------------------------------------
                                                         Minimum     Midpoint     Maximum        SuperMax
                                                      ---------------------------------------------------
---------------------------------------------
Pro-forma Net Worth
---------------------------------------------
Net Worth at October 31, 2003                            $ 7,672      $ 7,672     $ 7,672        $ 7,672
Net Conversion Proceeds                                   14,438       17,039      19,640         22,631
Plus: MHC Adjustment                           (7)             -            -           -              -
Plus:  Value issued to Foundation                              -            -           -              -
Less: After Tax Expense of Foundation                          -            -           -              -
Less:  ESOP Adjustment                         (1)        (1,190)      (1,400)     (1,610)        (1,852)
Less:  MRP Adjustment                          (2)          (595)        (700)       (805)          (926)
                                                      ---------------------------------------------------
Pro-forma Net Worth                                     $ 20,325     $ 22,611    $ 24,897       $ 27,525
---------------------------------------------
Pro-forma Tangible Net Worth
---------------------------------------------
Pro-forma Net Worth                                     $ 20,325     $ 22,611    $ 24,897       $ 27,525
Less:  Intangible                              (5)             -            -           -              -
                                                      ---------------------------------------------------
Pro-forma Tangible Net Worth                            $ 20,325     $ 22,611    $ 24,897       $ 27,525
---------------------------------------------
Pro-forma Assets
---------------------------------------------
Total Assets at October 31, 2003                        $ 87,367     $ 87,367    $ 87,367       $ 87,367
Net Conversion Proceeds                                   14,438       17,039      19,640         22,631
Plus: MHC Adjustment                           (7)             -            -           -              -
Plus:  Value issued to Foundation                              -            -           -              -
Less: After Tax Expense of Foundation                          -            -           -              -
Less:  ESOP Adjustment                         (1)        (1,190)      (1,400)     (1,610)        (1,852)
Less:  MRP Adjustment                          (2)          (595)        (700)       (805)          (926)
                                                      ---------------------------------------------------
Pro-forma Assets Excluding Adjustment                    100,020      102,306     104,592        107,220
Plus:  Adjustment                              (6)             -            -           -              -
                                                      ---------------------------------------------------
Pro-forma Total Assets                                 $ 100,020    $ 102,306   $ 104,592      $ 107,220
                                                      ---------------------------------------------------
---------------------------------------------
Stockholder's Equity Per Share
---------------------------------------------
Net Worth at October 31, 2003                             $ 5.16       $ 4.38      $ 3.81         $ 3.31
Estimated Net Proceeds                                      9.71         9.74        9.76           9.78
Plus: MHC Adjustment                                           -            -           -              -
Plus:  Value issued to Foundation                              -            -           -              -
Less: After Tax Expense of Foundation                          -            -           -              -
Less:  ESOP Stock                                          (0.80)       (0.80)      (0.80)         (0.80)
Less:  MRP Stock                                           (0.40)       (0.40)      (0.40)         (0.40)
                                                      ---------------------------------------------------
Pro-forma Net Worth Per Share                              13.67        12.92       12.37          11.89
Less:  Intangible                                              -            -           -              -
                                                      ---------------------------------------------------
Pro-forma Tangible Net Worth Per Share                   $ 13.67      $ 12.92     $ 12.37        $ 11.89
                                                      ---------------------------------------------------

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

                                                                 Pro Forma Effect of Conversion Proceeds
                                                                         As of October 31, 2003
                                                                         (Dollars in Thousands)
                                                    -----------------------------------------------------
                                                      Minimum     Midpoint       Maximum       SuperMax
                                                    -----------------------------------------------------
---------------------------------------------
Net Earnings Per Share
---------------------------------------------
Historical Earnings Per Share                  (8)     $ 0.40       $ 0.34        $ 0.30          $ 0.26
Incremental return Per Share                   (8)       0.13         0.13          0.13            0.13
ESOP Adjustment Per Share                      (8)      (0.05)       (0.05)        (0.05)          (0.05)
MRP Adjustment Per Share                       (8)      (0.05)       (0.05)        (0.05)          (0.05)
Normalizing Adjustment Per Share                        (0.04)       (0.04)        (0.03)          (0.03)
                                                    -----------------------------------------------------
Pro Forma Earnings Per Share                   (8)     $ 0.39       $ 0.33        $ 0.30          $ 0.26
                                                    =====================================================
---------------------------------------------
Shares Utilized
---------------------------------------------
Shares Utilized                                         1,381        1,624         1,868           2,148
                                                    -----------------------------------------------------
---------------------------------------------
Pro-forma Ratios
---------------------------------------------
Price/EPS without Adjustment                            23.26        27.03         30.30           34.48
Price/EPS with Adjustment                               25.64        30.30         33.33           38.46
Price/Book Value per Share                             73.15%       77.40%        80.84%          84.10%
Price/Tangible Book Value                              73.15%       77.40%        80.84%          84.10%
Market Value/Assets                                    14.87%       17.11%        19.24%          21.59%
                                                    -----------------------------------------------------

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 10 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3)  Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)  Not applicable.
(6)  10% of Earnings tax impacted at 38%.
(7) ESOP and MRP are amortized over 10 and 5 years respectively, and tax impacted at 38%.
(8)  All EPS computations are done in accordance with SOP 93-6.
(9)  Not applicable.

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

---------------------------------------------
Expense Calculations
---------------------------------------------
Total Shares Offered                                         1,488          1,750          2,013          2,314
Price Per Share                                           $     10       $     10       $     10       $     10
                                                      ----------------------------------------------------------
Gross Proceeds                                            $ 14,875       $ 17,500       $ 20,125       $ 23,144
Estimated Insider Purchases                                      -              -              -              -
ESOP Purchases                                              (1,190)        (1,400)        (1,610)        (1,852)
                                                      ----------------------------------------------------------
Proceeds to Base Fee On                                   $ 13,685       $ 16,100       $ 18,515       $ 21,292
Underwriters Percentage                                      1.00%          1.00%          1.00%          1.00%
                                                      ----------------------------------------------------------
Underwriters Fee                                             $ 137          $ 161          $ 185          $ 213
Advisory Fee                                                     -              -              -              -
                                                      ----------------------------------------------------------
Total Underwriters Fee                                         137            161            185            213
All Other Expenses                                             300            300            300            300
                                                      ----------------------------------------------------------
Total Expense                                                $ 437          $ 461          $ 485          $ 513

---------------------------------------------
Shares Calculations
---------------------------------------------
Shares Outstanding (used for BV/Sh)                          1,488          1,750          2,013          2,314
Less:  New ESOP Adjustment                                     119            140            161            185
Less:  Old ESOP Adjustment                     (1)               0              0              0              0
Plus:  New SOP 93-6 ESOP Shares                (2)              12             14             16             19
Plus:  Old SOP 93-6 ESOP Shares                (2)               0              0              0              0
                                                      ----------------------------------------------------------
Shares for all EPS Calculations                              1,381          1,624          1,868          2,148
                                                      ==========================================================

Actual number of shares for EPS                          1,380,400      1,624,000      1,867,600      2,147,740
Actual foundation shares                                         0              0              0              0


                                                                            Post Foundation
                                                      ----------------------------------------------------------------
                                                                            Appraised Value
                                                      ------------------------------------------------------------
Conclusion                                                 Minimum       Midpoint         Maximum    SuperMaximum
                                                      ------------------------------------------------------------
 Shares Issued and Exchanged                             1,487,500       1,750,000        2,012,500      2,314,375
 Price per Share                                       $        10   $         10     $         10   $         10
 Shares Issued to Foundation                                     -              -                -              -
 Total Shares                                            1,487,500      1,750,000        2,012,500      2,314,375
 Exchange Shares                                                 -              -                -              -
 Conversion Shares                                       1,487,500      1,750,000        2,012,500      2,314,375
 Implied Exhange Ratio                                           -              -                -              -
 Gross Proceeds                                        $14,875,000   $ 17,500,000     $ 20,125,000   $ 23,143,750
 Exchange Value                                        $         -   $          -     $          -   $          -
                                                      ------------------------------------------------------------

Exhibit 10.                                 Appraisal Pro Forma October 31, 2003

---------------------------------------------
MRP Dilution
---------------------------------------------
Shares Outstanding                                       1,487,500      1,750,000        2,012,500      2,314,375
Less:  New ESOP Adjustment                                 119,000        140,000          161,000        185,150
Less:  Old ESOP Adjustment                                       0              0                0              0
Plus:  New MRP issued                          (1)          59,500         70,000           80,500         92,575
Plus:  New SOP 93-6 ESOP Shares                (2)          11,900         14,000           16,100         18,515
Plus:  Old SOP 93-6 ESOP Shares                                  0              0                0              0
                                               (2)
Shares for all EPS Calculations                          1,439,900      1,694,000        1,948,100      2,240,315
EPS                                                         $ 0.37         $ 0.32           $ 0.29         $ 0.25

BV/Share                                                   $ 13.14        $ 12.42          $ 11.90        $ 11.44
Voting Dilution                                              4.30%          4.31%            4.32%          4.28%
------------------------------------------------------------------------------------------------------------------


---------------------------------------------
Option Dilution
---------------------------------------------
Shares Outstanding                                       1,487,500      1,750,000        2,012,500      2,314,375
Less:  New ESOP Adjustment                                 119,000        140,000          161,000        185,150
Less:  Old ESOP Adjustment                                       0              0                0              0
Plus:  Options                                 (1)         148,750        175,000          201,250        231,438
Plus:  New SOP 93-6 ESOP Shares                (2)          11,900         14,000           16,100         18,515
Plus:  Old SOP 93-6 ESOP Shares                                  0              0                0              0
                                               (2)
Shares for all EPS Calculations                          1,529,150      1,799,000        2,068,850      2,379,178
EPS                                                         $ 0.35         $ 0.30           $ 0.26         $ 0.23

BV/Share                                                   $ 13.33        $ 12.66          $ 12.16        $ 11.72
Voting Dilution                                             10.77%         10.78%           10.78%         10.74%

------------------------------------------------------------------------------------------------------------------

Exhibit 11.                         Offering Circular Pro Forma October 31, 2003

                                                                               SE Financial Corp.
                                                                 Pro Forma Analysis Sheet - Twelve Months Ended
                                                                              October 31, 2003
                                                                             Includes SOP 93-6

                                           ---------------------------------------------------------------------------------------
                                            Bank                 Comparables                 State                  National
                                           ---------------------------------------------------------------------------------------
                                                               Mean       Median       Mean         Median       Mean      Median
                                                               ----       ------       ----         ------       ----      ------
                                    Min         23.26
Price-Core Earnings Ratio P/E       Mid         27.03          22.42       18.48       20.88         20.82       19.95      17.45
                                    Max         30.30
                                    Smax        34.48

                                    Min        73.15%
Price-to-Book Ratio P/B             Mid        77.40%        131.59%     129.65%     183.35%       171.98%     170.83%    154.27%
                                    Max        80.84%
                                    Smax       84.10%

                                    Min        73.15%
Price-to-Tangible Book Ratio P/TB   Mid        77.40%        133.68%     129.65%     194.14%       180.61%     180.85%    158.77%
                                    Max        80.84%
                                    Smax       84.10%

                                    Min        14.87%
Price-to-Assets Ratio P/A           Mid        17.11%         16.29%      15.44%      13.38%        12.37%      15.88%     14.91%
                                    Max        19.24%
                                    Smax       21.59%


Exhibit 11.                         Offering Circular Pro Forma October 31, 2003


Valuation Parameters
-------------------------------------------------------------------------------
Prior Twelve Mos. Earning Base          Y
Period Ended October 31, 2003                        $ 556 (1)
-------------------------------------------------------------------------------
Pre-Conversion Book Value               B
As of October 31, 2003                             $ 7,672
-------------------------------------------------------------------------------
Pre-Conversion Assets                   A
As of October 31, 2003                            $ 87,367
-------------------------------------------------------------------------------
Return on Money                         R            1.44% (2)
-------------------------------------------------------------------------------
Conversion Expenses                                  $ 461
                                        X            2.63% (3)
-------------------------------------------------------------------------------
Proceeds Not Invested                              $ 2,100 (4)
-------------------------------------------------------------------------------
Estimated ESOP Borrowings                          $ 1,400
ESOP Purchases                          E            8.00% (5)
Cost of ESOP Borrowings                              $ 140 (5)
Cost of ESOP Borrowings                 S            0.00% (5)
Amort of ESOP Borrowings                T               10 Years
-------------------------------------------------------------------------------
Amort of MRP Amount                     N                5 Years
Estimated MRP Amount                                 $ 700 (6)
MRP Purchases                           M            4.00%
MRP Expense                                          $ 140
-------------------------------------------------------------------------------
Foundation Amount                                      $ - (7)
Foundation Amount                       F            0.00% 0.00%
Foundation Opportunity Cost                            $ -
Tax Benefit                             Z              $ - (8)
-------------------------------------------------------------------------------
Tax Rate                               TAX          38.00%
-------------------------------------------------------------------------------
Percentage Sold                        PCT         100.00%
-------------------------------------------------------------------------------
Amount to be issued to Public                     $ 17,500 (9)
-------------------------------------------------------------------------------
Earnings Multiple                                       12
-------------------------------------------------------------------------------


(1)  Net income for the twelve months ended October 31, 2003.
(2) Net Return assumes a reinvestment rate of 2.33 percent (the 1 year Treasury at October 31, 2003), and a tax rate of 38%.
(3) Conversion expenses reflect estimated expenses as presented in the offering document.
(4)  Includes Stock from ESOP and MRP.
(5)  Assumes ESOP is amortized straight line over 10 years.
(6)  Assumes MRP is amortized straight line over 5 years.
(7)  Not applicable.
(8)  Not Applicable.
(9)  The amount to be offered to public.

Exhibit 11.                         Offering Circular Pro Forma October 31, 2003


Pro Forma Calculation

Calculation of Estimated Value (V) at Midpoint Value

3.     V=                  P/E*Y                             =     $17,500,000
        1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2.    V=                 P/B*(B+Z)                           =     $17,500,000
                 1-P/B*PCT*(1-X-E-M-F)

1.     V=          P/A*A                                     =     $17,500,000
            1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

                                 Total Shares        Price            Total
Conclusion                          Shares         Per Share          Value

Appraised Value - Midpoint       1,750,000            $ 10         $17,500,000

Range:
  - Minimum                      1,487,500            $ 10          14,875,000
  - Maximum                      2,012,500              10          20,125,000
  - Super Maximum                2,314,375              10          23,143,750

                                                        Pre Foundation
                          --------------------------------------------------------------------------------
                                                        Appraised Value
                          --------------------------------------------------------------------------------
Conclusion                       Minimum            Midpoint             Maximum           SuperMaximum *
                          --------------------------------------------------------------------------------
 Total Shares                   1,487,500           1,750,000           2,012,500                2,314,375
 Price per Share                     $ 10                $ 10                $ 10                    $ 10
 Full Conversion Value        $14,875,000         $17,500,000         $20,125,000            $ 23,143,750
 Exchange Shares                        0                   0                   0                       0
 Exchange Percent                   0.00%               0.00%               0.00%                   0.00%
 Conversion Shares              1,487,500           1,750,000           2,012,500               2,314,375
 Conversion Percent               100.00%             100.00%             100.00%                 100.00%
 Gross Proceeds               $14,875,000         $17,500,000         $20,125,000            $ 23,143,750
 Exchange Value                       $ -                 $ -                 $ -                     $ -
 Exchange Ratio                    0.0000              0.0000              0.0000                  0.0000
                          --------------------------------------------------------------------------------

*  SuperMaximum is an overallotment option that is 15% above the maximum amount.

Exhibit 11.                         Offering Circular Pro Forma October 31, 2003

                                                                            Pro Forma Effect of Conversion Proceeds
                                                                                    As of October 31, 2003
                                                                                    (Dollars in Thousands)
---------------------------------------------         -------------------------------------------------------------------
Conversion Proceeds                                               Minimum       Midpoint         Maximum      SuperMax
---------------------------------------------         -------------------------------------------------------------------
Total Shares Offered                                            1,487,500      1,750,000       2,012,500       2,314,375
Conversion Shares Offered                                       1,487,500      1,750,000       2,012,500       2,314,375
Price Per Share                                                      $ 10           $ 10            $ 10            $ 10
                                                      -------------------------------------------------------------------
Gross Proceeds                                                   $ 14,875       $ 17,500        $ 20,125        $ 23,144
Plus: Value issued to Foundation               (9)                      -              -               -               -
                                                      -------------------------------------------------------------------
Pro Forma Market Capitalization                                    14,875         17,500          20,125          23,144
                                                      ===================================================================
Gross Proceeds                                                     14,875         17,500          20,125          23,144
Less:  Est. Conversion Expenses                                       437            461             485             513
Less: Cash issued to the Foundation                                     -              -               -               -
                                                      -------------------------------------------------------------------
Net Proceeds                                                     $ 14,438       $ 17,039        $ 19,640        $ 22,631
                                                      ===================================================================
---------------------------------------------
Estimated Income from Proceeds
---------------------------------------------
Net Conversion Proceeds                                          $ 14,438       $ 17,039        $ 19,640        $ 22,631
Less:  ESOP Adjustment                         (3)                  1,190          1,400           1,610           1,852
Less:  MRP Adjustment                          (3)                    595            700             805             926
                                                      -------------------------------------------------------------------
Net Proceeds Reinvested                                          $ 12,653       $ 14,939        $ 17,225        $ 19,853
Estimated Incremental Rate of Return                                1.44%          1.44%           1.44%           1.44%
                                                      -------------------------------------------------------------------
Estimated Incremental Return                                        $ 182          $ 215           $ 248           $ 286
Less:  Cost of ESOP                            (4)                      -              -               -               -
Less:  Amortization of ESOP                    (7)                     74             87             100             115
Less:  MRP Adjustment                          (7)                     74             87             100             115
                                                      -------------------------------------------------------------------
Pro Forma Net Income                                                   34             41              48              56
Earnings Before Conversion                                            556            556             556             556
                                                      -------------------------------------------------------------------
Earnings Excluding Adjustment                                         590            597             604             612
Earnings Adjustment                            (6)                      -              -               -               -
                                                      -------------------------------------------------------------------
Earnings After Conversion                                           $ 590          $ 597           $ 604           $ 612
                                                      -------------------------------------------------------------------

Exhibit 11.                         Offering Circular Pro Forma October 31, 2003

                                                                            Pro Forma Effect of Conversion Proceeds
                                                                                    As of October 31, 2003
                                                                                    (Dollars in Thousands)
                                                      ----------------------------------------------------------------
                                                                  Minimum     Midpoint       Maximum         SuperMax
                                                      ----------------------------------------------------------------
---------------------------------------------
Pro Forma Net Worth
---------------------------------------------
Net Worth at October 31, 2003                                     $ 7,672      $ 7,672       $ 7,672          $ 7,672
Net Conversion Proceeds                                            14,438       17,039        19,640           22,631
Plus: MHC Adjustment                           (7)                      -            -             -                -
Plus:  Value issued to Foundation                                       -            -             -                -
Less: After Tax Expense of Foundation                                   -            -             -                -
Less:  ESOP Adjustment                         (1)                 (1,190)      (1,400)       (1,610)          (1,852)
Less:  MRP Adjustment                          (2)                   (595)        (700)         (805)            (926)
                                                      ----------------------------------------------------------------
Pro Forma Net Worth                                              $ 20,325     $ 22,611      $ 24,897         $ 27,525
---------------------------------------------
Pro Forma Tangible Net Worth
---------------------------------------------
Pro Forma Net Worth                                              $ 20,325     $ 22,611      $ 24,897         $ 27,525
Less:  Intangible                              (5)                      -            -             -                -
                                                      ----------------------------------------------------------------
Pro Forma Tangible Net Worth                                     $ 20,325     $ 22,611      $ 24,897         $ 27,525
---------------------------------------------
Pro Forma Assets
---------------------------------------------
Total Assets at October 31, 2003                                 $ 87,367     $ 87,367      $ 87,367         $ 87,367
Net Conversion Proceeds                                            14,438       17,039        19,640           22,631
Plus: MHC Adjustment                           (7)                      -            -             -                -
Plus:  Value issued to Foundation                                       -            -             -                -
Less: After Tax Expense of Foundation                                   -            -             -                -
Less:  ESOP Adjustment                         (1)                 (1,190)      (1,400)       (1,610)          (1,852)
Less:  MRP Adjustment                          (2)                   (595)        (700)         (805)            (926)
                                                      ----------------------------------------------------------------
Pro Forma Assets Excluding Adjustment                             100,020      102,306       104,592          107,220
Plus:  Adjustment                              (6)                      -            -             -                -
                                                      ----------------------------------------------------------------
Pro Forma Total Assets                                          $ 100,020    $ 102,306     $ 104,592        $ 107,220
                                                      ----------------------------------------------------------------
---------------------------------------------
Stockholder's Equity Per Share
---------------------------------------------
Net Worth at October 31, 2003                                      $ 5.16       $ 4.38        $ 3.81           $ 3.31
Estimated Net Proceeds                                               9.71         9.74          9.76             9.78
Plus: MHC Adjustment                                                    -            -             -                -
Plus:  Value issued to Foundation                                       -            -             -                -
Less: After Tax Expense of Foundation                                   -            -             -                -
Less:  ESOP Stock                                                   (0.80)       (0.80)        (0.80)           (0.80)
Less:  MRP Stock                                                    (0.40)       (0.40)        (0.40)           (0.40)
                                                      ----------------------------------------------------------------
Pro Forma Net Worth Per Share                                       13.67        12.92         12.37            11.89
Less:  Intangible                                                       -            -             -                -
                                                      ----------------------------------------------------------------
Pro Forma Tangible Net Worth Per Share                            $ 13.67      $ 12.92       $ 12.37          $ 11.89
                                                      ----------------------------------------------------------------

Exhibit 11.                         Offering Circular Pro Forma October 31, 2003

                                                                  Pro Forma Effect of Conversion Proceeds
                                                                          As of October 31, 2003
                                                                          (Dollars in Thousands)
                                                      ----------------------------------------------------
                                                         Minimum      Midpoint      Maximum     SuperMax
                                                      ----------------------------------------------------
---------------------------------------------
Net Earnings Per Share
---------------------------------------------
Historical Earnings Per Share                  (8)       $ 0.40        $ 0.34       $ 0.30         $ 0.26
Incremental return Per Share                   (8)         0.13          0.13         0.13           0.13
ESOP Adjustment Per Share                      (8)        (0.05)        (0.05)       (0.05)         (0.05)
MRP Adjustment Per Share                       (8)        (0.05)        (0.05)       (0.05)         (0.05)
Normalizing Adjustment Per Share                              -             -            -              -
                                                      ----------------------------------------------------
Pro Forma Earnings Per Share                   (8)       $ 0.43        $ 0.37       $ 0.33         $ 0.29
---------------------------------------------
Shares Utilized
---------------------------------------------
Shares Utilized                                           1,381         1,624        1,868          2,148
---------------------------------------------
Pro Forma Ratios
---------------------------------------------
Price/EPS without Adjustment                              23.26         27.03        30.30          34.48
Price/EPS with Adjustment                                 23.26         27.03        30.30          34.48
Price/Book Value per Share                               73.15%        77.40%       80.84%         84.10%
Price/Tangible Book Value                                73.15%        77.40%       80.84%         84.10%
Market Value/Assets                                      14.87%        17.11%       19.24%         21.59%
                                                      ----------------------------------------------------

(1) ESOP Borrowings are deducted from net worth and assets, and amortized over 10 years.
(2) MRP Borrowings are omitted from net worth and assets, and amortized over 5 years.
(3)  Consists of ESOP and MRP amortization.
(4) The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)  Not applicable.
(6)  Not applicable.
(7) ESOP and MRP are amortized over 10 and 5 years respectively, and tax impacted at 38%.
(8)  All EPS computations are done in accordance with SOP 93-6.
(9)  Not applicable.

Exhibit 11.                         Offering Circular Pro Forma October 31, 2003

---------------------------------------------
Expense Calculations
---------------------------------------------
Total Shares Offered                                          1,488         1,750         2,013             2,314
Price Per Share                                                $ 10          $ 10          $ 10              $ 10
                                                      ------------------------------------------------------------
Gross Proceeds                                             $ 14,875      $ 17,500      $ 20,125          $ 23,144
Estimated Insider Purchases                                       -             -             -                 -
ESOP Purchases                                               (1,190)       (1,400)       (1,610)           (1,852)
                                                      ------------------------------------------------------------
Proceeds to Base Fee On                                    $ 13,685      $ 16,100      $ 18,515          $ 21,292
Underwriters Percentage                                       1.00%         1.00%         1.00%             1.00%
                                                      ------------------------------------------------------------
Underwriters Fee                                              $ 137         $ 161         $ 185             $ 213
Advisory Fee                                                      -             -             -                 -
                                                      ------------------------------------------------------------
Total Underwriters Fee                                          137           161           185               213
All Other Expenses                                              300           300           300               300
                                                      ------------------------------------------------------------
Total Expense                                                 $ 437         $ 461         $ 485             $ 513

---------------------------------------------
Shares Calculations
---------------------------------------------
Shares Outstanding                                            1,488         1,750         2,013             2,314
Less:  New ESOP Adjustment                                      119           140           161               185
Less:  Old ESOP Adjustment                     (1)                0             0             0                 0
Plus:  New SOP 93-6 ESOP Shares                (2)               12            14            16                19
Plus:  Old SOP 93-6 ESOP Shares                (2)                0             0             0                 0
                                                      ------------------------------------------------------------
Shares for all EPS Calculations                               1,381         1,624         1,868             2,148
                                                      ============================================================

Actual number of shares for EPS                           1,380,400     1,624,000     1,867,600         2,147,740
Actual foundation shares                                          0             0             0                 0


                                                                            Post Foundation
                                                      ------------------------------------------------------------------
                                                                            Appraised Value
                                                      -------------------------------------------------------------
Conclusion                                                  Minimum      Midpoint        Maximum      SuperMaximum
                                                      -------------------------------------------------------------
 Shares Issued and Exchanged                              1,487,500     1,750,000      2,012,500          2,314,375
 Price per Share                                               $ 10          $ 10           $ 10              $ 10
 Shares Issued to Foundation                                      -             -              -                 -
 Total Shares                                             1,487,500     1,750,000      2,012,500         2,314,375
 Exchange Shares                                                  -             -              -                 -
 Conversion Shares                                        1,487,500     1,750,000      2,012,500         2,314,375
 Implied Exhange Ratio                                            -             -              -                 -
 Gross Proceeds                                         $14,875,000   $17,500,000    $20,125,000      $ 23,143,750
 Exchange Value                                                 $ -           $ -            $ -               $ -
                                                      -------------------------------------------------------------

Exhibit 11.                         Offering Circular Pro Forma October 31, 2003

---------------------------------------------
MRP Dilution
---------------------------------------------


Shares Outstanding                                    1,487,500     1,750,000       2,012,500       2,314,375
Less:  New ESOP Adjustment                              119,000       140,000         161,000         185,150
Less:  Old ESOP Adjustment                                    0             0               0               0
Plus:  New MRP issued                          (1)       59,500        70,000          80,500          92,575
Plus:  New SOP 93-6 ESOP Shares                (2)       11,900        14,000          16,100          18,515
Plus:  Old SOP 93-6 ESOP Shares                               0             0               0               0
                                               (2)
Shares for all EPS Calculations                       1,439,900     1,694,000       1,948,100       2,240,315
EPS                                                      $ 0.42        $ 0.36          $ 0.32          $ 0.28

BV/Share                                                $ 13.14       $ 12.42         $ 11.90         $ 11.44
Voting Dilution                                           4.30%         4.31%           4.32%           4.28%
--------------------------------------------------------------------------------------------------------------

---------------------------------------------
Option Dilution
---------------------------------------------
Shares Outstanding                                    1,487,500     1,750,000       2,012,500       2,314,375
Less:  New ESOP Adjustment                              119,000       140,000         161,000         185,150
Less:  Old ESOP Adjustment                                    0             0               0               0
Plus:  Options                                 (1)      148,750       175,000         201,250         231,438
Plus:  New SOP 93-6 ESOP Shares                (2)       11,900        14,000          16,100          18,515
Plus:  Old SOP 93-6 ESOP Shares                               0             0               0               0
                                               (2)
Shares for all EPS Calculations                       1,529,150     1,799,000       2,068,850       2,379,178
EPS                                                      $ 0.39        $ 0.33          $ 0.29          $ 0.26

BV/Share                                                $ 13.33       $ 12.66         $ 12.16         $ 11.72
Voting Dilution                                          10.77%        10.78%          10.78%          10.74%

--------------------------------------------------------------------------------------------------------------